EXHIBIT 2.4

Supplement to Joint Plan of Reorganization

1.     Draft Settlement Agreement among the United States of America, Sun Healthcare Group, Inc. and its subsidiaries.

A.     Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Sun Healthcare Group, Inc.

2.*    Annual Report on Form 10-K for the year ended December 31, 2000.

3.*    Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

4.*   Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

5.     Proposed 2002 Management Equity Incentive Plan for Sun Healthcare Group, Inc.

6.     Proposed Registration Rights Agreement to register common shares of Sun Healthcare Group, Inc.

7.     Proposed Warrant Agreement to purchase common shares of Sun Healthcare Group, Inc.

8.     Proposed Amended and Restated Certificate of Incorporation for Sun Healthcare Group, Inc.

9.     Proposed Amended and Restated Bylaws for Sun Healthcare Group, Inc.

10.    Proposed Certificate of Designation of Preferred Stock of Sun Healthcare Group, Inc.

11.    Memorandum of Understanding with certain former employees of SunBridge Healthcare Corporation and SunDance Rehabilitation Corporation.

12.    Proposed Employment Agreement between Sun Healthcare Group, Inc. and Richard K. Matros.

13.    Biographies of the executive officers and Board of Directors of Sun Healthcare Group, Inc.

*As previously filed.

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SETTLEMENT AGREEMENT

I. PARTIES

     This Settlement Agreement ("Settlement Agreement") is entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General ("OIG-HHS") and the Centers for Medicare and Medicaid Services ("CMS") of the United States Department of Health and Human Services ("HHS"), the TRICARE Management Activity Support Office ("TMA")(formerly the Office of Civilian Health and Medical Program of the Uniformed Services, or "CHAMPUS"), a field activity of the Office of the Secretary of Defense, the United States Department of Defense, through its General Counsel (collectively the "United States"); Sun Healthcare Group, Inc. and its subsidiaries who filed bankruptcy in the District of Delaware on October 14, 1999 (the "Petition Date") as defined in Exhibit A to the Joint Plan of Reorganization originally dated November 7, 2001 (final version dated December 18, 2001) (the "Plan"), under jointly administered case number 99-3657 (MFW)(collectively "Sun"); and Stephen Beaujon, Renee Lundgren, Thomas DeLay, David Junga, K. G. Simmons, Judith R. Barry, Saul Epstein, Vida M. Melton and Diane Lind (collectively the "Relators"), (all the foregoing

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hereinafter referred to as "the Parties"), through their authorized representatives.

II. PREAMBLE: FALSE CLAIMS

     As a preamble to this Settlement Agreement, the Parties agree to the following:

     A. Sun Healthcare Group, Inc., a Delaware corporation headquartered in Albuquerque, New Mexico, is a diversified holding company that, through its direct and indirect subsidiaries, operates long-term care facilities in the United States and formerly operated facilities abroad. At times pertinent to the allegations in the complaints referenced herein, Sun Healthcare Group, Inc.'s direct and indirect subsidiaries also provided rehabilitation, respiratory and physical therapy, pharmaceutical services, medical supplies and other ancillary services to the long-term care industry.

     B. On October 14, 1999, Sun Healthcare Group, Inc., for itself and on behalf of approximately 185 direct and indirect subsidiaries, filed a petition with the United States Bankruptcy Court for the District of Delaware under chapter 11 of title 11 of the United States Code, thereby commencing a bankruptcy proceeding for those entities ("Bankruptcy Action").

     C. Relator Stephen Beaujon is a resident of Florida. On March 18, 1999, Mr. Beaujon filed a qui tam action in the United States District Court for Northern District of Texas captioned United States ex rel. Stephen Beaujon v. Sun Healthcare Group,

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Inc., Sunquest Consulting Services, Inc., Sundance Rehabilitation Corp., and Sunrise, Inc., No. 3-99CV0511-H (N.D. Texas, Dallas

Division.)

     D. Relator Renee Lundgren is a resident of Texas. On September 29, 1998, Ms. Lundgren filed a qui tam action in the United States District Court for Central District of California captioned United States ex rel. Renee Lundgren v. Sun Health Care Group; SunCare Respiratory Services, Inc.; Golden Care; SunRise Health Care Corporation, Inc.; and Does 1-100, No. 98-7875 (C.D. Cal.).

     E. Relators Thomas DeLay and David Junga are residents of Florida and Connecticut, respectively. In March 1999, the Messrs. DeLay and Junga filed a qui tam action in the United States District Court for District of Connecticut captioned United States ex rel. Thomas DeLay and David Junga v. Sun Healthcare Group, Inc., Sun Care Respiratory Services, Inc., and Sunrise HealthCare Corporation, No. 399 CV 00403 (D. Conn.).

     F. Relator K. G. Simmons is a resident of Florida. On June 28, 1999, Mr. Simmons filed a qui tam action in the United States District Court for Northern District of Florida captioned United States ex rel. K. G. Simmons v. Sun Healthcare Group, et al., No. 1:99cv 154 SPM (N.D. Fla.).

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     G. Relator Judith R. Barry is a resident of Massachusetts. On March 30, 1999, Ms. Barry filed a qui tam action in the United States District Court for District of Massachusetts captioned United States ex rel. Judith R. Barry v. Sun Healthcare Group, Inc. and Suncare Respiratory Services Inc., No. 99-10694DPW (D. Mass.).

     H. Relator Saul Epstein is a resident of Pennsylvania. On August 10, 1998, Mr. Epstein filed a qui tam action in the United States District Court for Eastern District of Pennsylvania captioned United States ex rel. Saul Epstein v. Sun Healthcare Group, Inc., et al., No. 98CV-4185 (E.D. Pa.).

     I. Relator Vida Melton is a resident of Georgia. On April 6, 1998, Ms. Melton filed a qui tam action in the United States District Court for Northern District of Georgia captioned United States ex rel. Vida M. Melton v. Respiratory Care Services, Inc. et al., No. 1:98-CV-1006 (N.D. Ga.).

     J. Relator Diane Lind is a resident of California. On October 27, 1998, Ms. Lind filed a qui tam action in the United States District Court for Central District of California captioned United States ex rel. Diane Lind v. Sun Health Care Group, Inc.; Regency Health Services; Care Home Health; and Does 1-100, No. 97-2109 JSL (SHx) (C.D. Cal.).

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     K. Debbie DuMond is a resident of Arkansas. On October 22, 1996, Ms. DuMond filed a qui tam action in the United States District Court for Western District of Arkansas captioned United States ex rel. Debbie DuMond v. Sundance Rehabilitation Corporation, et al., No. 96-5162 (W.D. Ark.). This case was subsequently settled as to Ms. DuMond and her counsel, and neither is a party to this Settlement Agreement. The United States retains an interest in the case and disposes of its rights against Sun thereunder in this Settlement Agreement.

     L. Marilou McKenzie and Ila Swan are residents of California. On January 22, 1997, Ms. McKenzie and Ms. Swan filed a qui tam action in the United States District Court for the Eastern District of California captioned United States of America, ex rel. Marilou McKenzie and Ila Swan v. Crestwood Hospitals, Inc., West Coast Cambridge, Inc., Integrated Health Services, Inc., Sun Healthcare Group, Inc., SunRise Healthcare Corporation, James M. Dobbins, Jr., No. Civ-S-97-0107 LKK/GGH (E.D. Cal.). This case was subsequently settled as to Ms. McKenzie, Ms. Swan, and their counsel, and none is a party to this Settlement Agreement. The United States retains an interest in the case and disposes of its rights against Sun thereunder in this Settlement Agreement.

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     M. Shirley Gotzmer and Ila Swan are residents of California. On December 17, 1996, Ms. Gotzmer and Ms. Swan filed a qui tam action in the United States District Court for the Eastern District of California captioned United States of America, ex rel. Shirley Gotzmer and Ila Swan v. Regency Health Services, Inc. and Care Enterprises West, No. Civ-S-96-2173 WBS/JFM (E.D. Cal.). This case was subsequently settled as to Ms. Gotzmer, Ms. Swan, and their counsel, and none is a party to this Settlement Agreement. The United States retains an interest in the case and disposes of its rights against Sun thereunder in this Settlement Agreement.

     N. The United States contends that Sun submitted or caused to be submitted false claims for payment to the Medicare Program (Medicare), Title XVIII of the Social Security Act, 42 U.S.C. Section Section  1395-1395ggg, and TMA, 10 U.S.C. Section Section  1071-1109.

     O. The United States contends that it has certain civil claims, as specified below, against Sun for engaging in the following conduct ("Covered Conduct"):

          1. Over-billing Medicare and TMA for management services provided by Sun at skilled nursing facilities during Medicare cost report years 1995 through the end of the Closed Cost Years ("Closed Cost Years" is defined at section IV.C.1 herein).

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          2. Over-billing Medicare and TMA for improperly calculated, medically unnecessary, imprudent or unreasonable respiratory therapy care services, supplies and equipment, provided by Sun at skilled nursing facilities, including those that did not have a valid transfer agreement with a hospital, during the Medicare cost report years 1987 through the end of the Closed Cost Years.

          3. Over-billing the Medicare program for cost report years 1990 through the end of the Closed Cost Years (i) for home health care services without obtaining necessary physician authorization; and (ii) for certified home health aide visits that were not properly supervised or were rendered to ineligible patients.

          4. Submitting false Medicare cost reports, for cost report years 1995 through the end of the Closed Cost Years, that overstated the costs attributable to the facilities' Medicare certified units by allocating labor hours to the Medicare certified units that were not actually incurred in the treatment of Medicare beneficiaries.

          5. Submitting false cost reports to the United States, including but not limited to Medicare and TMA, and to the Medicaid programs for the cost report periods from 1996 through the end of the Closed Cost Years by claiming reimbursement for

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evaluation and management (E&M) services purportedly provided by physical therapists, not physicians, and for issues related to arrangements with physicians for use of facilities and services at Sun's comprehensive outpatient rehabilitation facilities and other rehabilitation facilities.

          6. Over-billing the Medicare, TMA and State of Wisconsin Medicaid programs as a result of inadequate care rendered to patients at Perennial Health Beloit, Inc., which Sun operated as long term care facility from July 1, 1999 until April 21, 2000.

          7. Submitting false cost reports to the United States and to various States in cost years 1986 through the end of the Closed Cost Years by failing to provide adequate care and by failing to provide individualized care plans at Sycamore Care and Rehabilitation and other Sun-owned and Sun-operated skilled nursing facilities and hospitals.

          8. Over-billing the United States in cost years 1993 through the end of the Closed Cost Years for certain supplies, devices, wheelchairs, products and nutrients, relating but not limited to enteral nutrition, parenteral nutrition, ostomy, tracheostomy, orthotics, surgery, wound care and urology, provided by or on behalf of the Company or its affiliates, including Retirement Care Associates, Inc. and its subsidiaries,

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Americare Health Services and SunChoice, including where there was a lack of medical necessity or a failure to obtain, maintain or submit adequate certifications of medical necessity or physicians' orders, or where the items were bundled or incorrectly billed.

          9. Submitting false claims to the United States and Medicaid programs from cost years 1990 through the end of the Closed Cost Years by Pharmacy Factors for pharmaceuticals that were provided in connection with certain arrangements with durable medical equipment suppliers.

          10. Submitting false Medicare cost reports for cost years 1994 through the end of the Closed Cost Years that overstated capital-related costs by failing to appropriately adjust the cost basis of depreciable assets under the principles of the Deficit Reduction Act of 1984 (Pub. L. No. 98-369) (DEFRA).

          11. Submitting false Medicare cost reports for cost years 1998 through the end of the Closed Cost Years by improperly identifying and classifying routine products and supplies as ancillary products and supplies.

          12. Submitting false Medicare cost reports for facilities operated by Retirement Care Associates, Inc. and its subsidiaries for cost years through the end of the Closed Cost

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Years by failing to report costs of contract therapy services as having been provided by a related party contractor, In-House Rehab Corporation and its affiliates.

          13. Submitting false Medicare cost reports in cost years 1997 through the end of the Closed Cost Years by failing to report costs of therapy equipment as having been provided by a related party contractor, Accelerated Care Plus and its affiliates.

          14.Submitting false Medicare cost reports in cost years 1995 through the end of the Closed Cost Years by overstating the allocation of home office costs to Company-operated skilled nursing facilities and hospitals.

          15. Submitting false Medicare cost reports in cost years 1995 through the end of the Closed Cost Years by improperly overstating capital costs due to a failure to properly allocate space (square footage) used for barber and beauty shop to a non-reimbursable cost center.

          16. Submitting false Medicare cost report in cost years 1990 through the end of the Closed Cost Years by improperly billing overtime to Medicare cost centers when services were not provided to Medicare patients by Capitol Care Management and its affiliates.

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          17. Submitting false Medicare cost reports in cost years 1995 through the end of the Closed Cost Years by improperly billing for therapy services that were performed under contracts retained as the result of the payment of inducements to skilled nursing facilities.

          18. Over-billing Medicare, Medicaid, CHAMPUS and other federal programs for the cost report years 1994 through the end of the Closed Cost Years by claiming reimbursement using CPT codes for one-on-one patient care rather than for group patient care services and by failing to document adequately time spent with patients.

     P. The United States also contends that it has certain administrative claims against Sun for engaging in the Covered Conduct.

     Q. Sun denies the contentions of the United States as set forth in Section II.O above and the allegations of the Relators and DuMond, Gotzmer, McKenzie and Swan in the qui tam actions and denies that it has any liability regarding these allegations. This Settlement Agreement is not a concession by the United States that its claims are not well founded.

     R. To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, the Parties

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reach a full and final settlement pursuant to the Terms and Conditions below.

III. PREAMBLE: CIVIL ADMINISTRATIVE CLAIMS

     A. As a participant in the Medicare program, 42 U.S.C. Section 1395 et seq., Sun rendered services to Medicare beneficiaries and was paid for such services on an estimated basis, subject to routine, periodic audits. Sun also supplied goods and services under Part B of the Medicare program. As a result of such audits, CMS has determined that Sun was overpaid for certain cost periods and underpaid for other cost periods. Any underpayments relating to cost periods before the Petition Date which were determined after the Petition Date have been administratively frozen in accordance with the Stipulation between HHS and Sun approved on November 12, 1999.

     B. Sun, HHS and CMS now wish to avoid the administrative and litigation expenses associated with resolving the amounts due between Sun and HHS arising from the routine administration of the Medicare program and thus agree to liquidate and settle such claims in accordance with the terms and conditions set forth below.

IV. TERMS AND CONDITIONS

A. Treatment of Providers and Suppliers Sun Has Divested or Intends to Divest

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     1. Incorporation of Prior Stipulations. The Stipulation between HHS and Sun approved by the Bankruptcy Court on November 12, 1999 is hereby incorporated by reference. In addition, (a) the Stipulation to Facilitate Transfer or Closure of Certain Healthcare Facilities entered into between Sun and the United States, and approved by the Bankruptcy Court on August 21, 2000, including any amendments thereto, and (b) the Stipulation dated June 30, 2000, transferring facilities to Karell Capital and affiliates (the "Divestiture Stipulations"), are hereby incorporated by reference. In the event of any conflicts between this Settlement Agreement and the November 12, 1999 Stipulation and Divestiture Stipulations, this Settlement Agreement shall govern.

     2. Providers Divested Prior to, but Not Included in, the Divestiture Stipulations. Sun divested certain providers (the "Prior Divestments") via transactions occurring within several months before and after the Petition Date. The Prior Divestments were not included in the Divestiture Stipulations. The provider agreements for the Prior Divestments shall be deemed rejected as of the time of confirmation of the Plan, or the date the case is converted to a chapter 7 case or dismissed, whichever occurs first, except to the extent that (a) such agreements terminated

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post-petition by operation of law or due to action by CMS, in which case they shall be deemed rejected as of the termination date; (b) Sun fully divested its interest in the Prior Divestment prior to the Petition Date, in which case the provider agreement is not an executory contract and shall be treated as terminated or transferred in accordance with applicable non-bankruptcy law; or (c) to the extent that Sun and CMS agree that the provider agreement may be transferred to a third party upon mutually acceptable terms. Any claim CMS has against Sun arising from or related to Sun’s operations under any provider agreement transferred prior to the effectiveness of the Divestiture Stipulations is resolved and released in accordance with this Settlement Agreement; such release of claims shall not be construed to release CMS's rights, if any, against transferees of such provider agreements.

     3. Suppliers To Be Divested.

          (a) Sun has apprised the United States of certain suppliers owned by Sun (and will continue to apprise the United States, as appropriate, of additional suppliers owned by Sun) to be divested, including, without limitation, pharmacies and respiratory therapy suppliers (collectively, the "Divested Suppliers"). If Sun chooses to divest a supplier, it shall notify the United States of such divestiture and notify the

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appropriate carrier and/or National Supplier Clearinghouse and the Office of Financial Management, Program Integrity Group, Division of Provider/Supplier Enrollment, to the attention of Robert Loyal, that its supplier number is thereby terminated, in accordance with applicable non-bankruptcy law. If Sun transfers or sells the assets of a Sun supplier to a third party (the "New Supplier"), such New Supplier shall apply for a new Medicare supplier number in accordance with applicable non-bankruptcy law, unless the New Supplier already has a Medicare supplier number and is permitted to use the acquired assets under such number in accordance with applicable non-bankruptcy law, or it does not wish to serve Medicare beneficiaries.

          (b) The United States agrees that an order approving the transfer or closure of a supplier may contain the following terms:

               (i) the United States will not contend that the Medicare Act, as interpreted in United States v. Vernon Home Health, Inc., 21 F.3d 693, 696 (5th Cir. 1994), renders the New Supplier liable for Medicare overpayments made to the Divested Supplier prior to the date of transfer.

               (ii) Sun is authorized to terminate any Medicare supplier number for such closed or transferred Divested Suppliers;

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               (iii) claims of CMS and Sun relating to all Sun suppliers, including but not limited to the Divested Suppliers, shall be resolved in accordance with this Settlement Agreement.

B. Implementation

     1. Scope. Except as otherwise expressly stated therein, this Section B and the subsequent Section C shall apply to all Sun providers (the "Providers") or suppliers (the "Suppliers" and collectively with the Providers, the "Sun Entities") currently or previously owned by Sun, except for the Divested Providers.

2. Means of Implementation.

          (a) The Parties shall cooperate to obtain court approval of this Settlement Agreement and of a Corporate Integrity Agreement ("CIA").

          (b) Effectiveness of a confirmed Plan shall be a condition of this Settlement Agreement, and the Parties shall not be bound by the terms of this Settlement Agreement prior to the effective date of the Plan (the "Effective Date"), except to the extent that this Settlement Agreement expressly provides for performance by Sun or the United States prior to the Effective Date.

C. Consideration

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     1. Mutual Release of Non-fraud Medicare Claims.

          (a) Except as stated in Paragraph (e) of this section, Sun and CMS shall mutually release each other from any pre-petition or post-petition Medicare Claims (as defined in this paragraph) relating to the Sun Entities’ participation in the Medicare program through the end of the first cost reporting period for each Provider or Supplier, including partial periods, which ends after October 13, 1999 (the "Closed Cost Years"). For Sun Entities without cost report periods, the mutual release shall be with respect to Medicare Claims (as defined in this paragraph) for items or services furnished on or before October 13, 1999. CMS shall release Sun from any pre-petition Administrative CMP Claims (as defined in this paragraph) relating to the Sun Entities’ participation in the Medicare program on or before October 13, 1999. "Medicare Claims" means any administrative monetary claims, causes of action, liabilities, suits, proceedings or other administrative rights seeking payment of money arising from the Sun Entities’ participation in the Medicare program, including, without limitation, overpayments, underpayments, medical review determinations, routine cost limit exceptions, and administrative appeals. "Administrative CMP Claims" means civil monetary penalties ("CMP"s) imposed under

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CMS’s survey and certification authority pursuant to 42 U.S.C. Section 1395i-3(h)(2)(B)(ii) and 42 U.S.C. Section  1396r (h)(2)(A)(ii). Medicare Claims and Administrative CMP Claims do not include any claim relating to or liability for a violation of the False Claims Act, 31 U.S.C. Section Section  3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. Section  1320a-7a (solely to the extent that such claims are included under the definition of Civil Fraud Claims in Paragraph C.5(a) or to the extent that Administrative CMP Claims accrue after the Petition Date)1; the Program Fraud Civil Remedies Act, 31 U.S.C. Section  3801-3812; Permissive Exclusion, 42 U.S.C. Section 1320a-7(b); or the common law theories of payment by mistake, unjust enrichment, breach of contract and fraud. Sun makes no admission of wrongdoing or liability with respect to the Medicare Claims being released. Notwithstanding this or any other provision of this Settlement Agreement, the United States shall be entitled to reopen Sun’s cost reports for Closed Cost Years solely for the purpose of complying with any Act of Congress

1For the purposes of this agreement, an Administrative CMP Claim accrues on the date that a per instance violation occurs or, in the case of a per diem penalty, on each day that the facility is not in substantial compliance. Thus, for a per diem CMP that spans the Petition Date, the per diem penalty multiplied by the number of days out of compliance occurring before the Petition Date shall be treated as a pre-petition penalty, and the per diem penalty multiplied by the number of days out of compliance occurring on or after the Petition Date shall be treated as a post-petition penalty.

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requiring the United States to rely upon settled cost reports for such years as a basis for adjusting federal payment rates to Sun Entities; provided however, that the United States and the Sun Entities shall not use such adjustments to seek any further payments from each other for Closed Cost Year periods, and the United States shall only use such adjustments to adjust payment rates to the Sun Entities in cost report periods after the Closed Cost Years as part of adjustments in federal payment rates applicable to all similarly situated providers participating in Medicare; and provided further, that to the extent that CMS must finally settle (as provided in 42 C.F.R. Section  413.60) such cost reports for purposes of rebasing, Sun shall have the opportunity to examine and dispute the final settlement for purposes of rebasing if Sun can show a significant, measurable impact on future payments to Sun.

          (b) Within ten days of the date that this Settlement Agreement is approved, Sun shall withdraw all appeals in any fora, whether judicial or administrative, relating to Medicare Claims and Administrative CMP Claims released herein, subject to reinstatement if the Plan is not confirmed within three months of such approval. The dismissal of any appeal of a CMP renders final CMS's imposition of any such CMP, so that CMS has the right to rely on findings related to such CMPs for all purposes except

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to collect the Administrative CMP Claim associated with such findings and the dismissed appeal (except to the extent that the appeal is reinstated pursuant to this paragraph). Accordingly, the releases in this Settlement Agreement and the Plan and Sun's discharge in bankruptcy do not affect the quality history of any Sun Entity. The State Operations Manual Guidance to Surveyors is CMS's interpretation of its quality regulations, and Sun is on notice of the interpretations contained therein without limiting Sun’s right to challenge CMS’s interpretations.

          (c) CMS will instruct its intermediaries and carriers not to issue any notices of overpayment or denial, and not to attempt any offset or recoupment, for Medicare Claims in Closed Cost Years or pre-petition Administrative CMP Claims. Any Medicare Claims relating to Medicare program items or services furnished by the Sun Entities after the Closed Cost Years (for Sun Entities which do not have cost report periods, Medicare Claims arising after the Petition Date) or for Administrative CMP Claims that accrue after the Petition Date shall be handled in accordance with applicable law, which shall include, but not be limited to, Sun’s right to appeal. Without limiting the generality of the foregoing, Sun shall pay all Medicare Claims relating to Medicare program items or services furnished by the

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Sun Entities after the Closed Cost Years (for Sun Entities which do not have cost report periods, Medicare Claims arising after the Petition Date) and all Administrative CMP Claims that accrue after the Petition Date, as administrative expense claims under the Plan, to the extent that (i) such claims are due as of the date of confirmation of the Plan; and (ii) CMS has not already recovered the claim via voluntary repayment, recoupment or offset; or (iii) the amount to be paid reflects any reductions in the amount of the overpayment due to appeals resolved after the Petition Date. All Medicare Claims and Administrative CMP Claims which become due on or after the date of confirmation of the Plan shall be payable and collectible in accordance with applicable non-bankruptcy law and this Settlement Agreement. CMS expressly reserves the right to offset or recoup Medicare Claims which arise after the Closed Cost Years and Administrative Medicare CMPs which accrue after the Petition Date.

          (d) CMS shall continue to make Medicare reimbursement payments relating to post-petition items and services furnished by the Sun Entities in accordance with the standard practices of CMS and applicable Medicare law. Such Medicare reimbursement payments shall not be suspended, recouped, offset or reduced based upon nonpayment of a released Medicare Claim or released Administrative CMP Claim.

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          (e) CMS does not release its monetary or equitable claims against Sun in the pending appeal (No. 00-986, D. Del.) of the bankruptcy court's October 26, 2000, order granting Sun's motion to compel CMS to reinstate SunBridge Care and Rehabilitation -- University into the Medicare Program without requiring the facility to pay its Medicare debts.

     2. Assumption of Medicare Provider Agreements. As part of the Plan if not before, Sun shall assume the Medicare provider agreements for the Providers, except as set forth in Paragraph A.2 herein. Within ten days of the effective date of this Settlement Agreement, Sun shall provide to CMS a comprehensive list of providers whose agreements will be assumed pursuant to this paragraph (by name and provider number), so that CMS can instruct its fiscal intermediaries.

     3. Terminating Cost Reports and Release of Frozen Funds.

          (a) Sun shall file cost reports for each of the Providers (and those Suppliers which file cost reports) when due, but there shall be no cost report audits of, or reviews of items or services furnished during, the Closed Cost Years, and such cost periods will be administratively closed. All Medicare Claims relating to items and services furnished by the Sun Entities in the Closed Cost Years or, for Sun Entities without

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cost report periods, of items or services furnished on or before October 13, 1999; are administratively final with respect to both CMS and the Sun Entities.

          (b) Unaudited amounts which may be due to the Providers for the Closed Cost Years, held in administrative freeze pending audit under the Stipulation between CMS and Sun, are released to CMS without further review.

     4. Corporate Reorganization. CMS shall process in accordance with applicable Medicare law and procedures any change of ownership applications in connection with the transfer of any Provider or Supplier between Sun legal entities under any Plan or any change of ownership as a result of a change of control of Sun under any such Plan. Terminating and short cost reports shall not be required on changes of ownership pursuant to this Paragraph which take place within twenty-four (24) months of the Effective Date of the Plan.

     5. Consideration for False Claims Act Release.

          (a) Subject to receipt by Sun of the full releases referred to in Section C of this Settlement Agreement, Sun agrees to pay to the United States $11 million (the "Settlement Amount"). The United States agrees to pay a portion of the Settlement Amount to the Relators, according to a schedule to be agreed upon among the Relators and the United States. Sun

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further agrees to allow Relators' unsecured, pre-petition claims for attorney’s fees and costs in amounts to be agreed upon among the Relators and Sun. The foregoing payments shall be made as follows:

               (i) Upon the Effective Date of the Plan, Sun shall pay the United States $1 million by electronic funds transfer according to payment instructions provided by the Department of Justice.

               (ii) Upon the Effective Date of the Plan, Sun shall execute and deliver to the United States a $10 million note payable to the DOJ with (1) interest at the rate specified in section 1961 of title 28 of the United States Code, (2) interest payable quarterly, and (3) principal repaid on the following anniversaries of the Effective Date of the Plan: $1 million (first anniversary); $1 million (second anniversary); $2 million (third anniversary); $3 million (fourth anniversary); and $3 million (fifth anniversary). Payment shall be made by electronic funds transfer pursuant to instructions provided by DOJ.

               (iii) Contingent upon the United States receiving from Sun payments of the Settlement Amount as defined in the foregoing Paragraphs C.5(a)(i) and (ii), the United States agrees to pay a share of said payment(s) to Relators, according to a schedule to be agreed upon among the Relators and the United

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States, by electronic funds transfer as soon as feasible after receipt of payments from Sun.

               (iv) Sun agrees to allow the unsecured pre-petition claims for attorneys' fees and costs of Relators who filed qui tams, as listed in Section II, in amounts to be agreed upon among the Relators and Sun.

          b. Sun shall withdraw its proofs of claim in In re Sensitive Care, Inc., Bankruptcy Case No. 399-31463-SAF-7 (Bankr. N.D. Texas) within two weeks of the approval of this Settlement Agreement.

          c. Any discharge in bankruptcy Sun may receive in the Bankruptcy Action shall not discharge Sun’s obligations under this Settlement Agreement.

     6. False Claims Act Release by the United States. Subject to the exceptions in Paragraph C.8 below, in consideration of the obligations of Sun in this Settlement Agreement, and conditioned upon Sun's full payment of the Settlement Amount, the United States (on behalf of itself, its officers, agents, agencies, and departments), agrees to release Sun (including Divested Providers and Divested Suppliers under Section A hereof, and its successors and assigns) from, and further agrees to refrain from instituting directing or maintaining any action against Sun for, any civil or

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administrative monetary claim the United States has or may have under the False Claims Act, 31 U.S.C. Section Section  3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. Section  1320a-7a (excluding Administrative CMP Claims); the Program Fraud Civil Remedies Act, 31 U.S.C. Section Section  3801-3812; any statutory provision applicable to the federally-funded programs in this Settlement Agreement for which the Civil Division, United States Department of Justice, has actual and present authority to assert and compromise pursuant to 28 C.F.R. Part 0, Subpart I, Section   0.45(d)(1995); or the common law theories of payment by mistake, unjust enrichment, breach of contract, disgorgement and fraud, for the Covered Conduct. No individuals are released by this Settlement Agreement. The United States releases only the federal portion of claims regarding Medicaid.

     7. Waiver of Permissive Exclusion.

          (a) HHS-OIG. In consideration of the obligations of Sun in this Settlement Agreement, conditioned upon Sun's full payment of the Settlement Amount, and except as otherwise provided in the CIA, the OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative claim or action seeking exclusion from the Medicare, Medicaid, or other Federal health care programs (as defined in 42 U.S.C. Section  1320a-7b(f)) against Sun (including Divested Providers and

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Divested Suppliers under Section A hereof) under 42 U.S.C. Section  1320a-7a (Civil Monetary Penalties Law), or 42 U.S.C. Section  1320a-7(b)(7) (permissive exclusion), for the Covered Conduct, except as reserved in Paragraph C.8 below, and as reserved in this paragraph. The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude Sun from the Medicare, Medicaid, or other Federal health care program under 42 U.S.C. Section  1320a-7(a)(mandatory exclusion) based upon the Covered Conduct. Nothing in this paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which civil claims have been reserved in Paragraph C.8, below.

          (b) TMA. In consideration of the obligations of Sun set forth in this Settlement Agreement, conditioned upon Sun's full payment of the Settlement Amount, TMA agrees to release and refrain from instituting, directing, or maintaining any administrative claim or action seeking exclusion from the TRICARE Program against Sun (including Divested Providers and Divested Suppliers under Section A hereof) under 32 C.F.R. Section  199.9 for the Covered Conduct, except as reserved in Paragraph C.8, below, and as reserved in this paragraph. TMA expressly reserves authority to exclude Sun from the TRICARE Program under 32 C.F.R. Section Section  199.9 (f)(1)(i)(A), (f)(1)(i)(B), (f)(1)(i)(D), and (f)(1)(iii), based

DRAFT - January 11, 2002

upon the Covered Conduct. Nothing in this paragraph precludes TMA or the TRICARE Program from taking action against entities or persons, or for conduct and practices, for which civil claims have been reserved in Paragraph C.8 below.

     8. Reserved Claims. Notwithstanding any term of this Settlement Agreement, specifically reserved and excluded from the scope and terms of this Settlement Agreement as to any entity or person (including Sun and the Relators) are the following claims of the United States:

          (a) Any civil, criminal or administrative liability arising under Title 26, U.S. Code (Internal Revenue Code);

          (b) Any criminal liability;

          (c) Except as explicitly stated in this Settlement Agreement, the CIA, and the Divestiture Stipulations incorporated herein, any administrative liability, including mandatory exclusion from Federal health care programs;

          (d) Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

          (e) Any liability based upon such obligations as are created by this Settlement Agreement or as arise under the CIA;

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          (f) Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct.

          (g) Any civil or administrative liability of individuals (including current or former directors, officers, employees, agents, or shareholders of Sun).

The United States recognizes that upon confirmation of the Plan, Sun shall be discharged (including any Sun liability relating to Divested Providers, Prior Divestments and Divested Suppliers under Section A of this Settlement Agreement) and that nothing in Paragraph C.6 shall limit or enlarge (except to the extent that claims are expressly released therein) the discharge provided Sun under section 1141 of the Bankruptcy Code.

     9. Release by Relators.

          (a) United States. Conditioned upon receipt of the payment described in Paragraph C.5(a)(iii), the Relators, for themselves and for their heirs, successors, attorneys, agents, and assigns, agree to release the United States, its officers, agents, and employees, from any claims arising from or relating to 31 U.S.C. Section  3730, or arising from the filing of the qui tams referenced in Paragraphs II.B through II.G above ("qui tams"), including 31 U.S.C. Section Section  3730(b), (c), (d), and (d)(1), and for a share of the proceeds of the qui tams, i.e., a share of the

DRAFT - January 11, 2002

Settlement Amount according to the agreement among the Relators and the United States, and for a share of the proceeds of any proceeding involving an "alternate remedy" as that term is used in 31 U.S.C. Section  3730(c)(5). The Relators agree and confirm that this Settlement Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. Section  3730(c)(2)(B), and that, except as agreed upon among the Relators and the United States, they will not seek a relator’s share of any portion of the above-described settlement between Sun and any of its subsidiaries, divisions, or successors, and the United States, arising from any amounts resolving other qui tam suits, other investigations, non-fraud Medicare Claims and Administrative CMP Claims held by CMS and resolved through this Settlement Agreement, and the Divestiture Stipulations. The Relators also agree and confirm that they will not challenge the Agreement pursuant to 31 U.S.C. Section   3730(c)(2)(B), and expressly waive the opportunity for a hearing on any such objection, pursuant to 31 U.S.C. Section  3730(c)(2)(B).

          (b) Sun. Conditioned upon receipt of the payment described in Paragraph C.5(a)(iii), the Relators, for themselves and for their heirs, successors, attorneys, agents, and assigns, agree to release Sun, Divested Providers, Prior Divestments and Divested Suppliers under Section A hereof, and all subsidiaries

DRAFT - January 11, 2002

and affiliates, predecessors, successors and assigns, as well as its current and former directors, officers, employees, agents and shareholders, from any liability to Relator arising from the filing of the qui tams, or under 31 U.S.C. Section  3730(d) for expenses or attorney’s fees and costs, or under 31 U.S.C. Section  3730(h) for employment decisions by Sun, and covenants not to sue with respect to, and releases, acquits, waives, and forever discharges Sun, Divested Providers, Prior Divestments and Divested Suppliers under Section A hereof, and all subsidiaries and affiliates, predecessors, successors and assigns, as well as its current and former directors, officers, employees, agents and shareholders from any and all rights, claims, expenses, debts, liabilities, demands, obligations, costs, damages, injuries, actions and causes of action of every nature, whether known or unknown, suspected or unsuspected, in law or in equity, including those for attorney's fees and costs, arising prior to the Effective Date of the Plan.

     10. Corporate Integrity Agreement. Sun has entered into a CIA with HHS, attached as Exhibit A, which is incorporated into this Settlement Agreement by reference. Sun will implement its obligations under the CIA upon the Effective Date of the Plan. A breach by Sun of the CIA does not constitute a breach of this

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Settlement Agreement, and a breach by Sun of this Settlement Agreement does not constitute a breach of the CIA.

     11. Waiver of Certain Defenses. Sun waives and will not assert any defenses Sun may have to any criminal prosecution or administrative action relating to the Covered Conduct, which defenses may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Settlement Agreement bars a remedy sought in such criminal prosecution or administrative actions listed in Paragraph IV.C.8. Sun agrees that this Settlement Agreement is not punitive in purpose or effect. Nothing in this paragraph or any other provision of this Settlement Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

     12. Release of United States by Sun. Sun fully and finally releases the United States, its agencies, employees, servants, and agents from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) which Sun has asserted, could have asserted, or may assert in the future against the United States, its agencies, employees, servants,

DRAFT - January 11, 2002

and agents, related to the Covered Conduct and the United States' investigation and prosecution thereof. Nothing in this Paragraph shall be construed to prevent Sun from asserting defenses, except those separately waived elsewhere in this Settlement Agreement, to any and all claims subsequently brought against Sun by the United States.

     13. No Offset or Recoupment. Notwithstanding any provision in the Plan, Sun may not decrease the Settlement Amount as a result of the denial of claims for payment now being withheld from payment by any Medicare or TRICARE carrier or intermediary or any State payer, related to the Covered Conduct; and Sun agrees not to resubmit to any Medicare carrier or intermediary or TRICARE or any State payer any previously denied claims related to the Covered Conduct, and agrees not to appeal any such denials of claims.

     14. Compliance with Federal Acquisition Regulation ("FAR"). [This section still subject to negotiation] Sun agrees to the following:

          (a) Unallowable Costs Defined: That all costs (as defined in the FAR Section  31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. Section Section   1395-1395ggg and 1396-1396v, and the regulations promulgated thereunder) incurred by or on

DRAFT - January 11, 2002

behalf of Sun, its present or former officers, directors, employees, shareholders, and agents in connection with:

               (i) the matters covered by this Settlement Agreement,

               (ii) the United States' audit(s) and civil investigation(s) of the matters covered by this Settlement Agreement,

               (iii) Sun's investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil investigation(s) in connection with the matters covered by this Settlement Agreement, the CIA, and the Stipulations and Divestiture Agreements incorporated herein (including attorney's fees),

               (iv) the negotiation and performance of this Settlement Agreement, the Stipulations and the Divestiture Agreements,

               (v) the payment Sun makes to the United States pursuant to this Settlement Agreement and any payments that Sun may make to relators, and

               (vi) negotiation of the CIA and the following obligations arising under the CIA, to:

                    (A) retain and pay for an independent review organization to perform Review Procedures as described in

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Section  III.D of the CIA (except to the extent that such Review Procedures are performed by Sun),

                    (B) retain and pay for an independent monitor pursuant to Section  III.D of the CIA, and

                    (C) prepare and submit reports to the OIG-HHS,are unallowable costs on Government contracts and under the Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (FEHBP)(All costs described or set forth in this Paragraph 14(a) are hereafter, "Unallowable Costs") and

          (b) Future Treatment of Unallowable Costs: These Unallowable Costs will be separately estimated and accounted for by Sun, and Sun will not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid Program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by Sun or any of its subsidiaries to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

          (c) Treatment of Unallowable Costs Previously Submitted for Payment: Sun further agrees that within 120 days of

DRAFT - January 11, 2002

the approval of this Settlement Agreement it will identify to applicable Medicare and TMA fiscal intermediaries, carriers, and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any Unallowable Costs (as defined in this paragraph) included in payments previously sought from the United States, or any State Medicaid Program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by Sun or any of its subsidiaries, and will request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs, except that none of the obligations of this paragraph (c) shall apply to any Closed Cost Year (for purposes of Medicare) or any periods which are the subject of a settlement with a state (for purposes of the Federal participation in Medicaid). Sun agrees that the United States will be entitled to recoup from Sun any overpayment as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment, except to the extent that such overpayment arises in a Closed Cost Year (for purposes of Medicare) or arises in a period that is the subject of a settlement with a state (for purposes of the Federal participation in Medicaid). If Sun fails

DRAFT - January 11, 2002

to identify such costs in past filed cost reports in conformity with this paragraph, the United States may seek an appropriate penalty or other sanction in addition to the recouped amount. Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice, and/or the affected agencies. The United States reserves the right to disagree with any calculations submitted by Sun or any of its subsidiaries on the effect of inclusion of Unallowable Costs (as defined in this paragraph) on Sun or any of its subsidiaries' cost reports, cost statements, or information reports. Nothing in this Settlement Agreement shall constitute a waiver of the rights of the United States to examine or reexamine, except for the Closed Cost Years, the Unallowable Costs described in this paragraph.

     15. Sun's Right to Challenge Cost Adjustments. Nothing in this Settlement Agreement shall preclude Sun from challenging any adjustment to cost not related to the Covered Conduct, or other determination of allowable costs not related to the Covered Conduct made by any Medicare fiscal intermediary in any non-Closed Cost Year even if the determination relates to an audit adjustment made in a Closed Cost Year. With respect to the Closed Cost Years, there shall be no final determination concerning the allowability or amount of specific costs.

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     16. Cooperation. Sun agrees to cooperate fully and truthfully with the United States' investigation of individuals and entities not specifically released in this Settlement Agreement, for the Covered Conduct. Upon reasonable notice, Sun will make reasonable efforts to facilitate access to, and encourage the cooperation of, its directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals, and will furnish to the United States, upon reasonable request, all non-privileged documents and records in its possession, custody or control relating to the Covered Conduct which have not been previously produced by Sun to the United States.

     17. No Third Party Beneficiaries. This Settlement Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraphs IV.C.6, IV.C.9 and IV.C.12. There are no third party beneficiaries, express or implied.

     18. No Collection from Medicare Beneficiaries or Their Authorized Representatives. Sun agrees that it will not seek payment for any of the Medicare Claims covered by this Settlement Agreement from any health care beneficiaries or their authorized representatives. Sun waives any claim against these

DRAFT - January 11, 2002

beneficiaries or their authorized representatives based upon the claims for payment covered by this Settlement Agreement.

     19. Costs. Except as expressly provided to the contrary in this Settlement Agreement, each Party will bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Settlement Agreement.

     20. Voluntary Transaction. Sun and the Relators represent that this Settlement Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.

     21. Federal Law Controls. This Settlement Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Settlement Agreement will be the United States Bankruptcy Court for the District of Delaware, including any dispute regarding Relators' attorneys' fees and costs reserved in Paragraph IV.C.5.a, except that disputes arising under the CIA shall be resolved exclusively under the breach and dispute resolution provisions in the CIA.

     22. Complete Agreement. This Settlement Agreement, the CIA incorporated herein, and the Divestiture Stipulations incorporated herein constitute the complete agreement between and

DRAFT - January 11, 2002

among the Parties. This Settlement Agreement may not be amended except by written consent of the Parties, except that only Sun and OIG-HHS must agree in writing to modification of the Corporate Integrity Agreement.

     23. Dismissal of False Claims Act Claims. Promptly after the Effective Date of the Plan, the United States shall (a) move to dismiss with prejudice to the United States the Civil Fraud Claims alleged in the pending qui tam suits set forth herein, and (b) move to dismiss with prejudice to Relators, DuMond, McKenzie, Gotzmer and Swan those claims against Sun for the Covered Conduct and which were filed by said Relators under 31 U.S.C. Section  3730(b) and (d). Promptly after the Effective Date of the Plan, Relators shall dismiss with prejudice as to Sun (a) those claims against Sun for the Covered Conduct that Relators have filed in any state court, and, as necessary to seek approval of any state authorities to do so, and (b) any and all claims under 31 U.S.C. Section  3730(h) for Sun's employment decisions. Relators agree to cooperate in all the dismissals and releases discussed in this paragraph.

     24. Authority to Execute. The individuals signing this Settlement Agreement on behalf of Sun represent and warrant that they are authorized by Sun to execute this Settlement Agreement. The individuals signing this Settlement Agreement on behalf of

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the Relators represent and warrant that they are authorized by Relators to execute this Settlement Agreement. The United States signatories represent that they are signing this Settlement Agreement in their official capacities and that they are authorized to execute this Settlement Agreement.

     25. Execution in Counterparts. This Settlement Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Settlement Agreement.

     26. Successors. This Settlement Agreement is binding on all successors, transferees, heirs, and assigns of the Parties.

     27. Effective Date of Settlement. This Settlement Agreement is effective on the date that it is approved by the Court, except that performance in part hereunder shall not be due until the Effective Date of Sun's Plan.

     28. Facsimile Signatures. Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Settlement Agreement.

     29. Lock Up Agreement.

          (a) Sun agrees that the Plan shall incorporate the terms of and will otherwise not be inconsistent with this Settlement Agreement or the CIA.

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          (b) The United States shall, consistent with the provisions of the Settlement Agreement and the CIA:

               (i) Support and vote to accept the Plan on behalf of HHS and DOJ;

               (ii) Not consent to or vote, on behalf of HHS and DOJ, for any competing plan of reorganization;

               (iii) Not object to or otherwise commence any proceeding to oppose or object, on behalf of HHS and DOJ, to the Plan or disclosure statement based upon the treatment of any Medicare Claim or Civil Fraud Claim settled or released herein; and

               (iv) Support the inclusion of a statement in Sun’s disclosure statement that the United States, on behalf of HHS and DOJ, intends to vote to accept the Plan.

          (c) Sun’s right to a discharge under the Plan shall not be limited; provided, however, that such discharge shall not discharge Sun’s obligations under the Settlement Agreement, as incorporated into the Plan.

THE UNITED STATES OF AMERICA

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DATED:	BY: DANIEL R. ANDERSON Commercial Litigation Branch Civil Division United States Department of Justice

DATED:	BY: JEANNINE LESPERANCE Commercial Litigation Branch Civil Division United States Department of Justice

DATED:	BY: LEWIS MORRIS Assistant Inspector General Office of Counsel to the Inspector General Office of Inspector General United States Department of Health and Human Services

DATED:	BY: HOWARD L. ALTSCHWAGER Deputy General Counsel TRICARE Management Activity United States Department of Defense

DRAFT - January 11, 2002

Sun - DEFENDANT

DATED:	BY: Robert F. Murphy General Counsel and Secretary Sun Healthcare Group, Inc.

DATED:	BY: James C. Stansel Sidley Austin Brown & Wood Counsel for Sun

DATED:	BY: Donna K. Thiel Morgan Lewis & Bockius Counsel for Sun

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RELATORS

JUDITH R. BARRY

DATED:	BY: Judith R. Barry

DATED:	BY: Counsel for Judith R. Barry

STEPHEN BEAUJON

DATED:	BY: Stephen Beaujon

DATED:	BY: Counsel for Stephen Beaujon

THOMAS DELAY

DATED:	BY: Thomas Delay

DATED:	BY: Counsel for Thomas Delay

SAUL EPSTEIN

DATED:	BY: Saul Epstein

DATED:	BY: Counsel for Saul Epstein

DRAFT - January 11, 2002

DAVID JUNGA

DATED:	BY: David Junga

DATED:	BY: Counsel for David Junga

DIANE LIND

DATED:	BY: Diane Lind

DATED:	BY: Counsel for Diane Lind

RENEE LUNDGREN

DATED:	BY: Renee Lundgren

DATED:	BY: Counsel for Renee Lundgren

VIDA M. MELTON

DATED:	BY: Vida M. Melton

DATED:	BY: Counsel for Vida M. Melton

46

DRAFT - January 11, 2002

K. G. SIMMONS

DATED:	BY: K. G. Simmons

DATED:	BY: Counsel for K. G. Simmons

July 12, 2001

CORPORATE INTEGRITY AGREEMENT

BETWEEN THE

OFFICE OF INSPECTOR GENERAL

OF THE

DEPARTMENT OF HEALTH AND HUMAN SERVICES

AND

SUN HEALTHCARE GROUP, INC.

TABLE OF CONTENTS

I.	PREAMBLE		1
		1. "Sun"	1
		2. "Covered Persons"	1
		3. "Covered Contractor"	2
		4. "Federal health care program requirements"	2

II.	TERM OF THE CIA		2

III.	CORPORATE INTEGRITY OBLIGATIONS		3
	A.	Program Infrastructure	3
		1. Compliance and Audit Committees of the Board of Directors	3
		2. Compliance Officer	4
		3. Corporate Compliance Committee	5
		4. Compliance Liaisons	5
		5. Administrators	6
		6. Internal Audit and Review Functions	7
	B.	Written Standards	8
		1. Code of Conduct	8
		a. Contents	8
		b. Distribution and Certification	9
		c. Covered Contractor Requirements	10
		2. Policies and Procedures	10
	C.	Training and Education	16
		1. General Training	17
		2. Specific Training for Relevant Covered Persons	17
		3. Attendance Log and Certification	20
		4. Submission of Training and Course Materials	20
		5. Prior Training	20
	D.	Review Procedures	21
		1. Independent Monitor (Quality Engagement)	21
		a. The Monitor's Function	21
		b. Access	23
		c. Sun's Obligations	25
		d. The Monitor's Obligations	27
		e. Miscellaneous Provisions	30
		2. Financial Reviews	31
		a. General Description	31
		b. Billing Engagement	33
		c. Compliance Engagement	47
		d. Validation Review	49
		e. Independence Certification	50
	E.	Confidential Disclosure Program	50
	F.	Ineligible Persons	51

		1. Definition	51
		2. Screening Requirements	52
		3. Review and Removal Requirement	52
		4. Pending Charges and Proposed Exclusion	53
	G.	Notification of Proceedings	53
	H.	Reporting	54
		1. Definition of "Overpayment"	54
		2. Definition of "Material Deficiency"	54
		3. Reporting of Overpayments	54
		2. Reporting of Material Deficiencies	55

IV.	NEW BUSINESS UNITS OR LOCATIONS		55

V.	IMPLEMENTATION AND ANNUAL REPORTS		56
	A.	Implementation Report	56
	B.	Annual Reports	58
	C.	Certifications	61

VI.	NOTIFICATION AND SUBMISSION OF REPORTS		62

VII.	OIG INSPECTION AND REVIEW RIGHTS		62

VIII.	DOCUMENT AND RECORD RETENTION		63

IX.	DISCLOSURES AND PRIVILEGES		64

X.	BREACH		65
	A.	Stipulated Penalties for Failure to Comply with Certain Obligations	65
	B.	Payment of Stipulated Penalties	68
		1. Demand Letter	68
		2. Timely Written Requests for Extensions	69
		3. Form of Payment	69
		4. Independence from Material Breach Determination	69
	C.	Exclusion for Material Breach of this CIA	69
		1. Material Breach	69
		2. Notice of Material Breach and Intent to Exclude	70
		3. Opportunity to cure	71
		4. Independence from Material Breach Determination	71
	D.	Dispute Resolution	71
		1. Review Rights	72
		2. Stipulated Penalties Review	72
		3. Exclusion Review	73
		4. Review by Other Agencies	74

XI.	EFFECTIVE AND BINDING AGREEMENT		74

Appendix A			76

	Sun Monitor Task List		76
	I.	ANALYSIS OF THE QUALITY COMPLIANCE INFRASTRUCTURE	76
	II.	ANALYSIS OF THE POLICIES AND PROCEDURES AND TRAINING	79
	III.	ANALYSIS OF QUALITY RELATED DATA	80
	IV.	MECHANISMS TO ANALYZE THE EFFECTIVENESS AND THOROUGHNES OF SUN'S IMPLEMENTATION OF THE CIA	81
	V.	REPORTING TO GOVERNMENT AND SUN ON MONITORING ACTIVITIES	81

Appendix B			82

	Minimum Data Set Audit Guidelines		82
	A.	General	82
	B.	Stage 1 of the MDS Audit	83
	C.	Sate 2 of the MDS Audit	85
	D.	MDS Audit Report	87
	E.	Annual Report	89

Appendix C			90

	Overpayment Refund Form		90

I.     PREAMBLE

          Sun HealthCare Group, Inc. ("Sun") hereby enters into this Corporate Integrity Agreement ("CIA") with the Office of Inspector General ("OIG") of the United States Department of Health and Human Services ("HHS") to promote compliance by Sun (as this term is defined herein), and by all Covered Persons and Covered Contractors (as these terms are defined herein) with the requirements of Medicare, Medicaid, and all other Federal health care programs (as defined in 42 U.S.C. Section  1320a-7b(f)) (hereinafter collectively referred to as the "Federal health care programs"). Sun's compliance with the terms and conditions in this CIA shall constitute an element of Sun's present responsibility with regard to participation in the Federal health care programs. Contemporaneously with this CIA, Sun is entering into a settlement with the United States, as embodied in the Plan of Reorganization soon to be filed in Sun's Chapter 11 proceeding (In re: Sun HealthCare Group, Inc., et al., Case No. 99-3657 (MFW) Jointly Administered (the "Bankruptcy Court")) (hereafter referred to as "Settlement Agreement"). The scope of this CIA shall be governed by the following definitions:

               1.     "Sun": includes any corporation, subsidiary, affiliate, joint venture or other organization or entity in which Sun owns greater than 50% or has a controlling interest, operates, performs billing functions, or has a management contract or arrangement to provide management and administrative services or any arrangement in which Sun has control over the day-to-day operations over the organization or entity.

               2.     "Covered Persons": includes all officers, directors, and employees. This term also includes those contractors who participate in Sun's billing or related submissions to the Federal health care programs.

              3.     "Covered Contractor: includes any entity or individual with whom Sun has entered into a contract or other arrangement and does not fall within the definition of "Covered Persons," but nevertheless provides patient or resident care to Federal health care program beneficiaries on a regular basis (i.e., more often than two weeks over a 52-week period) or otherwise carries out the duties and responsibilities of this CIA (excluding the Monitor and the Independent Review Organization ("IRO") functions described herein).

               4.      "Federal health care program requirements: includes statutes, regulations, guidelines, the Centers for Medicare & Medicaid Services (formerly known as the Health Care Financing Administration or HCFA) (hereinafter "CMS") manuals and written directives of the Federal health care programs.

II.     TERM OF THE CIA

          The period of the compliance obligations assumed by Sun under this CIA shall be the period of time that Sun remains obligated by the payment terms of the Settlement Agreement, but in any event for not less than 5 years from the Effective Date of this CIA. Thus, once the parties have signed this CIA, it shall become final and binding on the Effective Date of Sun's Plan of Reorganization (as the term Effective Date is defined by the Plan), as approved by the Bankruptcy Court (hereafter referred to as the "Effective Date" in this CIA).

          Sections VII, VIII, IX, X and XI shall remain in effect until OIG has completed its review of the final Annual Report and any additional materials submitted by Sun pursuant to OIG's request.

III.     CORPORATE INTEGRITY OBLIGATIONS

          Prior to the execution of this CIA, Sun established a Compliance Program and as a condition of this CIA agrees to maintain its Compliance Program for the duration of this CIA. In addition, to the extent not already implemented and for the duration of this CIA, Sun hereby agrees to supplement its Compliance Program by adhering to the obligations contained in this CIA including creating the following infrastructure:

          A.     Program Infrastructure.

Within 120 days of the Effective Date of this CIA, Sun shall review its current infrastructure and to the extent not already accomplished, create an internal structure whereby individuals are given responsibility at the facility, regional and corporate levels to address quality of care concerns. These individuals shall not be in the Chief Financial Officer's ("CFO's") chain of command. There shall be in place a mechanism and structure to provide the individuals who are charged with quality of care concerns with direct access to the Compliance Officer, appropriate clinical and/or medical staff and the Corporate Compliance Committee.

As part of this internal structure, Sun shall maintain or establish, as necessary, the following positions and committees. If Sun changes its Compliance Program infrastructure in a way that affects these positions and committees, Sun shall ensure that under the new structure Sun devotes resources of equal effectiveness to its Compliance Program as are devoted under the structure described herein and provide notice to the OIG within 15 days after any such change.

               1.     Compliance and Audit Committees of the Board of Directors. Sun currently has an Audit Committee of the Board of Directors (the "Audit Committee") and a Compliance Committee of the Board of Directors (the "Board Committee"). The Board Committee is comprised of not less than three outside directors of Sun. The Board Committee shall be responsible for the review of matters related to the Compliance Program, this CIA, and compliance with Federal health care program requirements. During the term of this CIA, the Audit Committee shall review the adequacy of Sun's internal financial controls, accounting practices and financial reporting policies. During the term of this CIA, the Board Committee shall: a) review the quality and integrity of Sun's claims submission controls, policies and practices; b) ensure that Sun adopts and implements policies and procedures designed to comply with all applicable Federal health care program requirements, and this CIA; c) ensure that Sun has a system in place to respond to Federal, state, internal, and external reports of quality of care issues and that such system functions adequately; and d) ensure that Sun adopts and implements policies and procedures that are designed to ensure that each individual that is cared for at a Sun facility receives the level of care required by law. The Board Committee shall meet at least quarterly.

The individuals who serve on the Board Committee shall be available to the Compliance Officer, the Monitor, and the Independent Review Organization (as these terms are described in Section III.D) required under this CIA, to respond to any issues or questions that might arise. The names of the Board Committee members and the charter for the Board Committee shall be provided to OIG within 120 days of the Effective Date of this CIA. When new members of the Board Committee are appointed, or the responsibilities or authorities of the Board Committee are substantially changed, Sun shall notify the OIG, in writing, within 15 days after such a change.

               2.     Compliance Officer. Sun has appointed a Compliance Officer, who is and shall be responsible for developing and implementing policies, procedures, and practices designed to promote compliance with the Federal health care program requirements and the obligations set forth in this CIA.

The Compliance Officer is and shall be a member of senior management of Sun (i.e., not subordinate to Sun's General Counsel or CFO) with unrestricted access to the Board Committee, who shall make regular (at least quarterly for the first year and semi-annually each year thereafter) reports regarding compliance matters directly to the CEO and the Board Committee, and who shall be authorized to report to the Board Committee at any time. The Compliance Officer is and shall remain responsible for monitoring the day-to-day activities engaged in by Sun to further its compliance objectives as well as for any reporting obligations created under this CIA. The Compliance Officer or his or her designees shall also ensure that quality of care or claim submission issues are appropriately identified and addressed through corrective action plans. In the event a new Compliance Officer is appointed during the term of this CIA, Sun shall notify the OIG, in writing, within 15 days after such a change.

               3.     Corporate Compliance Committee. Sun has appointed a Corporate Compliance Committee ("Compliance Committee"). The Compliance Committee shall include the Compliance Officer and other appropriate officers or individuals who have the authority and responsibility to ensure appropriate quality of care at Sun's facilities, ensure proper billing to Federal health care programs, and to ensure the implementation of this CIA. The Compliance Officer shall chair the Compliance Committee and the Compliance Committee shall support the Compliance Officer in fulfilling his/her responsibilities.

               4.     Compliance Liaisons. Sun has designated the presidents of its subsidiary lines of business and certain other employees as Compliance Liaisons. Each Compliance Liaison is and shall continue to be responsible for monitoring and ensuring execution of the Compliance Program and the relevant requirements of this CIA at each operational level for which the Compliance Liaison is responsible. Compliance Liaisons are and shall remain responsible for:

providing leadership and support regarding compliance issues at operational levels within their control; distributing written compliance-related materials; ensuring the provision of appropriate training and the proper documentation of such training; ensuring the appropriate distribution of internal and external compliance audit reports and monitoring of corrective action related to such reports or other identified compliance-related issues; ensuring proper reporting and responses to compliance-related issues; and monitoring staff in the execution of their compliance-related functions. If these functions or reporting processes change, Sun shall devote resources of similar effectiveness to the compliance functions. Compliance Liaisons shall certify quarterly to the Compliance Officer that all plans of correction related to identified problems for which they are responsible have been implemented, or are in the process of being implemented, and that all Compliance Program concerns have been reported. Such certifications shall be maintained by the Compliance Officer and shall be available to OIG upon request. False certifications by the Compliance Liaisons shall be grounds for immediate termination, and proper execution of Compliance Liaison duties shall be a component of their performance evaluations.

               5.     Administrators. Each Sun facility (nursing home or hospital) is managed by an Administrator or Chief Executive Officer ("Administrator"). The Administrators will continue to be responsible for compliance activities within their facilities. Execution of compliance duties shall be a component of the performance evaluations of Administrators. Should it become necessary to pursue employment of a new Administrator, the new Administrator shall be granted authority sufficient to carry out all required duties, including those with respect to Sun's Compliance Program and this CIA.

6.     Internal Audit and Review Functions. Within 120 days of the Effective Date of this CIA, Sun shall review the adequacy of its system of internal financial controls, accounting policies, financial reporting practices and its other internal audit and review functions, as they relate to the Federal health care programs, and shall continue to perform, or if necessary establish a program for performing, internal audits and reviews that shall:

a. make findings of whether the cost reports, claims and submissions to Federal health care programs that affect reimbursement are accurate and in accordance with applicable law;

b. make findings of whether the systems are in place and functioning effectively to ensure that patients and residents at Sun facilities are receiving the quality of care and quality of life consistent with basic care, treatment and protection from harm standards, as required by applicable law, including 42 C.F.R. Parts 482 and 483 and any other applicable law;

c. conduct an annual Minimum Data Set ("MDS") billing review of claims submitted by Sun's nursing facilities; and

d. perform such other internal audits and reviews as necessary to ensure that this CIA is being appropriately implemented and to ensure that Sun is meeting its obligations under applicable law.

B.     Written Standards.

               1.     Code of Conduct. Sun has a Code of Conduct. Within 90 days of the Effective Date of this CIA, the Code of Conduct shall be reviewed by the Compliance Officer to ensure it meets the requirements set forth herein.

a. Contents: The Code of Conduct shall, at a minimum, include:

i. Sun's commitment to full compliance with all Federal health care program requirements and other applicable laws, its commitment to prepare and submit accurate billings consistent with Federal health care program requirements;

ii. Sun's requirement that all of its Covered Persons shall be expected to comply with all Federal health care program requirements and with Sun's own policies and procedures (including the requirements of this CIA);

iii. the requirement that all Covered Persons shall be expected to report suspected violations of any Federal health care program requirements or of Sun's own policies and procedures and if there are credible allegations of patient harm, such report shall be made in accordance with applicable law;

iv. the possible consequences to both Sun and to any Covered Person for failing to comply with all Federal health care program requirements and with Sun's own policies and procedures or for failure to report such non-compliance; and

v. the right of all individuals to use the Confidential Disclosure Program (as described in Section III.E. of this CIA), as well as Sun's commitment to confidentiality and non-retaliation with respect to disclosures.

b. distribution and Certification. Within 100 days of the Effective Date of this CIA, Sun shall distribute the Code of Conduct to all Covered Persons who have not already received a copy that reflects the required contents as set forth herein. Within 130 days of the Effective Date of this CIA, each Covered Person shall certify, in writing, that he or she has received, read, understood, and will abide by Sun's Code of Conduct. New Covered Persons shall receive the Code of Conduct during orientation or at the time of their appointment, employment or contract, or within 130 days of the Effective Date of the CIA, whichever is later. All New Covered Persons shall complete the required certification within 30 days after the commencement of their appointment, employment, or contract or within 130 days of the Effective Date of the CIA, whichever is later. Sun shall continue to make the promotion of, and adherence to, the Code of Conduct an element in evaluating the performance of its Covered Persons. Sun shall annually review the Code of Conduct and will revise or supplement it as necessary. Sun shall distribute revisions or supplements of the Code of Conduct to Covered Persons within 30 days of such changes being completed. Covered Persons shall certify on an annual basis that they have received, read, understood and will abide by the Code of Conduct that is currently in place.

c. Covered Contractor Requirements. For each of its Covered Contractors, Sun shall: i) require in its contract with the Covered Contractor that the Covered Contractor acknowledges Sun's Compliance Program and Code of Conduct; and ii) for any Covered Contractor with whom Sun has an existing contract, Sun shall in good faith seek to reform the contract to require the Covered Contractor to acknowledge the Compliance Program and Code of Conduct and Sun shall ensure that the Code of Conduct is provided (either by Sun or the Covered Contractor) to all of the Covered Contractors.

               2.     Policies and Procedures. Sun has established written policies and procedures governing billing and quality of care issues. To the extent that it has not already done so, Sun shall develop written policies and procedures regarding its Compliance Program and its compliance with applicable law including, but not limited to, the requirements of Federal health care programs. Sun shall continue to assess and update as necessary the policies and procedures at least annually and more frequently, as appropriate. The policies and procedures shall be sent to OIG within 120 days of the Effective Date of this CIA. To the extent not already accomplished, Sun shall ensure that the relevant portions of its policies and procedures are available to the appropriate Covered Persons within 100 days of the Effective Date of this CIA. Compliance staff or supervisors shall continue to be available to explain any and all policies and procedures. Within 90 days of the Effective Date of this CIA, Sun shall review and analyze its policies and procedures to ensure that, at a minimum, Sun has adequate policies and procedures that specifically address:

a. Measures designed to ensure that Sun complies with Titles XVIII and XIX of the Social Security Act, 42 U.S.C. Section Section  1395-1395ggg and 1396-1396v, and all regulations, written directives, and guidelines promulgated under these statutes, including, but not limited to, 42 C.F.R. Parts 424 and 483, and any other and any other applicable laws that address quality of care in nursing facilities;

b. Measures designed to ensure that Sun complies with all requirements applicable to Medicare's Prospective Payment System ("PPS") for nursing facilities, including, but not limited to: the collection of the clinical data required under the Minimum Data Set ("MDS") as specified by the Resident Assessment Instrument User's Manual; use of the current Resource Utilization Groups ("RUG") classification system; and billing and cost report preparation policies and procedures;

c. Measures designed to ensure compliance with state and Federal reporting requirements pertaining to incident, accident, abuse and neglect reporting requirements. Also, measures designed to ensure that Sun has an appropriate system to collect and analyze reports at the facility, regional, and corporate levels relating to incidents, accidents, abuse, and neglect. The reports required under this system shall be of a nature to provide the Corporate Compliance Committee with meaningful information to be able to determine: i) if there are quality of care problems; and ii) the scope and severity of the problems;

d. Measures designed to ensure that residents and patients are discharged only for the reasons authorized by and in accordance with the procedures established by applicable law and not discharged for financial reasons unless authorized by law;

e. Measures designed to ensure that staffing is in compliance with Federal health care program requirements and state laws, including, but not limited to, 42 C.F.R. Section Section  483.23(a) and (b) (hospitals) and Section  483.30 (nursing facilities);

f. Measures designed to inform Covered Persons and Covered Contractors (to the extent relevant to their duties) of the staffing requirements of Federal and state law;

g. Measures to inform Covered Persons during orientation and during other training required by this CIA that appropriate staffing levels are a critical aspect of patient care, and, if any person has a concern about the level of staffing that there are many avenues available to each individual to address such concerns, including, but not limited to, the facility administrator, the Confidential Disclosure Program (as described in Section III.E. of this CIA), individuals at the regional, or corporate level, or directly to the Compliance Officer;

h. Measures designed to disfavor the use of individuals at any Sun facility who are from a temporary agency or not employed by Sun (not including those individuals who are included in the definition of Covered Persons) and measures designed to create and maintain a standardized system to track the number of individuals at each facility who fall within this category so that the number/proportion of or changing trends in such staff can be adequately identified by Sun and/or the Monitor;

i. Measures designed to ensure compliance with the completion of accurate clinical assessments as required by applicable Federal law (see, e.g., 42 C.F.R. Section  483.20);

j. Measures designed to ensure that where cost reports affect the level of reimbursement, cost reports correctly reflect relations with related parties and that Sun only claims entitlement to exceptions to the extent that they are in accordance with the law;

k. Measures designed to ensure that Covered Contractors are appropriately supervised to ensure that they are acting within the parameters of Sun's policies and procedures and the Federal health care program requirements;

l. Measures designed to ensure that the internal audits performed in conjunction with the IRO are performed by appropriate and qualified individuals, as further set forth in Section III.D.2.b. of this CIA;

m. Non-retaliation policies and methods for employees to make disclosures or otherwise report on compliance issues through the Confidential Disclosure Program required by Section III.E.;

n. Disciplinary guidelines to reflect the Code of Conduct requirements as specified in Section III.B.1;

o. Measures designed to promote adherence to the compliance and quality of care standards set forth in applicable Federal healthcare program requirements, and this CIA, by developing compensation policies that: (i) promote quality of resident and patient care; (ii) do not inhibit the quality of resident or patient care; and (iii) promote adherence to this CIA. Such measures shall include financial incentives for improving the quality of care at the facilities for which a particular individual shares responsibility, and financial penalties (e.g., no bonus or increase in salary) for failure to prevent quality of care problems. Nothing in this provision precludes the company generally from establishing performance-based financial incentives;

p. Measures designed to ensure cooperation with the Monitor and the IRO both of which shall have access to facilities and documents as set forth in this CIA;

q. Measures designed to ensure that compliance issues are identified internally (e.g., through reports of abuse or neglect, financial data, reports to supervisors, the Confidential Disclosure Program (described in Section III.E. of this CIA) or other complaints, internal audits or reviews, patient satisfaction surveys, CMS quality indicators, staff turnover data, or internal surveys) or externally (e.g. consultants, audits performed by the IRO or the Monitor's reports) and are promptly and appropriately investigated and, if the investigation substantiates compliance issues, Sun implements effective and timely corrective action plans and monitors compliance with such plans;

r. Measures designed to collect staffing data, including staff to patient/resident ratio and staff turnover data;

s. Measures designed to ensure that an appropriate pre-admission clinical assessment will be made of all potential respiratory therapy patients/residents;

t. Measures designed to ensure that respiratory therapy residents/patients will only be admitted or cared for if the facility can provide all treatments and care prescribed by the patient's/resident's admitting/attending physician and that for respiratory therapy patients/residents that Sun cannot clinically accommodate, Sun will refer them to more appropriate facilities;

u. Measures designed to ensure that once admitted, respiratory therapy patients/residents will receive appropriate clinical services based on their assessed needs from appropriately trained clinicians and that care, treatment plans and progress will be reviewed by qualified supervisory staff to ensure appropriate care;

v. Measures designed to protect patient safety in the event of utility or weather related emergencies as required by regulations;

w. Measures designed to achieve compliance with nutrition and hydration (42 C.F.R. Section  483.25) and physical environmental regulations (42 C.F.R. Section   483.70); and

x. Measures which direct facilities (at least annually) to evaluate their physical plants to determine whether they are able to respond to heat, utility or other weather related emergencies.

     C.     Training and Education.

          Prior to the execution of this CIA, Sun established a training program for all its Covered Persons and agrees that it shall continue to conduct training programs that meet the requirements of this CIA. Training may be provided through appropriate Internet or Intranet-based mechanisms, but at all times during which any training is conducted, Sun will make available to all training recipients, persons knowledgeable about the subject area covered in the training.

1.     General Training. Within 120 days after the Effective Date of this CIA, Sun shall provide at least 2 hours of general training to each Covered Person. This general training shall explain Sun's:

a. Corporate Integrity Agreement requirements;

b. Compliance Program (including the policies and procedures as they pertain to general compliance issues); and

c. Code of Conduct.

New Covered Persons shall receive the general training described above during orientation, but not later than 20 days after the beginning of their employment or within 120 days after the Effective Date of this CIA, whichever is later. During the term of this CIA, every Covered Person shall receive such general training on an annual basis.

2.     Specific Training for Relevant Covered Persons. Within 120 days after the Effective Date of this CIA, Sun shall provide specific training of certain designated Covered Persons, as set forth in this Section. Each Covered Person who is involved in the delivery of patient or resident care (including individuals who are responsible for quality assurance, setting policies or procedures, or making staffing decisions), the preparation or submission of claims for reimbursement or cost reports (or equivalent reporting mechanisms), or the assignment of procedure codes or other diagnostic assessments that might affect reimbursement, for any Federal health care programs (hereinafter, "Relevant Covered Persons") shall receive at least 2 hours of specific training pertinent to his or her responsibilities (as described below) in addition to the general training required above. This training shall be conducted at least annually thereafter during the term of this CIA, and shall include a discussion of the policies and procedures set forth in Section III.B.2, including, but not limited to:

a. the submission of accurate information (e.g., MDS, claims, bills, and cost reports (or equivalent reporting mechanisms) for services rendered to Medicare or Medicaid beneficiaries, including, but not limited to, the requirements for an accurate clinical assessment, if relevant to the person's duties;

b. policies, procedures and other requirements applicable to the documentation of services and completion of medical records, if relevant to the person's duties;

c. the personal obligation of each individual involved in the patient care, documentation, or reimbursement processes to ensure that such submissions are accurate;

d. applicable Federal health care program requirements, if relevant to the person's duties;

e. the legal sanctions for improper submissions to Federal health care programs;

f. examples of relevant reimbursement practices related to Federal health care programs found to have been improper, if relevant to the person's duties;

g. for Relevant Covered Persons who provide resident care: the coordinated interdisciplinary approach to providing care to residents, including, but not limited to, resident assessment and the requirements of 42 C.F.R. Section  483; and

h. for Relevant Covered Persons who provide resident care: the policies and procedures for appropriate admission and appropriate care of respiratory therapy patients/residents.

          New Relevant Covered Persons shall receive this specific training within 40 days of the beginning of their employment or contract, or within 120 days after the Effective Date of this CIA, whichever is later. Newly hired Relevant Covered Persons involved in the delivery of patient or resident care or in the preparation or submission of information (including, but not limited to, claims, bills, MDS, or cost reports) to any Federal health care program shall be adequately supervised by trained employees until they have completed the specific training relevant to their duties. Each Relevant Covered Person shall receive the appropriate specific training on an annual basis during the term of the CIA.

          In addition, each facility shall conduct appropriate periodic training at least semi-annually, or more frequently, as needed, on quality of care issues, including those issues identified by Sun through its various compliance mechanisms. As part of this training, during the spring of each year on an annual basis, each facility shall provide training to each Relevant Covered Person who provides patient care, on identifying residents at risk of heat and weather related problems (or other problems associated with the loss of utility service), identifying heat illness symptoms, and on an appropriate response to heat, utility or other weather related emergencies (and shall provide a checklist of measures that should be followed). In determining what additional training should be performed, the Compliance Officer or his/her designees will review the complaints received, satisfaction surveys, staff turnover data, any state or Federal surveys, including those performed by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), any internal surveys, and the CMS quality indicators for nursing facilities. Such training will be for the length of time necessary to teach the subject matter. Such training will be provided to all Relevant Covered Persons at the facility who are responsible for patient or resident care. Sun shall implement mechanisms to evaluate that training participants comprehended and (where appropriate) implemented the content of the training.

               3.     Attendance Log and Certification. An attendance log shall document the attendance of each person who is required to attend the training. The person responsible for the training shall certify the accuracy of the attendance log. The attendance log shall specify the type of training received and the date received. The Compliance Officer or his/her designees shall retain the attendance logs and certifications, along with specific course materials, and make all of these logs, certifications, and materials available to OIG upon request. The certification shall specify the type of training received and the date received.

               4.     Submission of Training and Course Materials. The training and course materials for General and Specific Training (as defined herein) shall be submitted to OIG no later than 20 days after completion of any training described herein.

               5.     Prior Training. Training of any type provided to affected Covered Persons within six months prior to the Effective Date of this Agreement that meets the requirements of Section III.C shall be deemed to meet the time frame obligation imposed by this Section, but does not obviate the requirements for attendance certifications.

D.     Review Procedures.

               1.     Independent Monitor (Quality Engagement). Within 60 days of the Effective Date of this CIA, Sun shall engage an appropriately qualified monitoring team (collectively the "Monitor"), that meets the approval of OIG. The Monitor may retain additional personnel, including, but not limited to, independent consultants, if needed to help meet the Monitor's obligations under this CIA. It is the intent of the parties to this CIA that the Monitor and Sun shall work cooperatively to foster the provision of high quality care at Sun. Sun shall be responsible for all costs incurred by the Monitor in connection with its duties under this CIA, including, but not limited to, the costs of travel, consultants, administrative personnel, office space and equipment, or additional personnel ("Monitor's Costs"). Such costs shall not exceed $2,000,000 annually ("Annual Limit"). To assist in Sun's budgeting process, the Monitor shall provide Sun with an estimated, non-binding budget on an annual basis.

a.     The Monitor's Function. The Monitor shall be responsible for assessing the effectiveness, reliability, and thoroughness of Sun's quality of care infrastructure and systems with respect to Sun's nursing facilities. Specifically, the Monitor, guided by the Quality Monitor Task List (copy attached as Appendix A hereto), shall assess, among other things the following:

i. Sun's internal quality of care infrastructure, including, but not limited to, whether Sun has established and is carrying out its functions to review, analyze, and address quality of care issues; whether systems are place to promote quality of care and to respond to quality of care issues and the systems are operating in a timely and effective manner; whether the communication systems are effective, providing for accurate quality-related data, information, decisions, and results of decisions are transmitted to the proper individuals in a timely fashion; and whether the training programs are effective and thorough.

ii. Sun's response to quality of care issues, which shall include an assessment of:

(A)  Sun's ability to identify the problem;

(B)  Sun's ability to determine the scope of the problem (e.g., is it isolated or systemic);

(C)  Sun's ability to create a corrective action plan;

(D)  Sun's ability to execute the corrective action plan;

(E)  Sun's ability to evaluate whether the assessment, corrective action plan and execution of that plan was effective, reliable, and thorough and maintained over time.

iii.  the accuracy of internal reports, data and assessments that relate to patient and resident care;

iv.  Sun's proactive steps (including training) to ensure that each patient and resident receives care in accordance with applicable law and the policies and procedures adopted by Sun, including those required by this CIA;

v.  whether compliance with Sun's policies and procedures that promote quality of care is a positive factor in determining compensation to Sun's employees;

vi.  whether Sun's facility site visits are occurring as necessary to identify and address quality of care issues;

vii.  whether Sun has in place an effective system to track temporary agency personnel, staff to patient ratios and staff turnover rates;

viii.  whether Sun has complied with its own policies and procedures, training requirements, the Federal health care program requirements, and the requirements of this CIA regarding the admission and care of respiratory therapy patients and residents; and

ix. whether Sun has complied with its own policies and procedures, training requirements, the Federal health care program requirements and the requirements of the CIA related to heat, utility and weather related emergencies and to determine whether Sun has adopted appropriate contingency plans to address such emergencies.

b.     Access. The Monitor shall have access to:

i.  Facilities, at any time and without prior notice;

ii.  (A) the CMS quality indicators (for nursing facilities);

(B) internal or external surveys or reports; (C) Sun Quality Line or other allegations or complaints; (D) resident or patient satisfaction surveys; (E) staffing reports setting forth the staff to patient ratios, temporary staffing levels, and staff turnover data; (F) incident, accident, abuse, neglect or death reports; (G) reports of incidents involving a patient or resident that prompt a full internal investigation; (H) patient or resident records consistent with applicable laws; (I) financial data relating to the quality of care provided to residents of Sun facilities; (J) self-evaluative reports including, but not limited to, those from medical review committees, quality assurance committees, or peer review committees; and (K) any other pre-existing data, including the reconfiguring of existing data that the Monitor may determine relevant to fulfilling the duties required under this CIA in the format requested by the Monitor, to the extent practicable;

iii.  Covered Persons under the conditions set forth in Section VII of this CIA governing the rights of OIG to interview Sun's employees, contractors and agents; and

iv.  Current patients and residents, subject to: (A) their clinical condition; and (B) their consent (without interference from Sun or its counsel), to conduct interviews with them outside the presence of Sun supervisory staff or counsel provided that such interviews are conducted in accordance with all applicable laws and the rights of such individuals, including the right of a patient to decline to be interviewed. Nothing in this CIA shall be construed to limit the Monitor's access to family or guardians, or former Covered Persons, patients, or residents.

c.     Sun's Obligations. Sun shall:

i.  Not impede the Monitor's access to its facilities (pursuant to the provisions of this CIA) and shall provide any requested documentation within the time frame specified by the Monitor, subject to any extensions and modifications requested by Sun and granted by the Monitor (the Monitor shall balance the circumstances of the situation with the burden on Sun when making document requests);

ii.  Assist in contacting and arranging interviews of Covered Persons (to be conducted in accordance with the provisions of Section VII), and not impede the cooperation by such individuals;

iii.  Provide access to current residents or patients and contact information for their families and guardians, in a manner consistent with the rights of such individuals under State or Federal law, and not impede their cooperation;

iv.  Provide the last known contact information for former employees, contractors, and agents, and not impede the cooperation from such individuals, including, but not limited to, refraining from placing confidentiality requirements in termination agreements that would limit such cooperation;

v.  Provide the last known contact information for former residents, patients, their families, or guardians consistent with the rights of such individuals under State or Federal law, and not impede their cooperation;

vi.  Address any written recommendation made by the Monitor either by substantially implementing the Monitor's recommendations or by explaining why it has elected not to do so;

vii.  Pay the Monitor's bills for Monitor's Costs within 30 days of receipt. While Sun must pay all the Monitor's bills within 30 days, Sun may bring any disputed Monitor's Costs or bills to OIG's attention; and

viii.  Not sue or otherwise bring any action against the Monitor related to any findings made by the Monitor or related to any exclusion or other sanction of Sun under this Agreement; provided, however, that this clause shall not apply to any suit or other action based solely on the dishonest or illegal acts of the Monitor, whether acting alone or in collusion with others.

Nothing in this Subsection (c) shall limit the right of Sun to inform individuals of their rights under law.

d.     The Monitor's Obligations. The Monitor shall:

i.  Respect the legal rights, privacy, and dignity of all Covered Persons, residents, and patients;

ii.  Where independently required by applicable law or professional licensing standard to report any finding to an appropriate regulatory or law enforcement authority, simultaneously submit copies of such reports to OIG and to Sun;

iii.  At all times act reasonably in connection with its duties under the CIA, including when requesting information from Sun. Acting reasonably shall mean, when appropriate, among other things, that the Monitor shall consider the burdens and costs to Sun;

iv.  Subject to Subsection (e) below, communicate its assessments of Sun through its quarterly reports to Sun and OIG concerning the findings made to date;

v.  Submit bills to Sun on a consolidated basis no more than once per month, and submit an annual summary representing an accounting of its costs throughout the year to Sun and to OIG. Sun shall have the opportunity to review such bills and bring any issue of disputed bills or costs to the attention of OIG;

vi.  Not be bound by any other private or governmental agency's findings or conclusions, including, but not limited to, JCAHO, CMS, or the state survey agency. Likewise, such private and governmental agencies shall not be bound by the Monitor's findings or conclusions. The Monitor's reports shall not be the sole basis for determining deficiencies by the state survey agencies. The parties agree that HHS and its contractors shall not introduce any material generated by the Monitor, or any opinions, testimony, or conclusions from the Monitor as evidence into any proceeding involving a Medicare or Medicaid survey, certification, or other enforcement action against Sun, and Sun shall similarly be restricted from using material generated by the Monitor, or any opinions, testimony, or conclusions from the Monitor as evidence in any of these proceedings. Nothing in the previous sentence, however, shall preclude the OIG or Sun from using any material generated by the Monitor, or any opinions, testimony, or conclusions from the Monitor in any action under the CIA or pursuant to other OIG authorities;

vii.  Abide by the legal requirements of Sun's facilities: (A) to maintain the confidentiality of each resident's personal and clinical records; and (B) to maintain confidential and not to disclose the records of Sun's Corporate Compliance Committee and self-evaluative reports including, but not limited to, those from medical review committees, quality assurance committees or peer review committees. (see 42 C.F.R. Section Section  483.10 and 483.75(o)(3)). Nothing in the prior sentence, however, shall limit or affect the Monitor's obligation to provide information, including information from patient and resident clinical records, to the OIG, and, when legally or professionally required, reporting to other agencies;

viii. Except to the extent required by law, maintain the confidentiality of any proprietary financial and operational information, processes, procedures and forms obtained in connection with its duties under this CIA and not comment publicly concerning its findings except to the extent authorized by the OIG;

ix. Where appropriate, communicate requests for access, documents or other information to the Compliance Officer; and

x. Where possible, identify the criteria under which it intends to assess Sun's activities as set forth herein and communicate those criteria to Sun in advance of its assessments.

e.     Miscellaneous Provisions.

i.  The Monitor may confer and correspond with Sun and OIG on an ex parte basis at any time. If, after consulting with Sun, the Monitor has concerns about corrective action plans that are not being enforced or systemic or repeated problems that could impact Sun's ability to render quality care to its patients and residents, then the Monitor shall: (A) report such concerns in writing to the Consortium, in care of OIG at the address set forth in Section VI of this CIA (the Consortium consists of representatives of OIG, CMS, and the Department of Justice); and (B) provide notice and a copy of the report to the Compliance Officer and the Board Committee. Sun shall be provided an opportunity to respond to the Consortium concerning any such report;

ii.  The Consortium shall seek to resolve any such dispute between the Monitor and Sun prior to OIG seeking any remedies pursuant to the terms of this CIA;

iii.  The Monitor serves at the behest of OIG and may be removed from the Monitor position solely at the discretion of OIG. If the Monitor resigns or is removed for any reason prior to the termination of the CIA, OIG, at its sole discretion, shall appoint another Monitor with the same functions and authorities;

iv.  The Monitor shall not control, manage or operate Sun; and

v.  Nothing in this Agreement changes the applicable requirements for standard of care from that imposed by the Federal health care program requirements and other laws.

2.      Financial Reviews.

(a)     a.     General Description

i.     Retention of Independent Review Organization. Prior to the Effective Date of this CIA, Sun will retain an entity, such as an accounting, auditing or consulting firm (hereinafter "Independent Review Organization" or "IRO"), to perform review engagements to assist Sun in assessing and evaluating its billing, coding and claim submission practices and its compliance obligations pursuant to this CIA and the Settlement Agreement. The IRO retained by Sun shall have expertise in the billing, coding, reporting and other requirements of the particular section of the health care industry pertaining to this CIA and in the general requirements of the Federal health care program(s) from which Sun seeks reimbursement. The Billing Engagement, described below shall be accomplished by a combination of reviews performed by the IRO and the Sun Internal Review Team pursuant to the schedule in Section III.D.2.b.vii. below. The IRO shall assess, along with Sun, whether it can perform the IRO engagements in a professionally independent fashion, taking into account any other business relationships or other engagements that may exist.

ii.     Types of Engagements. The IRO shall conduct two separate engagements. One engagement shall address Sun's billing, coding and claim submission practices to the Federal health care programs ("Billing Engagement"). The second engagement shall address Sun's compliance with the obligations assumed under this CIA and the Settlement Agreement ("Compliance Engagement").

iii.     Frequency of Billing and Compliance Engagements. The Billing Engagement shall be performed in accordance with the schedule in Section III.D.2.b.vii. beginning with the Effective Date of this CIA. The IRO and Sun's Internal Review Team shall perform the Minimum Data Set Audits (hereinafter, "MDS Audits") of the Billing Engagement and the IRO shall perform the Process Review component of the Billing Engagement. The Compliance Engagement shall be performed by the IRO for the first one-year period beginning with the Effective Date of this CIA.

iv.     Retention of Records. Sun shall retain and make available to the OIG, upon request, all work papers, supporting documentation, correspondence and draft reports, if any, (those exchanged between the IRO and Sun) related to the engagements for the duration of the CIA plus one year.

b.     Billing Engagement. The Billing Engagement shall be comprised of two separate reviews - an MDS Audit and a Process Review. The MDS Audit and corresponding MDS Audit Report are discussed in detail in Appendix B to this CIA, which is incorporated by reference.

i.     Selection of Potential Candidates for Sun's Internal Review Team. Sun's Corporate Compliance Officer shall identify prospective team members based upon the candidate's MDS Audit experience (i.e. has performed similar MDS audits within the 6 months prior to becoming part of Sun's Internal Review Team), qualifications, and clinical background. The IRO and Corporate Compliance Officer shall independently assess each respective candidate's experience, qualifications, and clinical background. Both the IRO and Sun shall draft independent recommendations for each prospective Internal Review Team member regarding whether each member should serve on Sun's Internal Review Team. The IRO and Sun shall mutually agree on Sun's proposed Internal Review Team members for the purposes of Credentialing as set forth below.

ii.     Credentialing of Sun's Internal Review Team. To credential Sun's Internal Review Team, the following protocol will be used. Within 90 days of the Effective Date of this CIA and prior to the initiation of any MDS Audits, the IRO shall randomly select (using RAT-STATS) 25 sampling units from Sun's nursing facilities. The identities of the patients in the selected sampling units will be redacted to preserve patient confidentiality. These sampling units will be used to train and assess the candidates for Sun's Internal Review Team. Using the audit procedures set forth in Appendix B, the IRO will train the prospective Internal Review Team members using the first 10 randomly generated sampling units. Following the demonstration training, and using the remaining 15 randomly selected sampling units, each of the candidates will independently make coding and overpayment determinations on these units based on defined audit procedures agreed to by Sun and the IRO as set forth below. Each prospective Internal Review Team member will be evaluated on how they scored each test sampling unit. Each reviewer's percentage score will be calculated based on pre-selected objective audit elements. These pre-selected objective audit elements and the credentialing standard shall be mutually agreed upon by Sun and the IRO and shall be submitted to the OIG for review. At any time during the term of the CIA, the OIG may provide Sun with comments, recommendations, or may reject any or all of the pre-selected objective audit elements or credentialing standard and may create its own audit elements and credentialing standard and apply it to select Sun's Internal Review Team. Any comments provided, recommendations made or the lack thereof or the lack of rejection of any or all of the pre-selected objective audit elements or credentialing standard shall not constitute acceptance of the pre-selected objective audit elements or the credentialing standard. Those Internal Review Team Candidates with credentialing scores at or above the credentialing standard will be selected as members of Sun's Internal Review Team.

iii.     Reporting the Selection of Sun's Internal Review Team. As part of Sun's Implementation Report, Sun's Corporate Compliance Officer shall provide the OIG with his justification and the IRO's recommendations for each proposed Internal Review Team member. Both Sun's justification and the IRO's recommendation shall include a narrative evaluation of each prospective team member's audit test performance for each selected Internal Review Team member. Sun shall also include each candidate's resume, audit test results, and credentialing score which support each candidate's selection as an Internal Review Team member as part of its justification.

iv.     Replacement of Internal Review Team Members. If at any time during the term of this CIA, an Internal Review Team member needs to be replaced, the protocol described in Section III.D.2.b.i-iii. herein shall be implemented to select a new Internal Review Team member. However, Sun's justification and the IRO's recommendation, as described in Section III.D.2.b.ii herein, shall be submitted to the OIG prior to engaging the new Internal Review Team member.

v.     Annual IRO Verification Review. At the end of each Review Year (as defined in Section III.D.2.b.vi below) of the CIA, the IRO will verify a sample of each Sun Internal Review Team member's MDS Audit determinations to ensure the reviewer is making accurate judgements. To conduct the verification review, the IRO will review either 10% or 15 sampling units from each Internal Review Team member's previous year's MDS Audits, whichever is greater, and the accuracy of the reviewer's determinations shall be recorded. The IRO shall randomly select each reviewer's sample using RAT-STATS. Any incorrect MDS Audit determinations made by a Team member will constitute an error. If 5% or more of a team member's determinations are incorrect, the Internal Review Team member will be removed from the Team unless retention of the Internal Review Team member is otherwise recommended by the IRO and accepted by the OIG. The audit test results for each Internal Review Team member and any recommendation or supporting rationale will be included in each Annual Report to the OIG. The OIG, will have discretion to remove any person from the Internal Review Team at any time.

vi.     Pooling Methodology. For the purpose of the MDS Audits that the IRO and Sun will conduct, the IRO will aggregate total nursing facility data and allocate each of Sun's nursing facilities into four pools based upon their respective distribution of total claims paid by Medicare Part A.

(A)     Based upon the paid claims information, the IRO will sort all of the Sun nursing facilities into four pools. The facilities shall be resorted annually on the anniversary of the Effective Date of this CIA and each such annual period shall constitute a review year (the "Review Year"). The four pools are as follows:

(1)  Facilities that have received no Medicare Part A payments during the Review Year (hereinafter referred to as the "Medicare Zero Claim Pool"). The IRO will remove the Medicare Zero Claim Pool from the population of nursing facilities that it will randomly select from for the annual MDS Audits;

(2)  Facilities that have received payment from Medicare Part A for 1 to 250 claims during the Review Year (hereinafter referred to as the "Medicare Small Claim Pool");

(3)  Facilities that have received payment from Medicare Part A for 251-750 claims during the Review Year (hereinafter referred to as the "Medicare Medium Claim Pool"); and

(4)  Facilities that have received payment from Medicare Part A for more than 751 claims during the Review Year covered by the billing review (hereinafter referred to as the "Medicare Large Claim Pool").

vii.     Annual Facility Selection Methodology. Consistent with Appendix B, the Audit Period for year 1 reviews will begin with the Effective Date of the CIA and will end with the date the MDS Audit begins for each respective Claim Pool. For the first year reviews, no MDS Audit will contain less than 3 months worth of data and no more than 9 months worth of data. For each Claim Pool's subsequent yearly review, the Audit Period for the MDS Audit shall consist of 12 months of data. These subsequent yearly reviews shall begin at the end of the preceding Audit Period for each Claim Pool and shall end 12 months later.

The MDS Audit will be prioritized in the following manner: During each Review Year, the IRO will review facilities in the Medicare Large Claim Pool prior to reviewing the facilities in the Medicare Medium Claim Pool. Sun will review facilities in the Medicare Medium Claim Pool prior to reviewing the facilities in the Medicare Small Claim Pool. The IRO and Sun may deviate from this prioritization schedule only after receiving prior written approval from the OIG.

2.     Audit Period 1 Reviews:

-       IRO will randomly select, using RAT-STATS, 5 facilities from the Medicare Small Claim Pool - Sun will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 15 facilities from the Medicare Medium Claim Pool - IRO will perform an MDS Audit on the first five randomly generated facilities and Sun will perform an MDS Audit on the remaining 10 facilities.

-       IRO will randomly select, using RAT-STATS, 6 facilities from the Medicare Large Claim Pool - IRO will perform an MDS Audit on these facilities.

-       In accordance with Section III.D.2.b.v. above, at the end of Review Year 1, the IRO will review 10% or 15 sampling units for each member of Sun's Internal Review Team, whichever is greater. The IRO will randomly select, using RAT-STATS, each member's sampling units.

3.     Audit Period 2 Reviews:

-       IRO will randomly select, using RAT-STATS, 5 facilities from the Medicare Small Claim Pool, excluding those Medicare Small Claim Pool facilities that were selected in Audit Period 1, - Sun will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 15 facilities from the Medicare Medium Claim Pool, excluding those Medicare Medium Claim Pool facilities that were selected in Audit Period 1 - IRO will perform an MDS Audit on the first five randomly generated facilities and Sun will perform an MDS Audit on the remaining 10 facilities.

-       IRO will randomly select, using RAT-STATS, 6 facilities from the Medicare Large Claim Pool - IRO will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 1 of the 20 Medium and Small Claim Pool facilities reviewed in Audit Period 1 and will perform an MDS Audit on this facility.

-       In accordance with Section III.D.2.b.v. above, at the end of Review Year 2, the IRO will review 10% or 15 sampling units for each member of Sun's Internal Review Team, whichever is greater. The IRO will randomly select, using RAT-STATS, each member's sampling units.

4.     Audit Period 3 Reviews:

-       IRO will randomly select, using RAT-STATS, 5 facilities from the Medicare Small Claim Pool, excluding those Medicare Small Claim Pool facilities that were selected in Audit Periods 1 or 2 - Sun will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 15 facilities from the Medicare Medium Claim Pool, excluding those Medicare Medium Claim Pool facilities that were selected in Audit Periods 1 or 2 - IRO will perform an MDS Audit on the first five randomly generated facilities and Sun will perform an MDS Audit on the remaining 10 facilities.

-       IRO will randomly select, using RAT-STATS, 6 facilities from the Medicare Large Claim Pool - IRO will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 1 of the 40 Medium and Small Claim Pool facilities reviewed in Audit Periods 1 or 2 and will perform an MDS Audit on these facilities.

-       In accordance with Section III.D.2.b.v. above, at the end of Review Year 3, the IRO will review 10% or 15 sampling units for each member of Sun's Internal Review Team, whichever is greater. The IRO will randomly select, using RAT-STATS, each member's sampling units.

5.     Audit Period 4 Reviews:

-       IRO will randomly select, using RAT-STATS, 5 facilities from the Medicare Small Claim Pool, excluding those Medicare Small Claim Pool facilities that were selected in Audit Periods 1, 2, or 3 - Sun will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 15 facilities from the Medicare Medium Claim Pool, excluding those Medicare Medium Claim Pool facilities that were selected in Audit Periods 1, 2, or 3 - IRO will perform an MDS Audit on the first five randomly generated facilities and Sun will perform an MDS Audit on the remaining 10 facilities.

-       IRO will randomly select, using RAT-STATS, 6 facilities from the Medicare Large Claim Pool - IRO will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 2 of the 60 Medium and Small Claim Pool facilities reviewed in Audit Periods 1, 2, or 3 and will perform an MDS Audit on these facilities.

-       In accordance with Section III.D.2.b.v. above, at the end of Review Year 4, the IRO will review 10% or 15 sampling units for each member of Sun's Internal Review Team, whichever is greater. The IRO will randomly select, using RAT-STATS, each member's sampling units.

6.     Audit Period 5 Reviews: All facilities, even if previously selected, will be included in the universe for Audit Period 5.

-       IRO will randomly select, using RAT-STATS, 5 facilities from the Medicare Small Claim Pool - Sun will perform an MDS Audit on these facilities.

-       IRO will randomly select, using RAT-STATS, 15 facilities from the Medicare Medium Claim Pool - IRO will perform an MDS Audit on the first five randomly generated facilities and Sun will perform an MDS Audit on the remaining 10 facilities.

-       IRO will randomly select, using RAT-STATS, 6 facilities from the Medicare Large Claim Pool - IRO will perform an MDS Audit on these facilities.

-       In accordance with Section III.D.2.b.v. above, at the end of Review Year 5, the IRO will review 10% or 15 sampling units for each member of Sun's Internal Review Team, whichever is greater. The IRO will randomly select, using RAT-STATS, each member's sampling units.

viii.     MDS Audit. The IRO and Sun's Internal Review Team shall perform an MDS Audit to identify any overpayments through a variable appraisal of paid claims submitted by Sun to the Medicare program. The MDS Audit shall be performed in accordance with the procedures set forth in Appendix B to this CIA.

ix.     MDS Audit Report. The IRO shall prepare a report based upon each MDS Audit performed for each facility the IRO reviewed ("MDS Audit Report"). Sun shall prepare an MDS Audit Report for each facility it reviewed. The MDS Audit Report shall be created in accordance with the procedures set forth in Appendix

B to this CIA and shall be submitted to OIG by Sun as part of Sun's Annual Reports.

x.     Process Reviews. The IRO shall perform Process Reviews at Sun's nursing facilities which are selected for MDS Audits as described above. The Process Reviews shall include a review of Sun's claims, coding, billing and submission process and other compliance related activities ("Process Review"). The Process Review may be performed concurrently with the other elements of the Billing Engagement and shall include testing or verification of Sun's Systems, processes and/or operations only when necessary as described below in Section III.D.2.b.x.(B). The Process Review shall consist of a thorough review and inquiry of the following:

(A)     Sun's documentation, coding, billing and reporting operations relating to claims submitted to all Federal health care programs. As part of this review, the IRO is expected to evaluate the presence, application and adequacy of:

(1)  Sun's billing and medical record documentation and coding process;

(2)  Sun's billing policies and procedures to ensure proper coding and billing;

(3)  Sun's internal controls to ensure accurate coding and claims submission;

(4)  Sun's reporting operations or mechanisms that

ensure appropriate communication between Sun and its fiscal intermediaries; and

(5) corrective action plans to correct any inaccurate coding or billing processes or individual claim forms.

(B)     In the event Sun or the IRO identify deficiencies in Sun's medical record documentation, coding process, policies and procedures, internal controls, reporting mechanisms or corrective action plans, (either through the Billing Engagement, Process Review, internal or external audits, or fiscal intermediary review) which result, or could result, in inappropriate billing to the federal health care programs, the IRO shall, attempt to quantify any actual or potential underpayment or overpayments and shall make a report to Sun (and to the OIG as described below) that shall include the IRO's recommendations to correct the identified deficiency. In addition, the IRO shall test the applicable Sun system(s) to ensure the potential deficiency is not a systemic problem. Sun will correct any identified deficiency within 3 months of the discovery of the deficiency or provide the OIG with a reason why it cannot correct the deficiency within that time frame. Sun will report its findings regarding any potential deficiencies and corrective actions in its Process Review Report.

xi.     Process Review Report. The IRO shall prepare a report based upon each Process Review performed ("Process Review Report") which shall be submitted to the OIG as part of Sun's Annual Reports. The Process Review Report shall include the IRO's findings and supporting rationale regarding:

(A)     any identified deficiencies in Sun's medical record documentation, coding process, policies and procedures, internal controls, reporting mechanisms or corrective action plans;

(B)     any weakness or potential weaknesses in Sun's medical record documentation, coding process, policies and procedures, internal controls, reporting mechanisms or corrective action plans; and

(C)     any recommendations the IRO may have to improve any of these systems, operations, or processes.

c.     Compliance Engagement.

i.     Compliance Review. The IRO shall conduct a review of Sun's compliance activities ("Compliance Review"). The Compliance Review shall consist of a review of Sun's adherence to the obligations set forth in this CIA, and a review of Sun's compliance with certain provisions of the Settlement Agreement:

(A)     CIA Obligations Review. The IRO shall assess and evaluate Sun's compliance with the obligations set forth in each section of this CIA.

(B)     Unallowable Costs Review. The IRO shall determine whether Sun has complied with its obligation not to charge to, or otherwise seek payment from, Federal or State payors for unallowable costs (as defined in the Settlement Agreement) and its obligation to identify to applicable Federal or State payors any unallowable costs included in payments previously sought from the United States, or any State Medicaid program. This unallowable cost analysis shall include, but not be limited to, payments sought in any cost reports, cost statements, information reports or payment requests for post-petition periods. In making this determination, the IRO may need to review cost reports and/or financial statements from the year in which of the Settlement Agreement was executed, as well as from previous years but shall not include any Closed Cost Years as defined in the Settlement Agreement, or post-petition periods which are the subject of a settlement with a state.

ii.     Compliance Review Report. The IRO shall prepare a report based upon the Compliance Review performed (the "Compliance Review Report"). The Compliance Review Report shall include:

(A)     the IRO's findings, and supporting rationale (or narrative explanation), if any, and a summary of such findings and rationale regarding Sun's compliance with the terms of each section of the CIA, as applicable; and

(B)     the IRO's findings and supporting rationale (or narrative explanation) regarding whether Sun has complied with its obligation not to charge to, or otherwise seek payment from, Federal or State payors for unallowable costs (as defined in the Settlement Agreement) and its obligation to identify to applicable Federal or State payors any unallowable costs included in payments previously sought from such payor.

d.     Validation Review. In the event the OIG has reason to believe that: Sun's Billing or Compliance Engagement fails to conform to the requirements of this CIA; or the findings or MDS Audit results are believed to be inaccurate, the OIG may, at its sole discretion, conduct its own review to determine whether the Billing and Compliance Engagements comply with the requirements of the CIA and/or to determine if the findings or MDS Audit results are inaccurate. Sun agrees to pay for the reasonable cost of any such review performed by the OIG or any of its designated agents so long as it is initiated before one year after Sun's final submission is received by the OIG.

Prior to initiating a validation review, the OIG shall notify Sun of its intent to do so with an explanation stating why the OIG believes such a review is necessary. In order to resolve any concerns raised by the OIG, Sun may request a meeting with the OIG to discuss the results of any Engagement submissions; present any additional or relevant information to clarify the results of the Engagements or to correct the inaccuracy of the MDS Audit; and/or propose alternatives to the proposed validation review.

The OIG will attempt in good faith, to resolve any Billing or Compliance Engagement and/or MDS Audit issues with Sun prior to conducting a validation review. However, the final determination as to whether or not to proceed with a validation review shall be made at the sole discretion of the OIG.

e.     Independence Certification. The IRO shall include in its report(s) to Sun a certification or sworn affidavit that it has evaluated its professional independence and/or professional objectivity, as applicable, with regard to the Billing and Compliance Engagements and that it has concluded that it was, in fact, independent and/or objective, as applicable.

     E.     Confidential Disclosure Program.

          Sun has established a Confidential Disclosure Program, which includes two toll-free telephone lines, known as the "Sun Quality Line" and "Customer First Line" (collectively the "Confidential Disclosure Program"). The Sun Quality Line has been designed and implemented for employees, contractors, and vendors, while the Customer First Line has been designed for patients and families. Within 90 days of the Effective Date of this CIA, Sun shall review its Confidential Disclosure Program and ensure that it is in compliance with the requirements of this Section. The Confidential Disclosure Program shall enable any individual to disclose, to the Compliance Officer or some other person who is not in the disclosing individual's chain of command, any identified issues or questions associated with Sun's policies, practices, or procedures with respect to quality of care or a Federal health care program, believed by the individual to be inappropriate. Sun shall publicize the existence of the Confidential Disclosure Program, and, at a minimum shall post notice of it prominently in common gathering areas (e.g., lobbies, dining rooms, activity rooms, waiting rooms, employee break rooms and other locations where notices are typically posted) in each of its facilities and locations and shall publicize it in training and newsletters to employees.

The Confidential Disclosure Program shall emphasize a non-retribution, non-retaliation policy, and shall include a reporting mechanism for anonymous, confidential communication. Upon receipt of a disclosure, the Compliance Officer, or his/her designee, shall gather the information in such a way as to elicit all relevant information from the disclosing individual. The Compliance Officer, or his/her designee, shall make an inquiry into the allegations set forth in every disclosure to ensure that he or she has obtained all of the information necessary to determine whether further review should be conducted. For any disclosure that is sufficiently specific so that the Compliance Officer, or his/her designee, determines further review is warranted, the Compliance Officer, or his/her designee, shall conduct such further review of the allegations and ensure that follow-up is conducted and that any inappropriate or improper practice is addressed.

The Compliance Officer shall maintain a written record, which shall include the date of receipt of the allegation or complaint, a summary of each allegation or complaint received, the status of the respective investigations, and any corrective action taken in response to the investigation. The written record shall be made available to OIG upon request.

     F.     Ineligible Persons.

     1.     Definition. For purposes of this CIA, an "Ineligible Person" shall be any individual or entity who: (a) is currently excluded, suspended, debarred or otherwise ineligible to participate in the Federal health care programs; or (b) has been convicted of a criminal offense and is subject to exclusion under 42 U.S.C. Section  1320a-7(a), but has not yet been excluded.

     2.     Screening Requirements. Sun currently has policies and procedures regarding the screening of prospective Covered Persons, contractors, and physicians who receive staff privileges to prevent the hiring of, or contracting with, any Ineligible Person. Sun shall screen all prospective Covered Persons and contractors prior to engaging their services, and screen physicians prior to granting staff privileges by: (a) requiring applicants to disclose whether they are Ineligible Persons; and (b) reviewing the General Services Administration's List of Parties Excluded from Federal Programs (available through the Internet at http://www.arnet.gov/epls) and the HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.hhs.gov/oig) (these lists and reports will hereinafter be referred to as the "Exclusion Lists").

     3.     Review and Removal Requirement. Within 120 days of the Effective Date of this CIA, Sun will review its list of current Covered Persons, contractors, and physicians with staff privileges against the Exclusion Lists. Thereafter, Sun will review the list semi-annually. If Sun has notice that a Covered Person, contractor, or physician has become an Ineligible Person, Sun will remove such person from responsibility for, or involvement with, Sun's business operations related to the Federal health care programs and shall remove such person from any position for which the person's salary or the items or services rendered, ordered, or prescribed by the person are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds at least until such time as the person is reinstated into participation in the Federal health care programs. Semi-annual reviews performed on Sun's Covered Persons, contractors, and physicians with staff privileges within six months prior to the Effective Date that satisfy the requirements of Section III.F.2 shall be deemed to have met the time frame obligation imposed by this Section, but do not obviate the semi-annual review requirements of this Section.

     4.     Pending Charges and Proposed Exclusions. If Sun has notice that a Covered Person, contractor, or physician with staff privileges is formally charged with a criminal offense related to any Federal health care program, or is proposed for exclusion during his or her employment or contract, Sun shall take all appropriate actions to ensure that the responsibilities of that Covered Person, contractor, or physician do not adversely affect the quality of care rendered to any patient or resident or the accuracy of any claims submitted to any Federal health care program.

     G.     Notification of Proceedings.

Within 30 days of discovery, Sun shall notify OIG, in writing, of any ongoing investigation or legal proceeding conducted or brought by a governmental entity or its agents involving an allegation that Sun has committed a crime or has engaged in fraudulent activities. This notification shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding. Sun shall also provide written notice to OIG within 30 days of the resolution of the matter, and shall provide OIG with a description of the findings and/or results of the proceedings, if any.

H.     Reporting.

          1.     Definition of "Overpayment. For purposes of this CIA, an "Overpayment" shall mean the amount of money Sun has received in excess of the amount due and payable under the Federal health care program requirements, but shall not include periodic interim payments subject to reconciliation upon submission of a final cost report or reconciliation of other interim payments. Sun may not subtract any underpayments for purposes of determining the amount of relevant "Overpayments."

          2.     Definition of "Material Deficiency." For purposes of this CIA, a "Material Deficiency" means anything that involves: (i) a substantial Overpayment relating to any Federal health care program; or (ii) a matter that a reasonable person would consider a potential violation of 42 U.S.C. Section Section  1320a-7, 1320a-7a, or 1320a-7b, or other criminal or civil law related to any Federal health care program for which penalties or exclusion may be authorized under the law. A Material Deficiency may be the result of an isolated event or a series of occurrences.

          3.     Reporting of Overpayments. If, at any time, Sun identifies or learns of any billing, reporting, or other policies, procedures and/or practices that has resulted in an Overpayment (as herein defined), Sun shall notify the payor (e.g., Medicare fiscal intermediary or carrier) within 30 days of discovering the Overpayment and take remedial steps within 60 days of discovery (or such additional time as may be agreed to by the payor) to repay the Overpayment and correct the problem, including preventing the underlying problem and the Overpayments from recurring. Notification and repayment to the contractor should be done in accordance with the contractor policies, and, for Medicare contractors, must include the information contained on the

Overpayment Refund Form, provided as Appendix C to this CIA.

          4.     Reporting of Material Deficiencies. If Sun determines that there is a Material Deficiency (as defined herein), Sun shall notify OIG within 40 days of discovering the Material Deficiency. The report to OIG shall include:

a. A complete description of the Material Deficiency, including the relevant facts, persons involved, and legal and program authorities;

b. Sun's actions (and future plans of action) to correct the Material Deficiency; and to prevent such Material Deficiency from recurring;

c. If applicable, the information on the Overpayment Refund Form and the payor's name, address, and contact person where the Overpayment (if any) was sent; and

d. If applicable, the date of the check and identification number (or electronic transaction number) on which the Overpayment (if any was repaid).

IV.     NEW BUSINESS UNITS OR LOCATIONS

In the event that Sun purchases or establishes new business units that participate in any Federal health care program after the Effective Date of this CIA, Sun shall notify OIG of this fact within 30 days of the date of purchase or establishment. This notification shall include the type of facility, location of the new operation(s), phone number, fax number, Federal health care program provider number(s) (if any), and the corresponding payor(s) (contractor specific) that has issued each provider number. All Covered Persons and Covered Contractors at such locations shall be subject to the requirements in this CIA that apply to new Covered Persons and Covered Contractors (e.g., completing certifications and undergoing training). In the case of new business units and locations, the obligations of this CIA shall apply only to services or activities occurring after the Effective Date of the acquisition or establishment of the new business unit or location. Sun shall use its best efforts to implement the requirements of this CIA in new business units or locations that participate in any Federal health care programs as soon as practicable. Notwithstanding any other provisions to the contrary, the terms of this CIA shall not become effective for new business units or locations until six months after the purchase or establishment of such new business units or locations.

VI.     IMPLEMENTATION AND ANNUAL REPORTS

          A.     Implementation Report. Within 120 days after the Effective Date of this CIA, Sun shall submit a written report to OIG summarizing the status of its implementation of the requirements of this CIA. This Implementation Report shall include:

1.  the name, address, phone number and position description of all individuals in positions described in Section III.A;

2.  the charter for the Board Committee as required in Section III.A.1;

3. the program for internal audits and reviews and a description of the quality of care infrastructure as required in Section III.A.;

4.  a copy of Sun's Code of Conduct required by Section III.B.l;

5.  a copy of the policies and procedures required by Section III.B.2;

6.  a description of the training programs required by Section III.C., including a description of the targeted audiences and a schedule of when the training sessions were held and are to be held;

7.  a certification by the Compliance Officer that to the best of his or her knowledge:

a.  the policies and procedures required by Section III.B.2 have been developed, are being implemented, and have been made available to all appropriate Covered Persons;

b.  all Covered Persons and Covered Contractors have completed the Code of Conduct certification as required by Section III.B.1;

c.  all Covered Persons have completed the training and executed the certification required by Section III.C; and

d.  such certification may also include, if necessary, an explanation of noncompliance.

8.  a description of the Confidential Disclosure Program required by Section III.E.;

9.  the identity of the Independent Review Organization(s) and the proposed start and completion date of the engagements for the first year as well as the identification of the individual members comprising Sun's Internal Review Team and the respective credentialing information required in Section III.D.2.b;

10. a summary of personnel actions taken pursuant to Section III.F.; and

11. a list of all of Sun's business units participating in a Federal health care program (including mailing addresses), the corresponding name under which each location is doing business, the corresponding telephone numbers and facsimile numbers, each location's Federal health care program provider identification numbers(s), and the name, address, and telephone number of the payor (specific contractor) that issued each provider identification number.

                         B  Annual Reports. Sun shall submit to OIG an Annual Report with respect to the status and findings of Sun's Compliance activities over the one-year period covered by the Annual Report. Each Annual Report shall include:

                              1.  any change in the identity or position description of individuals in positions described in Section III.A., a change in any of the committees' structure or charter, any change in the internal audit and review program, or any change in the quality of care infrastructure;

                              2.  a certification by the Compliance Officer that to the best of his or her knowledge:

a.  all Covered Persons and Covered Contractors have completed the annual Code of Conduct certification required by Section III.B.1;

b.  all Covered Persons have completed the training and executed the certification required by Section III.C;

c.  Sun has complied with its obligations under the Settlement Agreement (i) not to resubmit to any Federal health care program payors any previously denied claims related to conduct addressed in the Settlement Agreement, and its obligation not to appeal any such denials of claims; and (ii) not to charge to or otherwise seek payment from Federal or state payors for unallowable costs (as defined in the Settlement Agreement) and its obligation to identify and adjust any past charges of unallowable costs;

d.  Sun has effectively implemented, or is in the process of implementing, all plans of correction related to problems identified under this CIA, Sun's Compliance Program, or internal audits or reviews; and

e.  Such certification may also include, if necessary, an explanation of noncompliance.

                              3.  notification of any material changes or amendments to the policies and procedures required by Section III.B.2 and the reasons for such changes (e.g., change in contractor policy);

                              4.  a summary of the facilities audited or reviewed pursuant to Sun's internal audit and review program, a summary of the findings of such audit or review, and a summary of the corrective actions taken under the program for internal audits and reviews;

                              5.  a complete copy of the reports prepared pursuant to the IRO's Submissions and compliance engagements, including all the information required in Section III.D;

                              6.  Sun's response/corrective action plan to any findings by the IRO;

                              7.  Sun's response/corrective action plan to any issues raised by the Monitor;

                              8.  a summary of Material Deficiencies and reported throughout the course of the previous 12 months pursuant to Section III.H, and the corresponding corrective action plans;

                              9.  a report of the aggregate Overpayments that have been returned to the Federal health care programs that were discovered as a direct or indirect result of implementing this CIA. Overpayment amounts shall be broken down into the following categories: Medicare, Medicaid (report each applicable state separately) and other Federal health care programs;

                              10.  a summary of the Sun Quality Line written records required by Section III.E (excluding any calls that relate solely to human resources issues);

                              11.  a description of any personnel actions (other than hiring) taken by Sun as a result of the obligations in Section III.F, and the name, title, and responsibilities of any person who falls within the ambit of Section III.F.3 and 4, and the actions taken in response to the obligations set forth in that Section;

                              12.  a summary describing any ongoing investigation or legal proceeding conducted or brought by a governmental entity involving an allegation that Sun has committed a crime or has engaged in fraudulent activities, which has been reported pursuant to Section III.G. The statement shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding; and

                              13.  a description of all changes to the most recently provided list (as updated)

of Sun's locations that participate in any Federal health care program (including mailing addresses), the corresponding name under which each location is doing business, the corresponding telephone numbers and facsimile numbers, each location's Federal health care program provider identification numbers(s), and the name, address, and telephone number of the payor (specific contractor) that issued each provider identification number.

          The first Annual Report shall be received by OIG no later than 1 year and 120 days after the Effective Date of this CIA. Subsequent Annual Reports shall be submitted no later than the anniversary date of the due date of the first Annual Report.

          C.     Certifications. The Implementation Report and Annual Reports shall include a certification by the Compliance Officer, under penalty of perjury, that: (1) Sun is in compliance with all of the requirements of this CIA (unless the noncompliance is clearly and explicitly described in the Implementation Report or Annual Report), to the best of his or her knowledge; and (2) the Compliance Officer has reviewed the Report and has made reasonable inquiry regarding its content and believes that, upon such inquiry, the information is accurate and truthful.

VI.          NOTIFICATION AND SUBMISSION OF REPORTS

          Unless otherwise stated in writing subsequent to the Effective Date of this CIA, all notifications and reports required under this CIA shall be submitted to the entities listed below:

OIG:	Civil Recoveries Branch - Compliance Unit
Office of Counsel to the Inspector General
Office of Inspector General
U.S. Department of Health and Human Services
Cohen Building, Room 5527
330 Independence Avenue, SW
Washington, DC 20201
Phone: 202.619.2078
Fax: 202.205.0604
Sun:	Mr. Chauncey Hunker, Ph.D.
Corporate Compliance Officer
Sun HealthCare Group, Inc.
101 Sun Lane, N.E.
Albuquerque, N.M. 87109
Phone: 866.468.2125 (ext.6853)
505.468.6853
Fax: 505.821.9532
Chauncey.hunker@sunh.com

          Unless otherwise specified, all notifications and reports required by this CIA may be made by certified mail, overnight mail, hand delivery or other means, provided that there is proof that such notification was received. For purposes of this requirement, internal facsimile confirmation sheets do not constitute proof of receipt.

VII.     OIG INSPECTION AND REVIEW RIGHTS

          In addition to any other rights OIG may have by statute, regulation, or contract, OIG or its duly authorized representative(s), may examine and photocopy Sun's books, records, and other documents and supporting materials and/or conduct an on-site review of any of Sun's facilities, locations, or operations for the purpose of verifying and evaluating: (a) Sun's compliance with the terms of this CIA, and (b) Sun's compliance with the requirements of the Federal health care programs in which it participates. The documentation described above shall be made available by Sun to OIG or its duly authorized representative(s) at all reasonable times for inspection, audit, or reproduction. Furthermore, for purposes of this provision, OIG or its duly authorized representative(s) may interview any of Sun's employees, contractors or agents who consent to be interviewed at the individuals' place of business during normal business hours or at such other place and time as may be mutually agreed upon between the individual and OIG. If an employee, consistent with his or her rights and privileges, refuses to be interviewed based upon an individual decision, Sun will not be in breach of this CIA if the interview does not occur but Sun shall not do anything to impede the cooperation of such employee. Sun agrees to assist OIG in contacting and arranging interviews with such individuals upon OIG's request. Sun's employees, contractors and agents may elect to be interviewed with or without a representative of Sun present.

VIII.     DOCUMENT AND RECORD RETENTION

          Sun shall maintain for inspection all documents and records relating to reimbursement from the Federal health care programs, or to compliance with this CIA, one year longer than the term of this CIA (or longer if otherwise required by law).

IX.     DISCLOSURES AND PRIVILEGES

          The OIG will follow all applicable Federal laws concerning privacy and confidentiality, including the Federal Privacy Act, 5 U.S.C. Section  552a, to the greatest extent allowed by law.

          Consistent with HHS's Freedom of Information Act ("FOIA") procedures, set forth in 45 C.F.R. Part 5, OIG shall make a reasonable effort to notify Sun prior to any release by OIG of information submitted by Sun pursuant to its obligations under this CIA and identified upon submission by Sun as trade secrets, commercial or financial information and privileged and confidential under the FOIA rules. Sun shall refrain from identifying any information as trade secrets, commercial, or financial information and privileged and confidential that does not meet the criteria for exemption from disclosure under FOIA. With respect to the disclosure of information, Sun shall have the rights set forth in 45 C.F.R. Section  5.65(d). OIG shall protect confidential information under the FOIA rules to the greatest extent allowed by law. When required, the OIG shall provide the pre-disclosure notice required pursuant to 45 C.F.R. Section  5.65(d) to the Compliance Officer at the address provided in Section VI.

          Nothing in this CIA, or any communication or report made pursuant to this CIA, shall constitute or be construed as a waiver by Sun of Sun's attorney-client, work product, peer review, or other applicable privileges, including, without limitation, the protections contained in 42 C.F.R. Section  483.75(o). Notwithstanding that fact, the existence of any such privilege does not affect Sun's obligation to comply with the provisions of this CIA.

X.     BREACH AND DEFAULT PROVISIONS

          Sun is expected to fully and timely comply with all of the obligations herein throughout the term of this CIA or other time frames herein agreed to (subject to Sun's right to request extensions of time in accordance with Section X.B.2).

     A.     Stipulated Penalties for Failure to Comply with Certain Obligations.

          As a contractual remedy, Sun and OIG hereby agree that failure to comply with certain obligations set forth in this CIA may lead to the imposition of the following monetary penalties (hereinafter referred to as "Stipulated Penalties") in accordance with the following provisions.

          1.     A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due or after any extension granted by OIG has expired) for each day Sun fails to have in place any of the following:

                                         a.  Compliance Officer;

                                         b.  Corporate Compliance Committee;

                                         c.  Board Committee;

                                         d.  Audit Committee;

                                         e.  Compliance Liaisons;

f.  a program for performing internal audits and reviews;

                                         g.  a written Code of Conduct;

                                         h.  written policies and procedures;

                                         i.  a Training Program; and

                                         j.  a Confidential Disclosure Program.

2.     A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due) for each day Sun fails meet any of the deadlines (or any extension granted by OIG) to submit the Implementation Report or the Annual Reports to OIG.

     3.     A Stipulated Penalty of $2,000 (which shall begin to accrue on the date the failure to comply began) for each day Sun:

a.  hires, enters into a contract with, or grants staff privileges to an Ineligible Person after that person has been listed by a federal agency as excluded, debarred, suspended or otherwise ineligible for participation in the Medicare, Medicaid or any other Federal health care program (as defined in 42 U.S.C. Section  1320a-7b(f)) (this Stipulated Penalty shall not be demanded for any time period during which Sun can demonstrate that it did not discover the person's exclusion or other ineligibility after fulfilling the obligations described in Section III.F as to the status of the person); or

b.  employs, contracts with, or grants staff privileges to an Ineligible Person and that person: (i) has responsibility for, or involvement with, Sun's business operations related to the Federal health care programs; or (ii) is in a position for which the person's salary or the items or services rendered, ordered, or prescribed by the person are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds (this Stipulated Penalty shall not be demanded for any time period during which Sun can demonstrate that it did not discover the person's exclusion or other ineligibility after fulfilling the obligations described in Section III.F as to the status of the person).

               4.     A Stipulated Penalty of $1,500 (which shall begin to accrue on the date the Sun fails to grant access) for each day Sun fails to grant access to the information or documentation as required in Section VII of this CIA.

               5.     A Stipulated Penalty of $1,000 (which shall begin to accrue 10 days after the date that OIG provides notice by certified mail to Sun of the failure to comply or any extensions granted by OIG) for each day Sun fails to comply fully and adequately with any obligation of this CIA, including those that are under the purview of the Monitor. In its notice to Sun, OIG shall state the specific grounds for its determination that Sun has failed to comply fully and adequately with the CIA obligation(s) at issue and a basis for Sun to cure noncompliance that will be deemed acceptable to OIG before accrual of any penalty hereunder. With respect to the Stipulated Penalty provision described in this Section X.A.5 only, OIG shall not seek a Stipulated Penalty if Sun cures or demonstrates to OIG' s satisfaction that the alleged failure to comply could not be cured with the 10 day period, but that: (i) Sun has begun to take action to cure the failure to comply; (ii) Sun is pursuing such action with due diligence, and (iii) Sun has provided to OIG a reasonable timetable for curing the failure to comply.

     B.     Payment of Stipulated Penalties.

               1.     Demand Letter. Upon a finding that Sun has failed to comply with any of the obligations described in Section X.A and determining that Stipulated Penalties are appropriate, OIG shall notify Sun by personal service or certified mail of: (a) Sun's failure to comply; and (b) OIG's exercise of its contractual right to demand payment of the Stipulated Penalties (this notification is hereinafter referred to as the "Demand Letter").

               Within 15 days of the date of the Demand Letter, Sun shall either: (a) cure the breach to OIG's satisfaction and pay the applicable Stipulated Penalties; or (b) request a hearing before an HHS administrative law judge ("ALJ") to dispute OIG' s determination of noncompliance, pursuant to the agreed upon provisions set forth below in Section X.D. In the event Sun elects to request an ALJ hearing, the Stipulated Penalties shall continue to accrue until Sun cures, to OIG' s satisfaction, the alleged breach in dispute; however, the payment of such accrued Stipulated Penalties shall remain pending until the ALJ determination. Failure to respond to the Demand Letter in one of these two manners within the allowed time period shall be considered a material breach of this CIA and shall be grounds for exclusion under Section X.C.

               2.     Timely Written Requests for Extensions. OIG will reasonably consider any timely written request by Sun for an extension of time to perform any act or file any notification or report required by this CIA. Notwithstanding any other provision in this Section, if OIG grants the timely written request with respect to an act, notification, or report, Stipulated Penalties for failure to perform the act or file the notification or report shall not begin to accrue until 1 day after Sun fails to meet the revised deadline as agreed to by OIG-approved extension.

Notwithstanding any other provision in this Section, if OIG denies such a timely written request, Stipulated Penalties for failure to perform the act or file the notification or report shall not begin to accrue until 2 business days after Sun receives OIG's written denial of such request or when the original obligation becomes due, whichever is later. A "timely written request" is defined as a request in writing received by OIG at least 5 business days prior to the date by which any act is due to be performed or any notification or report is due to be filed.

               3.     Form of Payment. Payment of the Stipulated Penalties shall be made by certified or cashier's check, payable to "Secretary of the Department of Health and Human Services," and submitted to OIG at the address set forth in Section VI.

               4.     Independence from Material Breach Determination. Except as otherwise noted, these provisions for payment of Stipulated Penalties shall not affect or otherwise set a standard for OIG's determination that Sun has materially breached this CIA, which decision shall be made at OIG's discretion and governed by the provisions in Section X.C, below.

C. Exclusion for Material Breach of this CIA.

     1.     Material Breach.        A material breach of this CIA means:

a.  a failure to address concerns raised by the Monitor regarding the quality of care provided to patients or residents, as set forth in Section III.D. of this CIA;

b.  a failure by Sun to report a material deficiency, take and enforce corrective action and pay the appropriate refunds, as provided in Section III.D and Section III.H;

c.  repeated, systemic, or flagrant violations of the obligations under this CIA, including, but not limited to, the obligations addressed in Section X.A of this CIA;

d.  a failure to respond to a Demand letter concerning the payment of Stipulated Penalties in accordance with Section X.B above; or

e.  a failure to retain and use an IRO for review purposes or to fund the Monitor in accordance with Section III.D.

               2.     Notice of Material Breach and Intent to Exclude. The parties agree that a material breach of this CIA by Sun constitutes an independent basis for Sun's exclusion from participation in the Federal health care programs (as defined in 42 U.S.C. Section  1320a-7b(f)). Upon a determination by OIG that Sun has materially breached this CIA and that exclusion should be imposed, OIG shall notify Sun by certified mail of: (a) Sun's material breach and the specific nature of the breach; and (b) OIG's intent to exercise its contractual right to impose exclusion (this notification is hereinafter referred to as the "Notice of Material Breach and Intent to Exclude"). The exclusion may be directed at the corporation, or one or more individual facilities or subsidiaries, depending upon the facts of the breach.

               3.     Opportunity to cure. Sun shall have 35 days from the date of the Notice of Material Breach and Intent to Exclude Letter to demonstrate to OIG's satisfaction that:

a.  Sun is not in Material Breach of this CIA;

b.  the alleged material breach has been cured; or

c.  the alleged material breach cannot be cured within the 35 day period, but that: (i) Sun has begun to take action to cure the material breach; (ii) Sun is pursuing such action with due diligence; and (iii) Sun has provided to OIG a reasonable timetable for curing the material breach.

               4.     Exclusion Letter. If at the conclusion of the 35 day period, Sun fails to satisfy the requirements of Section X.C.2, OIG may exclude the entity, entities or individual facilities identified in the Notice of Material Breach and Intent to Exclude from participation in the Federal health care programs. OIG will notify Sun in writing of its determination to exclude Sun or one or more of its individual facilities or subsidiaries (this letter shall be referred to hereinafter as the "Exclusion Letter"). Unless Sun requests a hearing pursuant to the Dispute Resolution provisions in Section X.D, below, the exclusion shall go into effect 30 days after the date of the Exclusion Letter. The exclusion shall have national effect with respect to the entities or individual facilities identified in the Notice of Material Breach and Intent to Exclude and shall preclude such entities or individual facilities from participating in the Federal health care programs and all other federal procurement and non-procurement programs. If Sun or one or more of its individual facilities or subsidiaries is excluded under the provisions of this CIA, Sun or the individual facility or subsidiary may seek reinstatement pursuant to the provisions at 42 C.F.R. Sections 1001.3001-.3004.

     D.     Dispute Resolution

               1.     Review Rights. Upon OIG's delivery to Sun of its Demand Letter or its Exclusion Letter, and as an agreed-upon contractual remedy for the resolution of disputes arising under the obligation of this CIA, Sun shall be afforded certain review rights comparable to the ones that are provided in 42 U.S.C. Section  1320a-7(f) and 42 C.F.R. Part 1005 as if they applied to the Stipulated Penalties, or exclusion sought pursuant to this CIA. Specifically, OIG's determination to demand payment of Stipulated Penalties or to seek exclusion shall be subject to review by an ALJ and, in the event of an appeal, the Departmental Appeals Board ("DAB"), in a manner consistent with the provisions in 42 C.F.R. Section  1005.2-1005.21. Notwithstanding the language in 42 C.F.R. Section  1005.2(c), a request for a hearing involving Stipulated Penalties shall be made within 15 days of the date of the Demand Letter, and the request for a hearing involving exclusion shall be made within 30 days of the date of the Exclusion Letter.

               2.     Stipulated Penalties Review. Notwithstanding any provision of Title 42 of the United States Code or Chapter 42 of the Code of Federal Regulations, the only issues in a proceeding for Stipulated Penalties under this CIA shall be: (a) whether Sun was in full and timely compliance with the obligations of this CIA for which OIG demands payment; (b) the period of noncompliance; and (c) with respect to a Stipulated Penalty authorized under Section X.A.5 only, whether the failure to comply could not be cured within the 10 day period, but that by the end of that period: (i) Sun had begun to take action to cure the failure to comply, (ii) Sun was and is pursuing such action with due diligence; and (iii) Sun had provided to OIG a reasonable timetable for curing the breach which is being followed. Sun shall have the burden of proving its full and timely compliance and the steps taken to cure the noncompliance, if any. If the ALJ finds for OIG with regard to a finding of a breach of this CIA and orders Sun to pay Stipulated Penalties, such Stipulated Penalties shall become due and payable 20 days after the ALJ issues such a decision notwithstanding that Sun may request review of the ALJ decision by the DAB.

3.     Exclusion Review. Notwithstanding any provision of Title 42 of the United States Code or Chapter 42 of the Code of Federal Regulations, the only issues in a proceeding for exclusion based on a material breach of this CIA shall be: (a) whether Sun was in material breach of this CIA; (b) whether such breach was continuing on the date of the Exclusion Letter; and (c) whether the alleged material breach could not be cured within the 35 day period, but that (i) Sun has begun to take action to cure the material breach, (ii) Sun is pursuing such action with due diligence, and (iii) Sun has provided to OIG a reasonable timetable for curing the material breach.

For purposes of the exclusion herein, exclusion shall take effect only after an ALJ decision that is favorable to OIG. Sun's election of its contractual right to appeal to the DAB shall not abrogate OIG's authority to exclude Sun upon the issuance of the ALJ's decision. If the ALJ sustains the determination of OIG and determines that exclusion is authorized, such exclusion shall take effect 20 days after the ALJ issues such a decision, notwithstanding that Sun may request review of the ALJ decision by the DAB.

               4.     Review by Other Agencies. Nothing in this CIA shall affect the right of CMS or any other Federal or state agency to enforce any statutory or regulatory authorities with respect to Sun's compliance with applicable Federal and state health care program requirements.

XI.     EFFECTIVE AND BINDING AGREEMENT

          Consistent with the provisions in the Settlement Agreement pursuant to which this CIA is entered, and into which this CIA is incorporated, Sun and OIG agree as follows:

     A.     This CIA shall be binding on the successors, assigns, and transferees of Sun except that divested facilities and entities shall be excused from the obligations under this CIA upon the assignment of a provider agreement or upon the disposition of assets to an unrelated entity;

     B.     This CIA shall become final and binding upon execution on the date the final signature is obtained on the CIA and effective upon confirmation by the Bankruptcy Court;

     C.     Any modifications to this CIA shall be made only with the prior written consent of the parties to this CIA;

     D.     Nothing in this CIA precludes Sun from lawfully contesting the legality, enforceability or applicability of any Federal health care program requirement; and

     E.     The undersigned Sun signatory represents and warrants that he is signing this CIA in his official capacity and that he is authorized to execute this CIA. The undersigned OIG signatory represents that he is signing this CIA in his official capacity and that he is authorized to execute this CIA.

ON BEHALF OF SUN HEALTHCARE GROUP, INC.

Mark Wimer	Date
Chief Executive Officer
Sun Healthcare Group, Inc.

Chauncey Hunker	Date
Corporate Compliance Officer
Sun Healthcare Group, Inc.

ON BEHALF OF THE OFFICE OF INSPECTOR GENERAL

OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES

Lewis Morris	Date
Assistant Inspector General for Legal Affairs
Office of Inspector General
U.S. Department of Health & Human Services

Appendix A

Sun Monitor Task List

THIS DOCUMENT IS DESIGNED TO PROVIDE GUIDANCE TO THE MONITOR; IT MAY BE AMENDED AT ANY TIME CONSISTENT WITH THE TERMS OF THE CORPORATE INTEGRITY AGREEMENT ("CIA"). NOTHING IN THIS TASK LIST SHOULD BE INTERPRETED TO LIMIT THE TERMS AND CONDITIONS OF THE CIA.

     1.     ANALYSIS OF THE QUALITY COMPLIANCE INFRASTRUCTURE

          A.     Board of Directors: Existence of the Board level Compliance Committee (the "Board Committee") with a quality improvement function.

               1.     Existence of a Charter.

               2.     Analysis of whether the Charter reflects the duties and responsibilities set forth in the CIA.

               3.     Review of Board Report(s) related to quality of care.

               4.     Review of minutes with an analysis of whether the Board Committee is:

a.  carrying out the duties and responsibilities set forth in the CIA;

b.  receiving the information necessary to ensure that Sun has a system in place to respond to Federal, state, internal, and external reports of quality of care issues and that such system functions effectively; and

c.  providing the direction and support necessary to respond to these problems in a timely and effective manner.

          B.     Corporate Compliance Committee: Existence of and Analysis

               1.     Review of individuals appointed to the Compliance Committee to ensure that those individuals have the authority to carry out the duties and responsibilities set forth in the CIA.

               2.     Review of the Committee Report(s) related to quality of care.

               3.     Review of minutes and analysis of Compliance Committees' effectiveness.

a.  are the meetings being conducted on a regular basis?

b.  is the Compliance Committee receiving and analyzing quality data reports?

c.  is the Compliance Committee ensuring that investigations are being conducted where necessary to determine the scope and severity of the problem and corrective action plans are initiated where appropriate?

d.  is the Compliance Committee monitoring development and implementation of corrective action plans, ensuring that follow up occurs, making necessary adjustments to corrective action plans, and ensuring that such correction is effectively maintained over time? And

e.  is the Compliance Committee recommending and implementing changes to policies and procedures and training where appropriate and necessary?

     C.     Internal Review Functions

               1.     Verify whether there exists sufficient resources to conduct internal reviews in order to obtain data concerning the quality of care provided to patients and residents at Sun facilities (as defined in the CIA).

               2.     Analysis of whether the individuals conducting the internal review functions have the appropriate qualifications, have been sufficiently trained, and are appropriately supervised.

               3.     Analysis of the effectiveness of internal review functions.

a.  ability to identify the problem;

b.  ability to determine the scope of the problem (e.g., is it isolated or systemic);

c.  ability to create corrective action plans;

d.  ability to execute the corrective action plans; and

e.  ability to evaluate whether the assessment, corrective action plan, and execution of the plan were effective, reliable, thorough, and maintained over time.

     D.     Other Quality Compliance Infrastructure

               1.     Analysis of whether there is an infrastructure that allows information concerning quality of care at the facilities to be communicated to the personnel with the authority to make decisions about that information (e.g., are data reports being reviewed to identify potential quality problems at the facility, regional and corporate levels).

               2.     Analysis of whether there is an infrastructure that allows the decisions that are made concerning quality of care at the facilities to be communicated to the personnel with the authority to carry out those decisions and that follow up occurs to ensure that any corrective action or other decisions are implemented and maintained over time.

               3.     Analysis of whether there is an infrastructure that allows the personnel that are carrying out decisions to communicate the outcomes and effectiveness of any decisions to the personnel directing such action.

               4.     Analysis of whether there are staff compensation and reward policies that:

(a) promote quality of resident and patient care; and (b) do not inhibit the quality of resident or patient care, and that there is an infrastructure to effectively carry out such appropriate staff compensation and reward policies.

               5.     Assessment of whether facility site visits are occurring to determine whether potential quality problems are being appropriately identified and acted upon.

     E.     Effectiveness and Accessibility of the Compliance Officer, the Compliance Staff and Senior Medical and/or Clinical Advisors.

               1.     Analysis of whether the Compliance Officer, Compliance Staff and Senior Medical and/or Clinical Advisors are accessible when necessary to assist in making decisions that impact the quality of care of the patients and residents at Sun facilities.

               2.     Analysis of the involvement of the Compliance Officer, the Compliance Staff and Senior Medical and/or Clinical Advisors in the Compliance Committee's activities.

               3.     Analysis of whether the Compliance Officer is providing accurate and complete reports to the Board Committee and Compliance Committee.

               4.     Analysis of the effectiveness of the Compliance Officer and the Compliance Staff and/or the Senior Medical and/or Clinical Advisors to:

a.  ability to identify the problem;

b.  ability to determine the scope of the problem (e.g. is it isolated or systemic);

c.  ability to create corrective action plans;

d.  ability to execute the corrective action plans; and

e.  ability to evaluate whether the assessment, corrective action plan, and execution of the plan were effective, reliable, thorough, and maintained over time.

2.     ANALYSIS OF THE POLICIES AND PROCEDURES AND TRAINING

     A.     Analysis of the substance of the policies and procedures relating to quality of care to determine if they assist the employees in providing appropriate quality of care to the patients and residents at Sun and are in accordance with professionally recognized standards of care.

               1.     Assessment of the clarity of policies and procedures.

               2.     Assessment of the distribution and availability of policies and procedures.

               3.     Assessment of the enforcement of policies and procedures.

     B.     Training related to Quality of Care.

               1.     Review of training materials.

               2.     Assessment of whether the clinical issues are being appropriately identified and effectively communicated.

               3.     Assessment of impact over time of Sun's training program concerning quality of care issues.

3.     ANALYSIS OF QUALITY RELATED DATA

     A.     Existence of a system or systems to collect, report, analyze, and disseminate data on quality of care, including, but not limited to, deficiency data, MDS data, Confidential Disclosure Program or other complaints, incident, accident, neglect, and abuse reports, CMS quality indicators, resident and patient satisfaction surveys, JCAHO reports, and any other appropriate key indicator variables.

               1.     Analysis of the integrity of this system or systems.

a.  accuracy of the data being supplied;

b.  system controls that maintain the accuracy of the data;

c.  availability of the data to the appropriate personnel; and

d.  timeliness of the data.

               2.     Existence of appropriate and adequate red flag thresholds for use in quality improvement process.

               3.     Existence of adequate consistent reporting mechanism for determining staffing ratios and levels.

               4.     Existence of a system to determine the level of temporary staff usage.

               5.     Existence of a system to ensure that the incident, accident, abuse, and neglect reports are being created and centrally maintained, and are of a nature to allow the Quality and Ethics Committee meaningful information to be able to determine: 1) if there is a quality of care problem; and 2) the full scope and severity of the problem.

                       B.  Access to incident, accident, neglect, and abuse reports to determine the accuracy of the reports.

                       C.  Analysis of whether Sun accurately determines whether the incidents, accidents, neglect or abuse reports are related to quality of care issues, and if so, whether they are appropriately investigated to determine the scope and severity of the problem, and, if warranted, that corrective action was taken.

                       D.  Analysis of whether complaints related to quality of care (including, but not limited to, those received through the Confidential Disclosure Program) are appropriately investigated to determine the scope and severity of the problem, and, if warranted, that corrective action was taken and monitored to ensure permanent correction over time.

IV.     MECHANISMS TO ANALYZE THE EFFECTIVENESS AND THOROUGHNESS OF SUN'S IMPLEMENTATION OF THE CIA.

     A.     Access to data, employees, residents, patients as specified in the CIA, subject to the confidentiality provisions of the CIA and applicable law.

     B.     Facility visits, ability to copy data, including, but not limited to, patient/resident records and other appropriate documents, subject to the confidentiality provisions of the CIA and applicable law.

     C.     Attendance at Board Meetings.

     D.     Attendance at committee meetings at the corporate, regional, and facility level.

     E.     Attendance at training sessions.

V.     REPORTING TO GOVERNMENT AND SUN ON MONITORING ACTIVITIES

     A.     Quarterly reports to Sun and OIG.

     B.     Annual reports to OIG on costs incurred.

     C.     Reports on immediate jeopardy issues as specified in the CIA.

     D.     Reports on systemic or repeated problems to the Consortium and to Sun as specified in the CIA.

Appendix B

Minimum Data Set Audit Guidelines

A.     General

     1.     The IRO and Sun's Internal Review Team shall conduct Minimum Data Set ("MDS") Audits pursuant to the schedule set forth in Section III.D.2.b.vii of the CIA. The IRO and Sun's internal reviewers shall review paid Medicare Part A claims from Sun's nursing facilities and shall focus on the MDS.

     2.     The MDS Audit shall consist of a variable appraisal sample (dollar amount in error). For purposes of determining dollar amounts associated with errors, the final sampling unit shall be a single UB-92 bill and all associated MDS information on the UB-92 bill shall be reviewed.

     3.     The audit period for the first year MDS Audits shall be begin on the Effective Date of the CIA and will end with the date the MDS Audit begins for each respective Claim Pool (as identified in the annual facility selection methodology of Section III.D.2.b.vii of the CIA) (the "Audit Period"). The Audit Period for each subsequent MDS Audit shall begin at the end of the preceding year's Audit Period for each Claim Pool and shall end 12 months later. For the first MDS Audit, the universe from which the IRO and Sun will randomly select the UB-92 bills to review will include those UB-92s that were paid and have a date of service during the relevant Audit Period. For the remaining MDS Audits, the universe from which the IRO and Sun will randomly select the UB-92 bills to review will include those UB-92s that were paid during the relevant Audit Period.

     4.     If, in any Review Year, Sun's Internal Review Team cannot perform the number of MDS Audits required in any given year, the IRO shall perform the remainder of the MDS Audits in that year.

     5.     Sun shall retain copies of all work papers, supporting documentation, correspondence and draft reports, if any, (those exchanged between the IRO and Sun) used or created in connection with the MDS Audits and shall make such information available to OIG upon request. The IRO shall retain and make available to the OIG, upon request, all supporting rationale for its findings.

     6.     If Sun becomes aware that any facility (including those not selected to be included as part of an annual MDS Audit) is potentially experiencing non-compliance with the Federal health care program requirements for claims submissions, Sun shall, after reasonably determining whether further review is warranted, in addition to its other CIA obligations, conduct a review of the potential area of non-compliance. If warranted, Sun shall develop a corrective action plan and conduct appropriate follow-up to ensure that any inappropriate or improper practice(s) related to claims submission is appropriately addressed. All such instances of inappropriate or improper claims submission, regardless of whether the facility was selected in the MDS Audit, shall be reported to OIG, pursuant to Section III.H. of this CIA.

     7.     Consistent with the definition of Overpayment as articulated in Section III.H.1. of the CIA, an Overpayment is the amount of money Sun has received in excess of the amount due and payable under any Federal health care program requirements. For the purposes of the MDS Audit and all reporting to the OIG under this CIA, Sun shall not subtract or "net out" underpayments when determining the amount of relevant Overpayments.

B.     Stage 1 of the MDS Audit

     1.     Conducting the probe sample audit.

a.  A statistically valid random sample of a minimum of 30 UB-92s shall be selected, using RAT-STATS, from each facility selected for review. If the reviewer chooses to stratify the probe sample, the strata shall be determined prior to selecting the random sample of UB-92s and an explanation of how the strata was determined shall be included in the MDS Audit Report.

b.  For both the probe and full sample MDS Audits, the IRO and Sun's Internal Review Team shall perform the following steps:

i.  For the first year reviews, the IRO and Sun's Internal Review Team shall obtain a computer download (in either an ASCII, Lotus 1-2-3 or Microsoft Excel format), of the total Medicare Part A paid claims that had dates of service during the Audit Period for each of Sun's randomly selected nursing facilities (if a computer download is not available, then a computer-generated printout can be used). For subsequent year reviews, the IRO and Sun's Internal Review Team shall obtain a computer download of the total Medicare Part A paid claims for each randomly selected facility;

ii.  The IRO and Sun's Internal Review Team shall identify the universe of paid UB-92s for each nursing facility in the audit year in accordance with Section A.3 of this Appendix. Based on the results of the probe sample, the IRO and Sun's internal reviewers shall select a sufficient number of sampling units to meet the parameters of Section C.1.b. of this Appendix from each nursing facility's total Medicare Part A claims population for the full sample; and

iii.  The IRO and Sun's Internal Review Team shall notify each nursing facility of the paid UB-92s that were selected for review. The IRO and Sun's Internal Review Team shall obtain all appropriate medical records, billing and related supporting documentation. If Sun cannot produce the medical records or any other supporting documentation necessary to make an accurate claim determination, the IRO or Sun's Internal Review Team shall consider the relevant portion of the UB-92 which lacks proper documentation to be billed in error.

c.  The probe sample, as a whole, shall not be used as part of the full sample during Stage 2 of the MDS Audit. The UB-92s reviewed in the probe sample shall be included in the universe from which the full sample is selected so that all UB-92s have an equal chance of selection in the full sample.

d.  The dollar difference (i.e. the amount that was paid versus the amount that should have been paid) will be determined for each UB-92. Any underpayment identified in the probe sample shall be treated as a "zero" Overpayment. This dollar difference amount shall be the variable input into RAT-STATS to determine the full sample size.

e.  The results of the probe sample (dollar difference) shall be used to identify nursing facilities that have exceeded a designated financial error rate and to determine the appropriate sample sizes for the full sample MDS Audits, when applicable. The reviewer shall input the dollar difference results of the probe sample into RAT-STATS in order to determine the full sample size.

f.  If the financial error rate (i.e. total dollars identified as overpaid in the probe sample divided by total dollars paid to the facility based on the UB-92s selected in the probe sample) does not exceed the 5% threshold, the facility shall refund all identified Overpayments to the appropriate payor. If the financial error rate exceeds the 5% threshold, a full sample will be evaluated for that facility.

2.     Selection of facilities for Stage 2 of the MDS Audit.

a.  The IRO and Sun's Internal Review Team shall conduct Stage 2 of the MDS Audit for each individual nursing facility selected as part of the probe sample for which the financial error rate in Stage 1 was greater than 5%.

b.  The 5% financial error threshold only applies to criteria for sample expansion, not for extrapolation of an error rate. If the financial error rate exceeds 5%, the universe shall be comprised of all sampling units for that facility, including those sampling units that were selected as part of the probe.

C.     Stage 2 of the MDS Audit

     1.     Selecting the full sample.

a.  Stage 2 shall consist of reviewing a full sample of UB-92s that have been randomly selected from the applicable Audit Period using RAT-STATS.

b.  The full sample shall contain a sufficient number of sampling units to generate results that provide, at a minimum, a 90% confidence interval and a maximum precision (relative precision i.e., semi-width of the confidence interval) of plus or minus 25% of the point estimate (i.e., the upper and lower bounds of the 90% confidence interval shall not exceed 125% and shall not fall below 75% of the midpoint of the confidence interval, respectively).

     2.     Conducting the claims review.

a.  The IRO shall assist Sun's Internal Review Team with the development of the necessary MDS Audit tools and with executing the appropriate sampling methodology.

b.  For each UB-92 selected in Stage 1 and Stage 2, the IRO and Sun's Internal Review Team shall review the MDS and the medical record documentation supporting the MDS. The review process shall entail an evaluation of the MDS and verification that each entry that affects the RUG code outcome for the MDS is supported by the medical record for the corresponding period of time consistent with the assessment reference date ("ARD") specified on the MDS.

c.  The IRO and Sun's Internal Review Team shall perform the steps identified in Section B.1.b of this Appendix.

d.  The IRO and Sun's Internal Review Team shall perform an evaluation of the data on the UB-92 and determine whether the variables that affect the RUG assignment outcome for the MDS are supported by the medical record for the corresponding time period consistent with the assessment reference date specified in the MDS. This shall include the following issues:

i.  The accuracy of the MDS coding and the resulting RUG category selection based on the documentation within the medical record. The review of the MDS and related documentation shall include the following:

-  assessment reference date for accuracy;
-  activities of daily living and the look-back period used;
-  special treatments and procedures along with the look-back periods;
-  nursing restorative with look-back periods;
-  supplement for PPS with look-back periods used (e.g., estimated therapies and minutes for the 5-Day MDS); and
-  resulting RUG category.

ii.  The demonstration of medical necessity in the medical record by verifying the presence of physician orders for the services reflected as necessary in the MDS;

iii.  The accuracy of the associated UB-92s. At a minimum these claims shall be reviewed for the following:

-  coverage period;
-  revenue codes;
-  HIPPS codes (RUG categories and the modifiers for assessment type); and
-  Units of service.

e.  In those cases where an incorrect MDS has been identified, the IRO and Sun's Internal Review Team shall re-enter data from that MDS into Sun's or the IRO's grouper software to verify that the correct RUG code assignment was properly assigned on the UB-92. If an incorrect RUG code was assigned, this shall be considered an error.

f.  If there is insufficient support for an MDS data point(s) that results in a downward change in RUG assignment, the IRO and Sun's Internal Review Team should consider the dollar difference to be an Overpayment.

g.  If an incorrect RUG was used, but it did not result in an Overpayment, it will be noted in the Audit Report.

D.     MDS Audit Report. The following information shall be included for each MDS Audit in the MDS Audit Report:

     1.     MDS Audit Methodology

a.  MDS Audit Objective: A clear statement of the objective intended to be achieved by the MDS Audit.

b.  Sampling Unit: A description of the Item, as that term is utilized for the MDS Audit. In accordance with Section A.2 of this Appendix, the sampling unit for the first year shall be paid UB92s with a date of service during the relevant Audit Period. For the remaining years, the sampling unit shall be paid UB-92s during the relevant Audit Period.

c.  MDS Audit Population: A description of the Population subject to the MDS Audit.

d.  Sampling Frame: A description of the sampling frame, which is the totality of Items from which the probe and full sample have been selected and an explanation of the methodology used to identify the sampling frame. In most circumstances, the sampling frame will be identical to the Population.

e.  Sources of Data: A description of the documentation relied upon by the IRO and Sun's Internal Review Team when performing the MDS Audit (e.g., medical records, physician orders, certificates of medical necessity, requisition forms, local medical review policies, CMS program memoranda, Medicare carrier or intermediary manual or bulletins, other policies, regulations, or directives).

f.  Review Protocol: A narrative description of how the MDS Audit was conducted and what was evaluated.

     2.     Statistical Sampling Documentation

a.  The number of sampling units appraised in each probe sample and in each full sample.

b.  A copy of all RAT-STATS printouts of the random numbers generated by the "Random Numbers" function.

c.  A copy of all RAT-STATS printouts of the "Sample Size Estimators" results used to calculate the minimum number of Items for inclusion in the full samples.

d.  A copy of all RAT-STATS printouts of the "Variable Appraisals," "Difference Values Only" function results for each Probe Sample, including a copy of the data files.

e.  The Sampling Frame used in the probe sample(s) and full samples will be available to the OIG upon request.

     3.     MDS Audit Results

a.  For each MDS Audit, the total number and percentage of instances in which the IRO and Sun's Internal Review Team determined that the paid UB-92s submitted by Sun and reimbursed by the fiscal intermediary differed from what should have been submitted by Sun and reimbursed by the fiscal intermediary (the "Correct UB-92"), regardless of the effect on the payment.

b.  For each MDS Audit, the total number and percentage of instances in which the UB-92 submitted differed from the Correct UB-92 and in which such difference resulted in an Overpayment to Sun.

c.  For each MDS Audit, the total dollar amount of all paid claims in the MDS Audit Sample and the total dollar amount of Overpayments associated with the paid claims identified by the MDS Audit. (This is the total dollar amount of the Overpayments identified in Section B.3.b above.) The IRO and Sun's Internal Review Team may identify underpayments, but any underpayments identified during the MDS Audit shall not be offset or "netted out" of the total dollar amount of paid claims or of the Overpayments when reporting these amounts in the MDS Audit Report to the OIG.

d.  The level of precision achieved by the MDS Audit at a 90% confidence level.

e.  A spreadsheet of the MDS Audit results (for both the probe and full samples) that includes the following information for each paid claim appraised: Federal health care program billed, beneficiary health insurance claim number, date of service, MDS procedure code submitted, procedure code reimbursed, allowed amount reimbursed by payor, correct procedure code (as determined by the IRO and Sun's Internal Review Team), correct allowed amount (as determined by the IRO and Sun's Internal Review Team), dollar difference between allowed amount reimbursed by payor and the correct allowed amount.

     4.     Credentials. The names and credentials of the individuals who: (1) designed the statistical sampling procedures and the review methodology utilized for the MDS Audit; and (2) performed the MDS Audit.

E.     Annual Report

Sun shall report the findings from all of the MDS Audits (the "MDS Audit Report") described above as part of its Annual Report. The OIG may obtain documentation from the IRO and Sun regarding the work that has been performed on these audits, to assist the OIG in determining the appropriateness of the findings.

Appendix C

Overpayment Refund Form

TO BE COMPLETED BY MEDICARE CONTRACTOR
Date:
Contractor Deposit Control # Date of Deposit: Contractor Contact Name: Phone #
Contractor Address:
Contractor Fax:

TO BE COMPLETED BY PROVIDER/PHYSICIAN/SUPPLIER
Please complete and forward to Medicare Contractor. This form, or a similar document containing the following information, should accompany every voluntary refund so that receipt of check is properly recorded and applied.
PROVIDER/PHYSICIAN/SUPPLIERNAME
ADDRESS
PROVIDER/PHYSICIAN/SUPPLIER # CHECK NUMBER#
CONTACT PERSON: PHONE # AMOUNT OF CHECK $ CHECK DATE

REFUND INFORMATION
For each Claim, provide the following:
Patient Name HIC #
Medicare Claim Number Claim Amount Refunded $
Reason Code for Claim Adjustment: (Select reason code from list below. Use one reason per claim)
(Please list all claim numbers involved. Attach separate sheet, if necessary)
Note: If Specific Patient/HIC/Claim #/Claim Amount data not available for all claims due to Statistical Sampling, please indicate methodology and formula used to determine amount and reason for overpayment:
For Institutional Facilities Only:
Cost Report Year(s)
(If multiple cost report years are involved, provide a breakdown by amount and corresponding cost report year.)
For OIG Reporting Requirements:
Do you have a Corporate Integrity Agreement with OIG? Yes No
Reason Codes:
Billing/Clerical Error	MSP/Other Payer Involvement	Miscellaneous
01 - Corrected Date of Service	08 - MSP Group Health Plan Insurance	13 - Insufficient Documentation
02 - Duplicate	09 - MSP No Fault Insurance	14 - Patient Enrolled in an HMO
03 - Corrected CPT Code	10 - MSP Liability Insurance	15 - Services Not Rendered
04 - Not Our Patient(s)	11 - MSP, Workers Comp.(Including	16 - Medical Necessity
05 - Modifier Added/Removed	Black Lung)	17 - Other (Please Specify)
06 - Billed in Error	12 - Veterans Administration	_________________________
07 - Corrected CPT Code

Sun Healthcare Group, Inc.

2002 Management Equity Incentive Plan

Effective as of _________, 2002

SUN HEALTHCARE GROUP, INC.

2002 MANAGEMENT EQUITY INCENTIVE PLAN

          1.     Purpose. The Sun Healthcare Group, Inc. 2002 Management Equity Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, Sun Healthcare Group, Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Company's common stock, par value $.01 per share (the "Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined in Section 4 below) described herein. Capitalized terms are defined when first used, as described in the Index of Defined Terms at the end of this document.

          2.     Administration.

               (a)     Committee. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Company's Board of Directors, solely of not less than two (2) members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

               (b)     Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

               (c)     Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

               (d)     Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem

2

advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

          3.     Participants. Participants will consist of such officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including, without limitation, the effectiveness of an individual in limiting quality of healthcare issues at Company facilities for which a participant has or shares responsibility.

          4.     Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, and (d) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 10 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

          5.     Common Stock Available Under the Plan.

               (a)     Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 900,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Benefits (including Stock Options and Stock Appreciation Rights) may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 600,000 (in each case, subject to adjustments made in accordance with Section 12 hereof).

3

               (b)     Additional Shares. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, or any shares subject to Stock Awards or Stock Units which are forfeited, or any shares delivered to the Company as part or full payment for the exercise of a Stock Option, Stock Appreciation Right or Stock Award shall again be available for award as Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to any individual participant under the Plan.

               (c)     Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company or its subsidiaries or affiliates for purposes of such grant or award. Any shares of Common Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 5(a) above.

          6.     Stock Options.

               (a)     Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

               (b)     Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant.

               (c)     Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions

4

to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

               (d)     Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one (1) year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

               (e)     Restoration of Stock Options. The Committee may, at the time of grant, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value (as defined in Section 15 below) on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

               (f)     Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a "Parent Corporation" or "Subsidiary Corporation" (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation ) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised

5

later than ten (10) years after the date it is granted. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

               (g)     Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

          7.     Stock Appreciation Rights.

               (a)     Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value, of such shares of Common Stock on the date the right is granted, or other specified amount, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

               (b)     Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no later than one (1) year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

          8.     Stock Awards.

               (a)     Generally. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. A Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Stock Award at the purchase price, if any, established therefor. Any right to acquire the shares under the Stock Award that is

6

not exercised by the participant within thirty (30) days after the grant is communicated shall automatically expire.

               (b)     Payment of the Purchase Price. If the Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

               (c)     Additional Terms. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

               (d)     Rights as a Shareholder. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

          9.     Stock Units.

               (a)     Generally. The Committee may, in its discretion, grant Stock Units (as defined in subsection (d) below) to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (d) below).

               (b)     Settlement of Stock Units. Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

7

               (c)     Deferral of Stock Units. Prior to the year with respect to which a Stock Unit may vest, the participant may elect, in accordance with rules prescribed by the Committee, not to receive a distribution upon the vesting of such Stock Unit and instead have the Company continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

               (d)     Definitions. A "Stock Unit" means a notional account representing one (1) share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

          10.    Performance-Based Awards.

               (a)     Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

               (b     Business Criteria. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) total return to stockholders, and (xiv) limiting quality of health care issues at Company facilities. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

               (c)     Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than ninety (90) days after the commencement of such period (but in no event after twenty-five percent (25%) of such period has elapsed).

               (d)     Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period

8

until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

               (e)     Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

          11.    Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

          12.    Adjustment Provisions; Change in Control.

               (a)     Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

               (b)     Modification of Benefits. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be

9

made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

               (c)     Effect of a Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control (as defined in subsection (d) below) of the Company, all then outstanding Stock Options, Stock Appreciation Rights and Stock Units shall immediately vest and become exercisable and any restrictions on Stock Awards or Stock Units shall immediately lapse. Thereafter, all Benefits shall be subject to the terms of any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

               (d)     Definitions. For purposes of this Section 12, a "Change in Control" of the Company shall be deemed to have occurred if any of the following events occurs:

     (i)     Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under

10

the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;

     (ii)     A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation;

     (iii)     A sale or other disposition by the Company of all or substantially all of the Company's assets;

     (iv)     During any period of two (2) consecutive years (beginning on or after the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Company's Board of Directors;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Company's Board of Directors or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Company ("Chapter 11 Plan"), or a liquidation under the Bankruptcy Code constitute a Change in Control. In addition, notwithstanding Sections 12(d)(1), 12(d)(2), 12(d)(3) and 12(d)(4) hereof, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company, or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

          13.    Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a

11

Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

          14.    Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

          15.    Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

          16.    Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

12

          17.    Tenure. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

          18.    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

          19.    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          20.    Duration, Amendment and Termination. No Benefit shall be granted more than ten (10) years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the majority of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) increase either of the maximum amounts which can be paid to an individual participant under the Plan as set forth in Section 5 hereof; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan.

          21.    Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

          22.    Effective Date. The Plan shall be effective as of [ ], the date the date the Company emerges from the bankruptcy it filed under title 11, chapter 11 of the United States Code (the "Effective Date"), provided that the Plan is approved by a majority of the stockholders of the Company within twelve (12) months of the Effective Date, and such approval of stockholders shall be a condition to the right of each

13

participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

14

Index of Defined Terms
Term	Section Where Defined or First Used
Acquiring Person	12(d)(i)
Beneficial Owner	12(d)(i)
Benefits	4
Change in Control	12(d)
Chapter 11 Plan	12(d)
Code	2(a)
Committee	2(a)
Common Stock	1
Company	1
Dividend Equivalent Right	10(d)
Effective Date	22
Exchange Act	2(a)
Fair Market Value	15
Incentive Stock Option	6(a)
Non-Employee Director	2(a)
Nonqualified Stock Option	6(a)
Parent Corporation	6(f)
Performance-Based Awards	10(a)
Plan	1
Restoration Stock Options	6(e)
Stock Appreciation Rights	7
Stock Award	8
Stock Options	6
Stock Unit	9(d)
Subsidiary Corporation	6(f)

15

REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of _____________ ___, 2002, between Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), and the Persons identified on Schedule I hereto1 (the "Initial Holders").

W I T N E S S E T H:

          WHEREAS, pursuant to the Plan of Reorganization of Sun Healthcare Group, Inc. and its affiliated debtors and debtors in possession (the "Plan"), dated November 7, 2001, the Company has agreed, among other things, to issue 10,000,000 million shares of convertible common stock, par value $0.01 per share of the Company (the "Convertible Common Stock"); and

          WHEREAS, the Company has agreed to grant to Initial Holders the registration rights set forth herein; and

          WHEREAS, under certain circumstances, the Convertible Common Stock is convertible into shares of the Company's common stock, $0.01 (the "Common Stock"); and

          WHEREAS, this Agreement shall become effective upon the issuance of securities pursuant to the Plan;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1 -

DEFINITIONS

          As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the chief executive officer or chief financial officer of the Company (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such

1Bank of America, Foothill, GSCP, Highland Capital, Morgens Waterfall, Woodstead, Goldman Sachs

registration statement; and (iii) the Company has a bona fide business purpose for avoiding.

          "Agreement" has the meaning set forth in the recitals hereto.

          "Blackout Period" has the meaning set forth in Section 2.1(g).

          "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Common Stock" has the meaning set forth in the recitals hereto.

          "Company" has the meaning set forth in the recitals hereto.

          "Convertible Common Stock" has the meaning set forth in the recitals hereto.

          "Exchange Act" means the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Holder" means an Initial Holder or a successor, assignee or transferee of an Initial Holder as contemplated by Section 5.3 hereof, in each case for so long as such Initial Holder, successor, assignee or transferee holds Registrable Securities.

          "Initial Holder" has the meaning set forth in the recitals hereto.

          "Managing Underwriters" means any investment banker or investment bankers and manager or managers that administer the offering of Registrable Securities covered by any registration statement.

          "Participating Holders" means Holders of Registrable Securities who demand or participate in a registration of their Registrable Securities pursuant to Sections 2.1 or 2.2.

          "Person" means a corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

          "Plan" has the meaning set forth in the recitals hereto.

          "Registrable Securities" means any shares of Common Stock issued to an Initial Holder pursuant to the Plan and any Common Stock issuable to the Initial Holder upon conversion of the Convertible Common Stock issued to Initial Holder pursuant to the Plan. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when

(a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been disposed of (1) pursuant to Rule 144 (or any successor provision) under the Securities Act, or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the securities are freely tradable without restrictions under the Securities Act, (c) such Securities may be disposed of pursuant to Rule 144 (or any successive provision) within the volume limitations thereunder within a 90-day period and pursuant to Rule 144(E) (or any successive provision of the Securities Act), (d) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (e) they shall be sold by the applicable Holder to the public pursuant to Section 1145 of title 11 of the United States Code, as amended, or (f) they shall have ceased to be outstanding. Notwithstanding anything herein to the contrary, the registration rights granted hereunder shall terminate as to each Holder and with respect to such Securities upon the date that such Common Stock is no longer Registrable Securities.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, (i) all registration, filing and NASD fees, all stock exchange listing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (iv) the fees and disbursements of one counsel retained by all the Participating Holders (selected by the Holders of a majority of the Registrable Securities included in a registration) in an amount not to exceed $10,000 per registration statement, (v) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Underwritten Offering" means an offering registered under the Securities Act in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

ARTICLE II -

REGISTRATION UNDER SECURITIES ACT, ETC.

     2.1     Registration on Request

               (a)     Following a period of 180 days following the Effective Date of the Plan, a Holder (or group of Holders) holding at least 500,000 shares of Common Stock which constitute Registrable Securities, subject to Section 2.1(c) hereof, may request, in writing, registration under the Securities Act, of all or part of their Registrable Securities. Within 10 days after receipt of any such request, the Company will give notice of such request to the other Holders. Thereafter, the Company will use all commercially reasonable efforts to effect the registration on an appropriate form under the Securities Act and will include in such registration, subject to Section 2.1(c) hereof, all Registrable Securities held by any Participating Holder with respect to which the Company has received a written request for inclusion therein within 10 days after the receipt of the Company's notice. All registrations initiated by a Participating Holder pursuant to this Section 2.1(a) are referred to herein as "Demand Registrations."

               (b)     If the Participating Holders holding not less than a majority of the Registrable Securities included in any offering pursuant to a Demand Registration so elect by written request to the Company, such offering shall be in the form of an Underwritten Offering. Participating Holders holding a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company to approve such managing underwriter or underwriters (which approval shall not be unreasonably withheld) and to select one co-managing underwriter reasonably acceptable to such Participating Holders.

               (c)     If the managing underwriter or underwriters of a proposed offering of Registrable Securities included in a Demand Registration inform the Participating Holders of such Registrable Securities and the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of other Persons which are not Holders) exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company will include in such registration all of the Registrable Securities sought to be registered therein by the Participating Holders and only such lesser number of other securities requested to be included for the account of the Company or for the account of other Persons which are not Holders as shall not, in the opinion of the managing underwriter or underwriters, be likely to have such an effect. In the event that, despite the reduction of the number of securities to be offered for the account of the Company or for the account of Persons which are not Holders in such registration pursuant to the immediately preceding sentence, the number of Registrable Securities to be included in such registration exceeds the number which, in the opinion of the managing underwriter or underwriters, can be sold without having the adverse effect referred to above, the number of Registrable Securities that can be included without having such an adverse effect shall be allocated pro rata among the Participating Holders which have requested participation in the Demand Registration (based, for each such Participating Holder, on the percentage (such Participating Holder's "Allocation Percentage") derived by dividing (i) the number of Registrable Securities which such Participating Holder has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities which all such Participating Holders have requested to include).

               (d)     Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Participating Holders holding a majority of Registrable Securities requesting participation in the Demand Registration and, as shall be reasonably acceptable to each Participating Holder and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

               (e)     Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1 prior to the time at which two such registrations shall have been effected in which all of the Registrable Securities requested to be included in such registration shall have been registered pursuant to this Section 2.1. The Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with each other registration requested under this Section 2.1 shall be paid pro rata by the Participating Holders.

               (f)     Effective Registration Statement. A Demand Registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of a Participating Holder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of a Participating Holder unless such Participating Holder shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the Participating Holders.

               (g)     Exceptions to Registration on Request. Notwithstanding anything in Section 2.1(a) above to the contrary, the Company shall not be obligated to take any action to effect any such registration pursuant to Section 2.1(a) above:

                    (i)     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii)     During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the one hundred and twentieth (120th) day immediately following the effective date of, any registration statement pertaining to securities of the Company;

                    (iii)     During the period commencing on the seventh day prior to the effective date of any offering by the Company that is registered under the Securities Act and ending on the 90th day after the offering is complete;

                    (iv)     After the Company has effected two (2) such registrations pursuant to Section 2.1(a), and such registrations have been declared or ordered effective and at least 75% of the Registrable Securities requested to be included in such registrations have been registered pursuant to Section 2.1;

                    (v)     If the Company shall have previously effected a Demand Registration at any time during the immediately preceding 180 day period;

                    (vi)     If (A) the number of Registrable Securities identified in the Demand Registration shall be less than five percent (5%) of the then outstanding shares of Common Stock (assuming conversion of all Convertible Common Stock into Common Stock) or (B) the Registrable Securities identified in the Demand Registration shall have a current market value as of the date of the demand of less than $17,500,000;

                    (vii)     If the filing, initial effectiveness or use of a registration statement in respect of a Demand Registration would require the Company to make an Adverse Disclosure, and, in such event, the Company shall promptly give Participating Holders written notice of such determination, then the Company shall be entitled to (x) postpone the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to Section 2.1(a) hereof, or (y) elect that the effective registration statement not be used, in either case for a reasonable period of time, but not to exceed one hundred eighty (180) days after the date that the demand was made (a "Blackout Period"); provided that the Company may not exercise this deferral right more than once per twelve (12) month period. Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify each Participating Holder of the expiration or earlier termination of such Blackout Period.

     2.2     Incidental Registration

               (a)     Right to Include Registrable Securities. If the Company at any time proposes to register securities comprising shares of common stock of the Company for its own account or for the account of any holders of its securities under the Securities Act on Forms S-1, S-2 or S-3 (other than (A) a registration under Section 2.1 hereof, (B) a registration solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or incidental to an issuance of securities under Rule 144A under the Securities Act or (C) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (other than information as to the selling stockholders and their intended method or methods of disposition)), it will each such time give prompt written notice to each Holder of its intention to do so and of such Holder's rights under this Section 2.2. Upon the written request of any Holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to Sections 2.2(b) hereof, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. All registrations pursuant to Section 2.2(a) are referred to herein as "Piggyback Registrations."

               (b)     Underwritten Offering. If the offering pursuant to a Piggyback Registration is to be an Underwritten Offering, then each Participating Holder making a request for its Registrable Securities to be included therein must, and the Company shall use its reasonable best efforts to make such arrangements with the Managing Underwriters so that each such Participating Holder may, participate in such Underwritten Offering on the same terms as other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each Participating Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must participate in such offering on such basis. Notwithstanding any provision in this Agreement to the contrary, any Participating Holder participating through a Piggyback Registration shall have no right to change the intended method or methods of disposition otherwise applicable.

               (c)     Priority in Incidental Registrations.

                    (i)     If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (i) first, the securities the Company proposes to sell, and (ii) second, the securities proposed to be included in such registration by the holders (including any Participating Holder) pro rata among the Participating Holders exercising their respective piggyback registration rights thereof based upon the total number of securities which each such Participating Holder beneficially owns.

                    (ii)     If a Piggyback Registration is an underwritten secondary registration on behalf of holders (other than any Holders hereunder) of the Company's securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (i) first, the securities which such holders (other than any Participating Holder) propose to sell; (ii) second, the securities the Company proposed to be included in such registration; and (iii) third, the securities proposed to be included in such registration by the holders (including any Participating Holder) pro rata among the Participating Holders exercising their respective piggyback registration rights based upon the total number of securities which each such Participating Holder beneficially owns.

     2.3     Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 the Company shall, as expeditiously as possible:

               (a)     prepare and (as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter cause such registration statement to become and remain effective, provided however that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

               (b)     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (c)     furnish to each Participating Holder and each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Participating Holder and such underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

               (d)     use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (e)     use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (f)     notify each Participating Holder and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (w) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (x) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (y) if at any time the representations and warranties of the Company made as contemplated by Section 2.4 below cease to be true and correct; and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

               (g)     notify each Participating Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any Participating Holder promptly prepare and furnish to such seller or Participating Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (h)     make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

               (i)     otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and will furnish to each Participating Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which such Participating Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (j)     provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (k)     enter into such agreements and take such other actions as any Participating Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (l)     use its reasonable efforts to cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange or market on which any of the Company's securities of such class are then listed or quoted; and

               (m)     use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

The Holders agree by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (f) of this Section 2.3, the Holders will forthwith discontinue their respective dispositions of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until each such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

If any such registration statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

     2.4     Underwritten Offerings.

               (a)     Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by any Holder pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, Participating Holders holding a majority of the Registrable Securities included in such offering and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Participating Holder will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. Each Participating Holder shall be party to such underwriting agreement. A Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in such registration statement or agreements regarding such Participating Holder, the Participating Holder's Registrable Securities and the Participating Holder's intended method of distribution and any other representation required by law.

               (b)     Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a Holder as provided in Section 2.2 and subject to the provisions of Section 2.2(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by any Participating Holder among the securities to be distributed by such underwriters. Each Participating Holder shall be party to the underwriting agreement between the Company and such underwriters. A Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder's Registrable Securities and such Participating Holder's intended method of distribution and any other representation required by law.

               (c)     Holdback Agreements. The Company agrees if so required by the Managing Underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto.

               (d)     Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by Participating Holders holding a majority of the Registrable Securities to be included in such offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require a Participating Holder to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or agreements regarding such Participating Holder, such Participating Holder's Registrable Securities and such Participating Holder's intended method of distribution and any other representation required by law.

     2.5     Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give any Participating Holder, its underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of underwriters' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6     Indemnification.

               (a)     Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless (i) in the case of any registration statement filed pursuant to Section 2.1 or 2.2, a Participating Holder, its directors and officers, and each other Person, if any, who controls such Participating Holder within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, a Participating Holder, its directors and officers and each other Person, if any, who controls such Participating Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Participating Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Participating Holder and each such director, officer, and controlling person for any legal and/or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by a Participating Holder for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Participating Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by any Participating Holder.

               (b)     Indemnification by Participating Holder. Each Participating Holder, severally and not jointly, will indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Participating Holder. The liability of any Holder under this paragraph shall in no event exceed the amount by which the proceeds received by such Holder from sales of Registrable Securities giving rise to such obligation. This indemnity agreement will be in addition to any liability which such Participating Holder may otherwise have to the Company or any of its controlling persons.

               (c)     Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

               (d)     Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and any Participating Holder with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

               (e)     Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               (f)     Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability. In determining the amount of contribution to which the indemnified party is entitled, there shall be considered with respect to any Persons involved the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 2.6 had been available under the circumstances.

              The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if a Participating Holder and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

              Notwithstanding the provisions of this subdivision (f), neither a Participating Holder nor underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of a Participating Holder, the net proceeds received from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that a Participating Holder or such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     2.7     Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

ARTICLE III -

RULES 144 AND 144A

               The Company shall use its best efforts to file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 4.

ARTICLE IV -

AMENDMENTS AND WAIVERS

               This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities. Holders shall be bound by any consent authorized by this Article IV, whether or not such Holders have given their consent.

ARTICLE V

MISCELLANEOUS

     5.1     Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     5.2     Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Company, addressed in the manner set forth below, or (b) in the case of any other Person, at the address that such Person shall have furnished to the Company in writing.

If to the Company:

Robert F. Murphy, Esq.
Sun Healthcare Group, New Mexico 97109
Telephone: (505) 821-3355
Fascimile: (505) 822-4747

with a copy to:

If to the Initial Holders:

[Address]
Facsimile:
Attn:

with a copy to:

[ ]
[Address]
Facsimile:
with a copy to:

Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to a Holder shall not be effective until receipt is acknowledged in a writing reasonably satisfactory to both parties.

     5.3     Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned provided, however, that (a) such assignee (together with its affiliates) owns at least 150,000 shares of Registrable Securities or (b) such assignee is an affiliate of such Holder and provided further that no such transfer or assignment of any registration rights under this Agreement shall be binding upon or obligate the Company under this Agreement to any such transferee or assignee unless and until the Company shall have received notice of such transfer or assignment and a written agreement of the transferee or assignee to by bound by the terms of this Agreement.

     5.4     Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     5.5     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

     5.6     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     5.7     Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and Initial Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     5.8     SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED IN SECTION 5.2. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     5.9     Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, illegal or unenforceable the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable, shall not be affected thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SUN HEALTHCARE GROUP, INC.

By
Title:

By
Title:

Name:

SCHEDULE I

INITIAL HOLDERS

WARRANT AGREEMENT

by and between

SUN HEALTHCARE GROUP, INC.

and

__________________________________

as Warrant Agent

500,000 Warrants

Dated as of                          , 2002

i

ii

TABLE OF CONTENTS

		Page
13.7	Consent to Jurisdiction	18
13.8	Headings	18

EXHIBITS

Exhibit A: Form of Warrant Certificate

iii

WARRANT AGREEMENT

          THIS WARRANT AGREEMENT is made and entered into as of _________________ ___, 2002 by and between Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), and _____________________________, as Warrant Agent (the "Warrant Agent").

WITNESSETH:

          WHEREAS, in connection with the financial restructuring of the Company, pursuant to the Plan of Reorganization, of the Company, and certain of its subsidiaries, dated as of November 7, 2001 (as amended, the "Plan"), the Company is issuing warrants which are exercisable to purchase up to 500,000 shares of Common Stock (as defined herein), subject to adjustment as provided herein (the "Warrants"), to the holders of certain allowed claims of the Company (the "Claims") in partial exchange for such Claims and in accordance with the Plan;

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein; and

          WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof;

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms have the following respective meanings:

          "Agreement" means this Warrant Agreement, as the same may be amended or modified from time to time hereafter.

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware that has jurisdiction of the chapter 11 case of the Company under title 11 of the United States Code.

          "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or required by law to be closed; provided, that, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common

Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; and provided, further, that any reference in this Agreement to "days" (unless Business Days are specified) shall mean calendar days.

          "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Fair Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Fair Value per share of the Common Stock on the Exercise Date.

          "Claims" has the meaning specified in the recitals hereto.

          "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act of 1933, as amended, or the Exchange Act, whichever is the relevant statute for the particular purpose.

          "Common Stock" means the Company's Common Stock, par value $0.01 per share.

          "Company" has the meaning specified in the preamble hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Any reference herein to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

          "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Article 4.

          "Exercise Period" means the period commencing on [the Effective Date] (as defined in the Plan) and ending at 5:00 P.M., New York time, on [the third anniversary of the Effective Date].

          "Exercise Price" has the meaning specified in Section 4.1 hereof.

          "Fair Value" means (i) with respect to Common Stock or any Other Security, in each case, if such security is listed on one or more stock exchanges or quoted on the National Market System or Small Cap Market of NASDAQ (the "NASDAQ Market"), the average of the closing or last reported sales prices of a share of Common Stock or, if an Other Security in the minimum denomination in which such security is traded, on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (ii) if the Common Stock or Other Security, as the case may be, is not so listed or quoted but is traded in the over-the-counter market (other

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than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock or Other Security, in each case quoted for the 30 Business Days (or such lesser number of Business Days as such Common Stock (or Other Security) shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock or Other Security as determined reasonably and in good faith by the Board of Directors of the Company. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, options, or Other Securities in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any other Person into the Company, the Fair Value of the Common Stock or Other Securities so issued shall be determined as of the date the number of shares of Common Stock, rights, options or Other Securities was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, options or Other Securities.

          "Original Issue Date" means the Effective Date (as defined in the Plan).

          "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holders of the Warrants at any time shall be entitled to receive or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

          "Other Securities" has the meaning specified in Section 5.2 hereof.

          "Person" means any individual, partnership, association, joint venture, corporation, limited liability company, business trust, unincorporated organization, government or department, agency or subdivision thereof, or other person or entity.

          "Plan" has the meaning specified in the recitals hereto.

          "Warrant Agent" has the meaning specified in the preamble hereof.

          "Warrant Certificates" has the meaning specified in Section 2.3 hereof.

          "Warrants" has the meaning set forth in the recitals hereto.

ARTICLE 2

ISSUANCE OF WARRANTS

          Section 2.1  Initial Issuance. On the Original Issue Date, the Company shall, pursuant to the Plan, deliver to the Company's disbursing agent under the Plan for re-

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distribution to the holders of the certain claims against the Company a global certificate for an aggregate of 500,000 Warrants.

          2.2  Initial Share Amount. The number of shares of Common Stock purchasable upon exercise of the Warrants shall be one (1) share of Common Stock to one (1) Warrant, subject to adjustments from and after the Original Issue Date as provided in Article 5 of this Agreement.

          2.3  Form of Warrant Certificates. The Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the "Warrant Certificates") or may, if the Corporation so directs, be issued in book-entry form. Each Warrant Certificate shall be dated as of the Original Issue Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants, on the date of such event. The Warrant Certificate may have such further legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange, market or trading facility on which the Warrants may be listed or admitted for trading.

          2.4  Execution of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, any Senior Vice President, any Vice President, Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

          The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any Person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

          2.5  Countersignature of Warrant Certificates. Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2.5, and deliver any new Warrant Certificates, as directed by the Company pursuant to Section 2.1 and as and when required pursuant to the provisions of Articles 9 and 10. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

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ARTICLE 3

EXERCISE PERIOD

          Each Warrant shall entitle the holder thereof to purchase from the Company one (1) share of Common Stock (subject to the adjustments provided herein), at any time during the Exercise Period. Any Warrant not exercised during the Exercise Period shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under the Warrant Certificate or this Agreement shall cease.

ARTICLE 4

EXERCISE OF WARRANTS

          4.1  The Exercise Price. The exercise price of each Warrant is $76.00 per share of Common Stock (the "Exercise Price"). The Exercise Price is subject to adjustment pursuant to Article 5 hereof.

          4.2  Manner of Exercise. (a)  During the Exercise Period, all or any whole number of Warrants represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein duly completed and executed by such holder, by hand, by overnight courier or by mail to the Warrant Agent at its office addressed to ___________________________________ _______________________________________________________, New York, New York ________. Such Warrant Certificate shall be accompanied by payment in full in respect of each Warrant that is exercised, which shall be made either by (i) certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of the Company, or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a "Cashless Exercise". Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. Upon such surrender and payment prior to the expiration of the Exercise Period, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, registered, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Articles 2 and 3, and as and if adjusted pursuant to Article 5.

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          4.3  When Exercise Effective. Each exercise of any Warrant pursuant to Section 4.2 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment, shall have been delivered as provided in Section 4.2, and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 4.4 shall be deemed to have become the holder or holders of record thereof.

          4.4  Delivery of Certificates, Etc. (a)  As promptly as practicable after the exercise of any Warrant, and in any event within three (3) Business Days thereafter, the Company at its expense (other than as to payment of transfer taxes which will be paid by the holder) will cause to be issued and delivered to such holder, or as such holder may otherwise direct in writing (subject to Article 9),

     (i)  a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which such holder is entitled, and

     (ii)  if less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate or Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed and countersigned in accordance with Sections 2.4 and 2.5.

          (b)  The Warrant Agent shall countersign any new Warrant Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the Person entitled to receive the same in accordance with this Section 4.4. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

          (c)  Upon any exercise of Warrants, the Warrant Agent shall, from time to time, as promptly as practicable, advise the Treasurer of the Company or his or her designee of (i) the number of Warrants exercised, (ii) the instruction of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Common Stock to which such holder is entitled upon such exercise, (iii) the timing of delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

          (d)  The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Common Stock to a Person other than a registered holder; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Certificate or share of Common Stock until such tax or other charge shall have been paid or it has been established to the Company's reasonable satisfaction that no such tax or other charge is due.

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          4.5  Fractional Shares. No fractional shares of Common Stock (or Other Securities) shall be issued upon the exercise of any Warrant. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common Stock (or Other Securities), the Company shall pay a cash adjustment in respect thereto in an amount equal to the product of the Fair Value per share of Common Stock (or Other Securities) as of the Business Day next preceding the date of such exercise multiplied by such fraction of a share.

ARTICLE 5

ADJUSTMENT OF THE AMOUNT OF COMMON STOCK
ISSUABLE AND THE EXERCISE PRICE UPON EXERCISE

          5.1  Adjustment for Change in Capital Stock. If the Company shall (i) declare or pay a dividend on its outstanding shares of Common Stock or make a distribution to holders of its Common Stock, in either case in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the number of shares of Common Stock issuable for each Warrant and the Exercise Price in effect immediately prior thereto shall be adjusted so that the holder of any Warrants thereafter exercised shall be entitled to receive the number and kind of shares of Common Stock or other securities that the holder would have owned or been entitled to receive after the happening of any of the events described above had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 5.1 shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

          5.2  Distributions. If after the date hereof the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness, shares of another class of capital stock ("Other Securities"), assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or rights to subscribe to shares of Common Stock, then in each such case, unless the Company elects to reserve such indebtedness, assets, rights or shares for distribution to each holder of a Warrant upon the exercise of the Warrants so that such holder will receive upon such exercise, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such indebtedness, assets, rights or shares which such holder would have received if such holder had, immediately prior to the record date for the distribution of such indebtedness, assets, rights or shares, exercised the Warrants and received Common Stock, the Exercise Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Fair Value of a share of the Common Stock at the date of such

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distribution less the fair value of the evidences of indebtedness, Other Securities, assets or subscription rights as the case may be, so distributed (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) and the denominator of which is the Fair Value of a share of Common Stock at such date. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

          5.3  Adjustments for Mergers and Consolidations. In case the Company, after the date hereof, shall merge or consolidate (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock) with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant Agreement, the holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock (or Other Securities) upon such consummation if such holder had exercised the rights represented by the Warrants held by such holder immediately prior thereto.

          5.4  No De Minimis Adjustments; Calculation to Nearest Cent and One-hundredth of Share. No adjustment in the Exercise Price shall be required under this Article 5 unless such adjustment would require an increase or decrease of at least one percent (1%) of such price. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          5.5  Notice of Adjustment; Warrant Agent's Disclaimer.   Whenever the Exercise Price and securities issuable shall be adjusted as provided in this Article 5, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, Chief Executive Officer, President, any Senior Vice President, any Vice President, the Treasurer or Secretary of the Company, stating in detail the facts requiring such adjustment, the method of calculation thereof, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants. The Company shall also cause the Warrant Agent to mail (first class, postage prepaid) a notice setting forth any such adjustments to each registered holder of Warrants at its last address appearing on the Warrant register.

          (b)  Except as provided in paragraph (a) above, the Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to

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any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Exercise Price or securities issuable, or with respect to the nature or extent of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment. The Warrant Agent shall not be responsible for the Company's failure to comply with any provision of this Article 5.

          5.6  Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in Section 5.1 or 5.2 of this Article 5, the Company shall give notice to the Warrant Agent and to each registered holder of a Warrant in the manner set forth in subsection 5.5 of this Article 5, which notice shall specify the date on which a record shall be taken with respect to any such action. Such notice shall be given at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provision of subsection 5.5 of this Article 5.

          5.7  No Change in Warrant Terms on Adjustment. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock (or any inclusion of Other Securities) issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted.

ARTICLE 6

MERGER, CONSOLIDATION, ETC.

          Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, Other Securities, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Warrant Agent, the obligations of the Company under this Warrant Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, Other Securities, cash or property as may be required pursuant to Article 5 hereof or the certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in Article 5 hereof.

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ARTICLE 7

NOTIFICATION OF CERTAIN EVENTS

          7.1  Corporate Action. In the event of:

          (a)     any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution of any kind, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or interest of any kind; or

          (b)     (i) any capital reorganization of the Company, (ii) any reclassification of the capital shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), (iii) the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock), (iv) the sale or transfer of the properties and assets of the Company as, or substantially as, an entirety to another Person, or (v) an exchange offer for Common Stock (or Other Securities); or

          (c)     the voluntary or involuntary dissolution, liquidation, or winding up of the Company,

the Company shall cause to be filed with the Warrant Agent and mailed to each holder of a Warrant a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of any such dividend, distribution or right or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or right are to be determined, and the amount and character of such dividend, distribution or right, or (y) the date or expected date on which any such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up is expected to become effective, and the time, if any such time is to be fixed, as of which holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up. Such notice shall be delivered not less than twenty (20) days prior to such date therein specified, in the case of any such date referred to in clause (x) of the preceding sentence, and not less than thirty (30) days prior to such date therein specified, in the case of any such date referred to in clause (y) of the preceding sentence. Failure to give such notice within the time provided or any defect therein shall not affect the legality or validity of any such action.

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          7.2  Available Information. The Company shall promptly file with the Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to make such filings, the Company shall promptly deliver to the Warrant Agent copies of any annual, quarterly or other reports and financial statements that are generally provided to holders of equity or debt securities of the Company (other than bank or similar institutional debt) in their capacity as holders of such securities.

ARTICLE 8

RESERVATION OF STOCK

          The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (or out of authorized Other Securities), solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common Stock (and Other Securities) from time to time issuable upon the exercise of all Warrants and any other outstanding warrants, options or similar rights, from time to time outstanding. All shares of Common Stock (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company.

ARTICLE 9

LOSS OR MUTILATION

          Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company's request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article 9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article 9 in lieu of any lost, stolen or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant

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Certificate shall be at any time enforceable by anyone. The provisions of this Article 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

ARTICLE 10

WARRANT REGISTRATION

          10.1  Registration. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Warrant Agent shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Warrant Agent shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Warrant Agent located at the address therefor as provided in Section 13.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a Warrant.

          10.2  Transfer or Exchange. At the option of the holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Warrant Agent maintained for such purpose at the address therefor as provided in Section 13.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

          10.3  Valid and Enforceable. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

          10.4  Endorsement. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered holder thereof or such holder's officer or representative duly authorized in writing.

          10.5  No Service Charge. No service charge shall be made to the Warrant Holder for any registration of transfer or exchange of Warrant Certificates.

          10.6  Treatment of Holders of Warrant Certificates. The Company and the Warrant Agent may treat the registered holder of a Warrant Certificate as the absolute owner

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thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

          10.7  Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant Certificate shall not be reissued and, except as provided in this Article 10 in case of an exchange or transfer, in Article 9 in case of a mutilated Warrant Certificate and in Article 4 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company.

ARTICLE 11

WARRANT AGENT

          11.1  Obligations Binding. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Article 11. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

          11.2  No Liability. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization or value (or kind or amount) of any Common Stock or of any Other Securities or other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities or other property. The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (iii) be responsible for any failure on the part of the Company to issue, transfer or deliver any Common Stock or Other Securities or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates or (iv) be liable for any act or omission in connection with this Agreement except for its own bad faith, negligence or willful misconduct.

          11.3  Instructions. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board,

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Chief Executive Officer, President, any Senior Vice President, any Vice President, Treasurer or any Assistant Treasurer of the Company and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the instructions of any such officer, except to the extent that it is determined in a final judgment by a court of competent jurisdiction that such action or omission resulted directly from the Warrant Agent's negligence.

          11.4  Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

          11.5  Cooperation. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

          11.6  Agent Only. The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

          11.7   Right to Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant holder for any action taken, suffered or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

          11.8  Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder to be agreed upon and to reimburse the Warrant Agent for its reasonable expenses hereunder; and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs and reasonable counsel fees, for anything done, suffered or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's bad faith, negligence or willful misconduct.

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          11.9  Accounting. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock (or Other Securities) through the exercise of Warrants. The Warrant Agent shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to such account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

          11.10  No Conflict. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          11.11  Resignation; Termination. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's bad faith, negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent's bad faith, negligence or willful misconduct. The Company shall cause to be mailed promptly (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of

15

any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 11.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          11.12  Change of Warrant Agent. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

          11.13  Successor Warrant Agent. Any corporation or entity into which the Warrant Agent or any new warrant agent may be merged or any corporation or entity resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation or entity succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 11.11 of this Article 11. The Company shall promptly cause the successor Warrant Agent to mail notice of its succession as Warrant Agent (by first class mail, postage prepaid) to each registered holder of a Warrant at its last address as shown on the register of the Company.

ARTICLE 12

REMEDIES, ETC.

          Prior to the exercise of the Warrants represented thereby, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

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ARTICLE 13

MISCELLANEOUS

          13.1  Notices. Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, delivered by hand or delivered by overnight courier, in each case addressed to any registered holder of a Warrant at such holder's last known address appearing on the register of the Company or the Warrant Agent, and to the Company or the Warrant Agent as follows, or delivered by facsimile (in the case of notices to any registered holder, to the last known facsimile number of such holder appearing on the register of the Company or the Warrant Agent):

If to the Company:

Sun Healthcare Group, Inc. 101 Sun Avenue, N.E.
Albuquerque, New Mexico 87109
Attn: Robert F. Murphy, Esq.
Secretary and General Counsel Telephone: (505) 821-3355 Facsimile: (505) 822-4747

If to the Warrant Agent:

Attn: Telephone: ( ) - Facsimile: ( ) -

or such other address as shall have been furnished in writing, in accordance with this Section 13.1, to the party giving or making such notice, demand or delivery.

          13.2  Governing Law and Consent to Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY AND THE WARRANT AGENT EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY DELAWARE STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF WILMINGTON IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY

17

MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          13.3  Benefits of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants and of holders of the Common Stock, where applicable. Nothing in this Agreement is intended or shall be construed to confer upon any other Person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

          13.4  Agreement of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, covenants and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          13.5   Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          13.6  Amendments. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any manifest error, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, that such action shall not adversely affect the interests of the holders of the Warrant Certificates. Any other amendment shall require the consent of the holders of Warrants representing a majority in number of the then outstanding Warrants.

          Any such modification or amendment will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

          13.7  Consent to Jurisdiction. Notwithstanding anything to the contrary contained in Section 13.2 hereof, (a) the parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder to holders of Claims pursuant to the Plan, and (b) the Warrant Agent

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hereby consents to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

          13.8  Headings. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

SUN HEALTHCARE GROUP, INC. By: Name: Title:

By: Name: Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

A-1

[FORM OF FACE OF WARRANT CERTIFICATE]

CUSIP No.

Warrant No.                                        Number of Warrant(s):

Exercisable During the Period that Commences at 9:00 a.m., New York City time, on
[Insert Date of Effective Date] and Terminates at 5:00 p.m., New York City time, on
[Insert third anniversary of Effective Date] except as provided below.

WARRANT TO PURCHASE

COMMON STOCK, PAR VALUE $.01 PER SHARE,

OF

SUN HEALTHCARE GROUP, INC.

          This certifies that

          or registered assigns, is the registered owner of the number of warrants set forth above (the "Warrants"), each of which represents the right, at any time after __________ ___, 2002 (the "Original Issue Date") and on or before 5:00 p.m., New York City time, on ______________, 2005 (the "Exercise Period"), to purchase from Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), at the price per share of $76.00 (the "Exercise Price"), one share of Common Stock, $0.01 par value (the "Common Stock"), of the Company as such stock was constituted as of the Original Issue Date, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to________________________ _____________________ _____, or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten public offering of shares of such Common Stock (or Other Securities) (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (which shall be made either by (i) certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Warrant

Agent for the benefit of the Company, or (ii) or by Cashless Exercise referred to below, all subject to the terms and conditions hereof and of the Warrant Agreement.

          Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

          Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Fair Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Fair Value per share of the Common Stock on the Exercise Date.

          No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash payment in lieu of such issuance, as provided in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of _____________ ___, 2002 (the "Warrant Agreement"), between the Company and ______________________, as Warrant Agent, and is subject to the terms and provisions contained therein. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of the Warrants. The holder of this Warrant Certificate consents to all terms and provisions of the Warrant Agreement by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

2

Dated:                         , 2002

SUN HEALTHCARE GROUP, INC.

By:
     Name:
     Title:

Countersigned:

          as Warrant Agent

By:
     Name:
     Title:

3

[FORM OF REVERSE OF WARRANT CERTIFICATE]

SUN HEALTHCARE GROUP, INC.

          The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or in part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at ________ ______________________ ______, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

          This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at ________ ______________________ ______, attention: Compliance Department, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

          Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised before the close of business on ________, 2005.

          This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

          Witness the facsimile seal of the Company and the signature of its duly authorized officer.

4

SUBSCRIPTION FORM

(To be executed only upon exercise of warrant)

TO SUN HEALTHCARE GROUP, INC.

                                               , as Warrant Agent

Attention:

          The undersigned:

          (i) irrevocably exercises ___ Warrants represented by the within Warrant Certificate,

          (ii) purchases____ shares of common stock, par value $.01 per share, of Sun Healthcare Group, Inc. (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $76.00 per share, in respect of each Warrant so exercised as provided in the Warrant Agreement ((which shall be made either by (a) certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of the Company, or (b) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Fair Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Fair Value per share of the Common Stock on the Exercise Date, all on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement,

          (iii) surrenders this Warrant Certificate and all right, title and interest therein to Sun Healthcare Group, Inc. and

          (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:                                   , 200_

5

(Owner)*

(Signature of Authorized Representative)

(Street Address)

(City) (State) (Zip Code)

6

Securities or property to be
issued and delivered to:

Signature Guaranteed**

     Please insert social
     security or other
     identifying number

Name

Street Address

City, State and Zip Code

          *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

          **The signature must be guaranteed by a Securities Transfer Association medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

7

FORM OF ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

Name of Assignee	Address	No. of Warrants

Please insert social
security or other
identifying number
of Assignee

and does hereby irrevocably constitute and appoint                              attorney to make such transfer on the books of Sun Healthcare Group, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                                  , 200

Name *

Signature of Authorized Representative

Signature Guaranteed **

          * The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

          ** The signature must be guaranteed by a Securities Transfer Association medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

8

RESTATED
CERTIFICATE OF INCORPORATION
OF
SUN HEALTHCARE GROUP, INC.

     The present name of the corporation is Sun Healthcare Group, Inc. (the "Corporation"). The Corporation was incorporated under the name "Sun Healthcare Group, Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 15, 1993. This Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware. Provision for the filing of this Restated Certificate of Incorporation is contained in an order dated _____________ ___, 2002, of the United States Bankruptcy Court for the District of Delaware, in In re Sun Healthcare Group, Inc., Debtors, Chapter 11, Case No. 99-3657 (MSW) (the "Order"). The date of filing of the Bankruptcy was October 14, 1999. The confirmation date was _____________ ____, 2002. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

          FIRST. The name of the Corporation is Sun Healthcare Group, Inc.

          SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is Corporation Trust Corporation.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH.1 The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) shares, divided into:

          (a) Fifty Million (50,000,000) shares of common stock with One Penny ($.01) par value of which [Ten Million (10,000,000) shares will be classified as Convertible Common Stock] and [Forty Million (40,000,000)] shares will be classified as Common Stock; and

          [(b) Thirty Million (30,000,000) shares of preferred stock with One Penny ($.01) par value]2

          [FIFTH. The relative rights, powers, preferences, and privileges, and the qualifications, restrictions and limitations thereof, of the Convertible Common Stock, par value $0.01 per share (the "Convertible Common Stock") and of the Common Stock, par value $0.01 (the "Common Stock") are as set forth below:

1If Class F under the Plan votes for the Plan, all references to Convertible Common Stock and Series A Preferred Stock will be taken out of the Restated Certificate of Incorporation and all 50,000,000 shares of common stock will be authorized and 10,000,000 shares of preferred stock will be authorized.

2If Class F under the Plan votes for the Plan, 50,000,000 shares of common stock will be authorized and 10,000,000 shares of preferred stock will be authorized.

          (a) Equal Rights. Shares of Convertible Common Stock shall have the same rights, powers, preferences, and privileges, and the qualifications, restrictions and limitations, as shares of Common Stock, including (i) the right to dividends on an equal and pro rata basis, (ii) the right to distributions on an equal and pro rata basis in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, of the entire assets and funds of the Corporation legally available for distribution, if any, after distributions to the holders of any Corporation stock entitled to a preference over the Convertible Common Stock and the Common Stock in accordance with the terms thereof and (iii) the right, in addition to any voting rights provided by law, to one vote per share of Convertible Common Stock and share of Common Stock; provided, however, that the holders of the Convertible Common Stock shall be entitled to convert such shares into shares of Series A Preferred Stock in accordance with Section (b) of this Article FIFTH or shares of Common Stock in accordance with Section (c) of this Article FIFTH.

          (b) Conversion into Series A Preferred Stock. (1) Subject to the provisions for adjustment hereinafter set forth and subject to any applicable requirement of law, from __________ (the "Original Issue Date") until [___________, 2005][three years from the Effective Date] each share of Convertible Common Stock shall be convertible at any time and from time to time, at the option of the holder thereof (such conversion, a "Conversion") into fully paid and nonassessable shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock deliverable upon conversion of a share of Convertible Common Stock shall initially be one (1), adjusted as hereinafter provided, and is referred to herein as the "Conversion Ratio." No fractional shares shall be issued upon the conversion of any shares of Convertible Common Stock. All shares of Series A Preferred Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Common Stock by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Series A Preferred Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the Liquidation Preference of one share of Series A Preferred Stock multiplied by such fraction on the date of conversion. All shares of Convertible Common Stock converted pursuant to this subsection (b) from the Original Issue Date until [______, 2003][the first anniversary of the Effective Date] shall be converted into Series A-1 Preferred Stock. All shares of Convertible Common Stock converted pursuant to this subsection (b) from [______, 2003][the first anniversary of the Effective Date] until [________-, 2004][the second anniversary of the Effective Date] shall be converted into Series A-2 Preferred Stock. All shares of Convertible Common Stock converted pursuant to this subsection (b) from [________,2004][the second anniversary of the Effective Date] until [______, 2005][the third anniversary of the Effective Date] shall be converted into Series A-3 Preferred Stock. Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock are collectively referred to in this Article FIFTH as the Series A Preferred Stock. References to the Series A Preferred Stock in Article FIFTH shall refer to any of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock into which the holder of the Convertible Common Stock has converted or is converting.

          (2) (i) A conversion of the Convertible Common Stock into Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation of the certificate for such Convertible Common Stock to be converted accompanied

2

by a written notice stating that such holder elects to convert all or a specified number of such shares in accordance with the provisions of Section (b) of this Article FIFTH and specifying the name or names in which such holder wishes the certificate or certificates for shares of Series A Preferred Stock to be issued.

               (ii) In case the written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Series A Preferred Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Series A Preferred Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Series A Preferred Stock to which the holder of shares of Convertible Common Stock being converted shall be entitled (together with any cash in lieu of fractional shares) and (ii) if less than the full number of shares of Convertible Common Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

               (iii) Such conversion shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the Section (b)(2)(i) of this Article FIFTH and of such surrender of the certificate or certificates representing the shares of Convertible Common Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Series A Preferred Stock in accordance herewith (together with any cash in lieu of fractional shares), and the person entitled to receive the shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder of such shares of Series A Preferred Stock at such time.

          (3) The Corporation shall at all times reserve, and keep available for issuance upon the conversion of the Convertible Common Stock, such number of its authorized but unissued shares of Series A Preferred Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Common Stock, and shall take all action required to increase the authorized number of shares of Series A Preferred Stock if necessary to permit the conversion of all outstanding shares of Convertible Common Stock.

           (4) The Conversion Ratio will be subject to adjustment from time to time as follows: In case the Corporation shall at any time or from time to time after the [Effective Date of the Plan], (A) subdivide the outstanding shares of Convertible Common Stock into a greater number of shares, (B) combine the outstanding shares of Convertible Common Stock into a smaller number of shares or (C) issue by reclassification of the shares of Convertible Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Convertible Common Stock thereafter surrendered for conversion shall be entitled to receive, in the aggregate, the number of shares of Series A Preferred Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had all

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such shares of Convertible Common Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section (b)(4) of this Article FIFTH shall become effective in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

           (5) Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Series A Preferred Stock issuable upon the operation of the conversion set forth in this Section (b) of this Article FIFTH, then, and in each such case, the Corporation shall promptly deliver to each holder of the Convertible Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by this Section (b) of this Article FIFTH, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Convertible Common Stock may be given in advance.

           (6) Right to Convert Into Series A Preferred Stock Not Transferable. Notwithstanding anything herein to the contrary, shares of Convertible Common Stock held by any particular person shall not be convertible by such person into shares of Series A Preferred Stock pursuant to this Section (b) of this Article FIFTH if such shares have not been held continuously by the holder thereof from the Original Issue Date through the date of the surrender of the certificate for the Convertible Common Stock pursuant to Section (b)(2) of this Article FIFTH (or any Affiliate (as defined in Section (c) of this Article FIFTH) thereof).

           (c) Conversion of Convertible Common Stock into Common Stock. (1) Subject to the provisions for adjustment hereinafter set forth and subject to any applicable requirement of law, (i) prior to [___________, 2005][three years from the Effective Date], each share of Convertible Common Stock shall be convertible at any time and from time to time, at the option of the holder thereof (such conversion, an "Optional Common Conversion") into fully paid and nonassessable shares of Common Stock, (ii) upon the transfer of a share of Convertible Common Stock to any person (other than an Affiliate of the holder of such share of Convertible Common Stock as of the Original Issue Date), such share of Convertible Common Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock (a "Third Party Transfer") and (iii) on [___________, 2005][three years from the Effective Date] (the "Mandatory Conversion Date") all outstanding shares of Convertible Common Stock shall be converted into fully paid and nonassessable shares of Common Stock (such conversion referred to in clauses (ii) and (iii) are "Mandatory Common Conversions" and, together with the Optional Common Conversion, the "Common Conversion"). The number of shares of Common Stock deliverable upon conversion of a share of Convertible Common Stock shall initially be one (1) and is referred to herein as the "Common Conversion Ratio." For purposes hereof, the term "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

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          (2)(i) An Optional Common Conversion of the Convertible Common Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation of the certificate for such Convertible Common Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares in accordance with the provisions of this subsection (c) of Article FIFTH and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. A Mandatory Common Conversion of the Convertible Common Stock shall be immediately effective and shall be deemed to be made as of the date of the Third Party Transfer or the Mandatory Conversion Date. Any holder may surrender to the Corporation the certificate for such Convertible Common Stock converted pursuant to a Mandatory Common Conversion accompanied by a written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Until such time as the holder surrenders its certificate pursuant to a Mandatory Common Conversion, the certificates representing the Convertible Common Stock shall represent the number of shares of Common Stock issuable upon conversion of such certificate.

               (ii) In case the written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of shares of Convertible Common Stock being converted shall be entitled and (ii) if less than the full number of shares of Convertible Common Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Convertible Common Stock evidenced by such surrendered certificate or certificates less the number of shares of Convertible Common Stock being converted.

                (iii) In the case of an Optional Common Conversion, such conversion shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of Section(c)(2)(i) of this Article FIFTH above and of such surrender of the certificate or certificates representing the shares of Convertible Common Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (3) The Corporation shall at all times reserve, and keep available for issuance upon the conversion of the Convertible Common Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Convertible Common Stock.

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          (d) No Reissuance of Convertible Common Stock. Convertible Common Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be prohibited from being reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

           (e) Notices. All notices to the Corporation permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at _____________________________________, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Convertible Common Stock at their addresses appearing on the books of the Corporation.]

          SIXTH.      The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix or, subject to applicable law, alter the designation, number, voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a)  The number of shares constituting that series and the distinctive designation of that series;

          (b)  The rights in respect of dividends, if any, of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative right of priority, if any, of payment of dividends on shares of that series;

          (c)  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d)  Whether the series shall have a right to elect one or more directors, and if so, the term or terms of such directors;

          (e)  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (f)  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date of date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (g)  Whether that series shall have a sinking fund for the redemption of purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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          (h)  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (i)  Any other relative rights, preferences and limitations of that series.

          SEVENTH.  Notwithstanding Articles FOURTH, FIFTH and SIXTH hereof, the Corporation shall not be authorized to issue non-voting capital stock to the extent prohibited by Section 1123(a)(6) of Title 11 of the United States Code (the "Bankruptcy Code"); provided however that this Article Fifth will have no further force and effect beyond that required by Section 1123 of the Bankruptcy Code.

          EIGHTH.  Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          NINTH.  (a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation (the "Board"). Except as otherwise provided for or fixed pursuant to the provisions of Article SIXTH of this Restated Certificate of Incorporation relating to the rights of the holders of any series of preferred stock to elect additional directors, the Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board.

          (b)  II Subject to the rights of the holders of any one or more series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

          (c)  Except for such additional directors, if any, as are elected by the holders of any series of preferred stock as provided for or fixed pursuant to the provisions of Article SIXTH hereof, any director, or the entire Board, may be removed from office at any time, with or without cause and only by the affirmative vote of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          (d)  During any period when the holders of any series of preferred stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article SIXTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such preferred stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the

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resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall automatically be reduced accordingly.

          TENTH.  (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, amend, alter and repeal the by-laws of the Corporation.

          (b)  Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, amend, alter or repeal the by-laws of the Corporation.

          ELEVENTH.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          TWELFTH.  All corporate powers shall be exercised by or under the direction of the Board except as otherwise provided by law or by this Restated Certificate of Incorporation. There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any committee thereof, except (i) as required by applicable law, (ii) as set forth in this Restated Certificate of Incorporation or (iii) as set forth in any by-law adopted by the Board.

          THIRTEENTH.  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article; provided, however, that notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter, or repeal Article NINTH, Article TENTH, Article TWELFTH, or this Article THIRTEENTH of this Restated Certificate of Incorporation.

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          IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation as of ______________, 2002.

SUN HEALTHCARE GROUP, INC.

By:
Name:
Office:

9

AMENDED AND RESTATED

BY-LAWS

OF

SUN HEALTHCARE GROUP, INC.

ARTICLE I

Meetings of Stockholders

               Section 1.1.  Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

               Section 1.2.  Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by any of the Chairman of the Board, the Chief Executive Officer or upon the majority vote of the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

               Section 1.3.  Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

               Section 1.4.  Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 1.5.  Quorum. Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

               Section 1.6.  Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President or a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

               Section 1.7.  Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

               Section 1.8.  Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 1.9.  List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

               Section 1.10.  Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

               Section 1.11.  Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

               Section 1.12.  Notice of Stockholder Business and Nominations.

               (A)     Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.

                        (2)     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                        (3)     Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

               (B)     Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.12. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

               (C)     General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 1.12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

                    (2)     For purposes of this Section 1.12, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    (3)     Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE II

Board of Directors

               Section 2.1.   Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

               Section 2.2.  Resignation. Any director may resign at any time upon notice to the corporation.

               Section 2.3.  Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

               Section 2.4.  Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the Secretary, or not less than one-third of the members of the Board of Directors upon written notice to the Secretary. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

               Section 2.5.  Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

               Section 2.6.  Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 2.7.  Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer or President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

               Section 2.8.  Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in accordance with applicable law.

ARTICLE III

Committees

               Section 3.1.  Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

               Section 3.2.  Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

               Section 4.1.  Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, Chief Financial Officer and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also elect a President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

               Section 4.2.  Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in these by-laws, in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

Stock

               Section 5.1.  Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

               Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

               Section 6.1.  Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the corporation or an officer of the corporation elected by the Board of Directors or, while a director of the corporation or an officer of the corporation elected by the Board of Directors, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the corporation.

               Section 6.2.  Prepayment of Expenses. The corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

               Section 6.3.  Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

               Section 6.4.  Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

               Section 6.5.  Other Sources. The corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

               Section 6.6.  Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

               Section 6.7.  Other Indemnification and Prepayment of Expenses. The Chief Executive Officer of the corporation shall, to the fullest extent permitted by applicable law, have the authority to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE VII

Miscellaneous

               Section 7.1.  Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

               Section 7.2.  Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

               Section 7.3.  Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission.

               Section 7.4.   Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

               Section 7.5.  Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

CERTIFICATE OF DESIGNATION

of

SERIES A-1 PREFERRED STOCK, SERIES A-2 PREFERRED STOCK AND

SERIES A-3 PREFERRED STOCK

of

SUN HEALTHCARE GROUP, INC.

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

     Sun Healthcare Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the said corporation, the said Board of Directors adopted the following resolution creating three series of preferred stock designated as "Series A-1 Preferred Stock", "Series A-2 Preferred Stock" and "Series A-3 Preferred Stock":

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this corporation in accordance with the provisions of the Restated Certificate of Incorporation, three series of preferred stock, par value $.01 per share, of the said corporation be and hereby are created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

          1.      Definitions. For purposes hereof, the following definitions shall apply:

          "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

          "Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

          "Company" shall mean Sun Healthcare Group, Inc., a Delaware corporation.

          "Convertible Common Stock" shall mean the Convertible Common Stock, $0.01 par value per share, of the Company.

          "Dividend Rate" shall mean 7% per annum, calculated on a 360 day per year basis, based on the actual number of days elapsed.

          "EBITDA" means, with respect to any Person for any period, an amount equal to: (a) consolidated net income of such Person for such period; plus (b) the sum of, in each case to the extent included in the calculation of such consolidated net income but without duplication, (i) any provision for income taxes, (ii) interest expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of stock or stock equivalents to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses; minus (c) the sum of, in each case to the extent included in the calculation of such consolidated net income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains or other items which have been added in determining consolidated net income, including any reversal of a change referred to in clause (b) (v) above by reason of a decrease in the value of any stock or stock equivalent and (vi) cash payments for previously reserved charges, in each case, calculated in accordance with GAAP.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "Liquidation Preference" shall mean $25 per share, as such may be adjusted pursuant to Section 7 hereof.

          "Original Issue Date" shall mean, with respect to each share, the date of the original issuance of such share of Series A Preferred Stock.

          "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Redemption Date" shall mean the date on which any shares of Series A Preferred Stock are redeemed by the Company.

          "Redemption Price" has the meaning set forth in Section 6 hereof.

          "Required Holders" shall mean the holders of at least of a majority of the outstanding shares of Series A Preferred Stock (i.e., Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock voting together as a single class).

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          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          2.     Designation:  Number of Shares. The designation of the preferred stock authorized by this resolution shall be "Series A-1 Preferred Stock", "Series A-2 Preferred Stock", and "Series A-3 Preferred Stock" (collectively, the "Series A Preferred Stock") and the number of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock authorized hereby shall be 10,000,000 shares, 10,000,000 shares and 10,000,000 shares respectively. Series A-1 Preferred Stock, Series A-2 Preferred Stock And Series A-3 Preferred Stock are referred to herein, collectively, as the Series A Preferred Stock.

          3.     Dividends.

               (a)     So long as any shares of Series A Preferred Stock shall be outstanding, the holders of such Series A Preferred Stock shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Board of Directors of the Company (which shall be at the Board's discretion), preferential dividends in cash at the Dividend Rate on the Liquidation Preference hereunder, payable quarterly on the first Business Day of each calendar quarter. With respect to each share of Series A-1 Preferred Stock, such dividends shall be cumulative and begin to accrue from [the first anniversary of the effective date of the Plan], whether or not declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends. With respect to each share of Series A-2 Preferred Stock, such dividends shall be cumulative and begin to accrue from [the second anniversary of the effective date of the Plan], whether or not declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends. With respect to each share of Series A-3 Preferred Stock, such dividends shall be cumulative and begin to accrue from [the third anniversary of the effective date of the Plan], whether or not declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends.

               (b)     Notwithstanding the foregoing, the Company shall not be obligated to make any payments of any such dividends in cash in respect of the Series A Preferred Stock, if any agreement governing any debt obligation of the Company and/or its Subsidiaries prohibits the payment of such cash dividends or if a default would result (immediately or with the passage of time or the giving of notice) under any such agreement as a result of the payment of such cash dividends.

               (c)     So long as any Series A Preferred Stock shall be outstanding, no dividend whatsoever shall be paid or declared, and no distribution shall be made, on account of any Common Stock or any Convertible Common Stock unless all dividends in respect of the Series A Preferred Stock provided for in this Section 3 for all past and current dividend periods have been paid (or declared and set aside), and all amounts in respect of the redemption of Series A

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Preferred Stock pursuant to Section 6 hereof have been paid (or set aside pursuant to the terms hereof).

          4.     Liquidation Rights of Series A Preferred Stock.

               (a)     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any Convertible Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series A Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, an amount equal to the Liquidation Preference plus an amount equal to all accrued and unpaid dividends.

               (b)     If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Series A Preferred Stock, based on the full preferential amounts for the number of shares of Series A Preferred Stock held by each holder (i.e., the amount equal to the Liquidation Preference plus the amount equal to all accrued and unpaid dividends).

               (c)     After payment to the holders of Series A Preferred Stock of the amounts set forth in Section 4(a) hereof, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of any Company stock entitled to a preference over the Common Stock and the Convertible Common Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock and the Convertible Common Stock.

               (d)     Neither the merger or consolidation of the Company into or with another entity nor the sale of all or substantially all the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4.

          5.     Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

               (a)     So long as any of the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote per share.

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               (b)     The affirmative vote of the Required Holders shall be necessary to

                       (i)     authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Series A Preferred Stock or grant waivers thereof, or which would otherwise adversely affect the rights of the Series A Preferred Stock, provided that no such modification or amendment may, without the consent of each holder of Series A Preferred Stock affected thereby, (A) change the date of mandatory redemption of the Series A Preferred Stock or the date of the Special Payment; (B) reduce the Liquidation Preference, Dividend Rate, or Redemption Price of the Series A Preferred Stock or the Special Payment; or (C) reduce the percentage of outstanding Series A Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof; or

                       (ii)     issue any shares of the capital stock of the Company ranking senior to, or pari passu with (either as to the payment of dividends or distributions upon voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock.

          6.     Redemption of Series A Preferred Stock.

               (a)     Optional Redemption. From time to time at the option of the Company, the Company may redeem, at a redemption price equal to the sum of the Liquidation Preference per share plus an amount equal to all accrued and unpaid dividends per share (the "Redemption Price"), such shares of the Series A Preferred Stock as selected by the Company. If less than all shares of Series A Preferred Stock are to be redeemed, the minimum number of shares that may be redeemed at any one time shall be 100,000 shares (or, if less, all of the outstanding shares of Series A Preferred Stock) and the outstanding shares shall be redeemed pro rata among each of the series of Series A Preferred Stock (i.e., the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock) and then pro rata among the holders (based upon the number of shares of the relevant series held by each holder).

               (b)     Mandatory Redemption. The Company shall redeem, at the Redemption Price, all of the outstanding shares of Series A Preferred Stock (which are outstanding as of the end of such fiscal year) ninety (90) days after the end of any fiscal year after December 31, 2001 for which the EBITDA of Company and its Subsidiaries for such fiscal year exceeds $250,000,000.

               (c)     Procedures for Redemption.

                       (i)     At least twenty (20) Business Days and not more than sixty (60) Business Days prior to the date fixed for the redemption of the Series A Preferred Stock, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock at its post office address last shown on the

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records of the Company. The Redemption Notice shall state:

(A)     the number of shares of Series A Preferred Stock held by the holder that the Company intends to redeem;

(B)     the date fixed for redemption and the Redemption Price; and

(C)     that the holder is to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

                      (ii)     On or before the Redemption Date, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                      (iii)     Unless the Company defaults in the payment in full of the Redemption Price, dividends on the Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price without interest, regardless of whether the certificates representing the shares of Series A Preferred Stock have been surrendered to the Company.

                      (iv)     If, at the time of any redemption pursuant to this Section 6, the funds of the Company legally available for redemption of Series A Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of such shares, pro rata among each series of Series A Preferred Stock (i.e., the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock) and then pro rata among the holders (based upon the number of shares of the relevant series held by each holder) based upon the number of shares to be redeemed or by any other method determined by the Company in its sole discretion to be equitable. At any time thereafter when additional funds of the Company become legally available for the redemption of Series A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series A Preferred Stock which the Company has become obligated to redeem pursuant to this subparagraph, but which it has not redeemed.

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               (d)     Discharge. At its option, the Company may, on or prior to a Redemption Date, deposit the aggregate amount payable upon redemption of shares to be redeemed with a bank or trust company having a combined capital and surplus (as shown by its latest published statement) of at least $100,000,000 (hereinafter referred to as the "Depositary") designated by the Board of Directors of the Company, to be held in trust by the Depositary for payment to the holders of the shares then to be redeemed. If such deposit is made and the funds so deposited are made available on such Redemption Date to holders of the shares to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions of paragraph (e) of this Section 6) from any obligation to make payment of the amount payable upon redemption of the shares to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.

               (e)     Return of Funds. Any funds remaining unclaimed at the end of four years from and after such Redemption Date in respect of which funds were deposited, shall be returned to the Company; thereafter the holders of shares of Series A Preferred Stock redeemed on such Redemption Date shall look only to the Company for the payment of the amount payable upon redemption thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Company and shall be paid to it from time to time on demand.

          7.     Special Payment. (a) On January 31, 2007, the holders of Series A Preferred Stock shall be entitled to receive out of funds legally available therefor, a special payment of $5.00 per share (or, if less, the Liquidation Preference per share) (the "Special Payment"), payable on such date (provided funds are legally available to be used for such purpose). On January 31, 2007, if the Special Payment is made by the Company, the Liquidation Preference per share shall be reduced by such $5 per share.

     (b) Unless the Company defaults in the payment of the Special Payment pursuant to Section 7(a), dividends on the Series A Preferred Stock shall be adjusted to accrue from and after January 31, 2007 on the Liquidation Preference, as adjusted, on January 31, 2007.

          8.     Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision hereof or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          9.     No Reissuance of Series A Preferred Stock. Series A Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be prohibited from being reissued as Series A Preferred Stock, and all such shares shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock which the Company shall be authorized to issue and restored to the status of authorized preferred stock undesignated as to series.

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          10.    Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at _____________________________________, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series A Preferred Stock at their addresses appearing on the books of the Company.

          IN WITNESS WHEREOF, Sun Healthcare Group, Inc. has caused this Certificate to be signed by its President on this ____ day of ________, 2002.

Name:
Title:

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MEMORANDUM OF UNDERSTANDING

Settlement Class Members

The individuals taking under this settlement are comprised of the following two groups:

Group One:

All current and former Occupational Therapists ("OT"), Physical Therapists ("PT"), Speech Language Pathologists ("SLP"), Certified Occupational Therapy Assistants ("COTA"), and/or Physical Therapy Assistants ("PTA"), employed by Sundance Rehabilitation Corporation between August 11, 1996 and August 11, 1999.

Group Two:

All current and former Registered Nurses ("RN"), Licensed Practical Nurses ("LPN") and two types of Nursing Assistants ("NAC" and "CNA"), employed by Sunrise Healthcare Corporation between May 26, 1996 and May 26, 1999.

          Sunrise Healthcare Corporation and Sundance Rehabilitation Corporation (the "Defendants") will agree to class certification of these two groups, for these settlement purposes only, under the provisions of Fed. R. Civ. P. 23(b)(3). These two groups will be treated as one class for purposes of this settlement. The parties will work together to ensure that the settlement of the claims of these two groups can be administered in one proceeding in order to promote judicial economy and efficiency and to reduce costs. The parties may have to first move for consolidation of the Sundance and Sunrise cases prior to seeking approval of this settlement.

Notice

          Notice of the settlement and claim application shall be sent to all Sun Class Members identified in Sun's records. At the present, Sun believes this number to be approximately 87, 620 individuals. Sun agrees to supply Gilardi & Company with the names and addresses of those individuals in ASCII Delimited (fixed field) electronic format within 7 days of signing the Stipulation of Settlement. Plaintiffs' counsel will not be given access to the disk or hard copies of the information contained therein. Plaintiffs' counsel will be given access to and may discuss with Gilardi & Co. any and all claimant information necessary to the adequate and proper administration of the claims of Class Members, including but not limited to name, address, telephone number, hours worked, and distribution amount. Plaintiffs and Defendants agree to seek a Confidentiality Order from the Bankruptcy Court imposing disclosure restrictions on Gilardi & Company, all counsel, and all parties with respect to the disk and hard copies of information contained on the disk.

          The parties agree that notice shall be effected through direct mailing and some form of publication notice. The parties agree to work together to mutually agree on the nature and scope of publication.

          The parties agree to work together to mutually agree on the language of the Notice to be mailed to Class Members and to the language of the Summary Notice for publication purposes.

Administration

          Administration of the settlement will be handled by Gilardi & Company, an independent agency and will be subject to court oversight. Plaintiffs' counsel shall have supervisory responsibility over the settlement administrator.

          Defendants agree to pay up to $500,000 to cover the cost of Notice and Claims Administration, and Hagens Berman agrees to pay any notice and claims administration costs in excess of that amount. Defendants shall be billed on a monthly basis for the costs associated with the notice and claims administration, as those costs are incurred. Gilardi & Co. will also send a copy of their monthly invoices to Hagens Berman. Defendants agree to pay Gilardi & Co.'s monthly invoices directly and in a timely manner. Defendants will provide Hagens Berman with a copy of the checks or cover letters verifying such payments at the time they are made. However, Defendants agree to provide an advance payment for notice and claims administration costs to Gilardi & Company in the amount of $100,000.

Attorneys Fees and Costs

          In addition to providing a Settlement Fund, defendants agree to pay reasonable attorneys' fees and costs in the amount of $300,000. The payment structure is as follows:

     -     $100,000 upon the effective date of the Plan of Reorganization;

     -     $100,000 six months after the effective date of the Plan of Reorganization; and

     -     $100,000 twelve months after the effective date of the Plan of Reorganization.

          Upon plaintiffs' counsels' application to the Court for approval of $300,000 in fees and costs, defendants agree not to challenge the reasonableness or amount for which the application is made.

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Payment of the Settlement Fund and Claims

          The Settlement Fund shall consist of up to an aggregate $3 million allowed general unsecured claim which will receive the distribution provided to general unsecured creditors in the manner provided by the Debtors' plan of reorganization. No individual claimant shall be awarded more than a $10,000 allowed general unsecured claim. In the event that the electing claimants do not aggregate a total of $3 million, the $3 million general unsecured claim shall be reduced accordingly.

No Admission of Liability

          The parties agree that the settlement agreement shall contain a non-admission of liability clause. The parties wish to resolve their dispute, each without admitting any liability or making any concessions to the merits of their respective positions.

Bankruptcy Court Approval

          This settlement shall be subject to the Bankruptcy Court's approval. Upon execution of the Stipulation of Settlement, the parties shall submit the final Settlement Agreement to the Bankruptcy Court for preliminary approval together with the proposed notice of the class action settlement. The parties shall cooperate in obtaining approval of the settlement.

          Final Court Approval shall mean the expiration of any applicable appeals period following the Bankruptcy Court's approval of the settlement.

Settlement Agreement

          This settlement is contingent on a formal written Stipulation of Settlement to be approved by the parties.

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MOU

          As of the execution date of this MOU, all further activity by the parties, with regard to the pending Sunrise and Sundance proposed class action lawsuits, except for those activities specifically authorized herein and save for those activities relating to the Stipulation of Settlement and approval by the courts, will be suspended.

          The parties to this MOU acknowledge and agree that this MOU does not set forth all of the substantive terms necessary and appropriate for a complete and final settlement, and undertake to work in good faith to reach further agreement as to such terms.

Dated: December 6, 2001

/s/ Joanne M. Guerrera	/s/ Steve W. Berman
Weil, Gotshal & Manges LLP	Hagens Berman, LLP
1501 K Street, N.W., Suite 100	1301 Fifth Avenue, Ste. 2900
Washington, D.C. 20005	Seattle, WA 98101

For Defendants	For Plaintiffs

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EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into this ____ day of January, 2002, by and between Richard Matros ("Mr. Matros") and Sun Healthcare Group, Inc., a Delaware corporation ("Sun" or "Company").

          WHEREAS, Mr. Matros has been appointed to serve as the Chairman of the Board of Directors and Chief Executive Officer ("CEO") of Sun; and

          WHEREAS, Sun and Mr. Matros desire to set forth the terms and conditions of Mr. Matros' employment as CEO in an employment agreement, and Mr. Matros is willing to perform such services for Sun under the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein, Mr. Matros and Sun agree as follows:

Section 1:  Term of Employment. Sun agrees to employ Mr. Matros and Mr. Matros agrees to accept employment with Sun, subject to the terms and conditions of this Agreement. Unless earlier terminated pursuant to the provisions of Sections 5 and 6 hereof, the term of employment of Mr. Matros under this Agreement is for a period of four years (the "Term", and Term shall include any extension after it occurs) commencing November 7, 2001 (the "Effective Date"), and terminating November 6, 2005; provided, however, that the term of employment shall be extended for an additional year on November 6, 2004, and on each anniversary thereafter unless Sun or Mr. Matros provides to the other party no later than ninety days (90) prior to such anniversary a written notice of non-extension of the term of employment prior to such extension.

Section 2:  Duties and Responsibilities. Mr. Matros is employed as CEO and is engaged as Chairman of the Board of Directors of Sun. During the Term, Mr. Matros shall devote his full employment time, efforts, skills and attention exclusively to advancing and rendering profitable the business interests of Sun, its direct and indirect subsidiaries and their lines of business; provided, however, that to the extent the following activities do not materially interfere or conflict with his duties and responsibilities hereunder, Mr. Matros may (i) continue to serve as a member of the boards of directors of the companies previously disclosed in writing to the Board of Directors of Sun ("Board of Directors"), (ii) engage in charitable, civic and religious affairs and (iii) with the prior written consent of the Board of Directors, serve as a member of the board of directors of other companies. Mr. Matros agrees to report to and render such services, commensurate with his positions as Chairman or CEO, as the Board of Directors may from time to time reasonably direct. In addition, at the reasonable request of the Board of Directors, Mr. Matros shall serve as director or senior executive officer of one or more direct or indirect subsidiaries of Sun without additional compensation.

Section 3:  Compensation, Benefits and Related Matters.

a.     Annual Base Salary. Sun shall pay during the Term to Mr. Matros a base salary at an annual rate of $650,000 ("Base Salary"), such salary to be payable in accordance with Sun's customary payroll practices (but not less frequently than monthly). On or about each anniversary of the Effective Date during the Term, the Board of Directors or the Compensation Committee of the Board of Directors shall review Mr. Matros' annual base salary for possible merit increases in its sole discretion, and any increase in Mr. Matros' annual base salary rate shall thereafter constitute "Base Salary" for purposes of this Agreement.

b.     Cash Bonus/Incentive Compensation. Subject to the approval of this Agreement by a majority of Sun's shareholders, each year in addition to the Base Salary provided for in Section 3(a) above, Mr. Matros shall be entitled to an annual bonus for each fiscal year during the Term in which Sun achieves or exceeds consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") targets as follows:

1.     If EBITDA is equal to or greater than 100% of target but less than 120% of target, Mr. Matros shall receive an annual bonus equal to 50% of Base Salary earned during such fiscal year.

2.     If EBITDA is equal to or greater than 120% of target but less than 140% of target, Mr. Matros shall receive an annual bonus equal to 75% of Base Salary earned during such fiscal year.

3.     If EBITDA is equal to or greater than 140% of target, Mr. Matros shall receive an annual bonus equal to 100% of Base Salary earned during such fiscal year.

The bonus for the 2001 fiscal year shall be pro-rated based on Mr. Matros' employment during such year. EBITDA targets for FY 01 and FY 02 are equal to the projections set forth in Sun's April 6, 2001 Five Year Business Plan (FY 01: $50.2 million; FY 02: $74.9 million). Bonus targets for subsequent years shall be set by the Compensation Committee of the Board of Directors, which may use as performance measurements, EBITDA, return on capital, gross revenues or any combination of such factors. Such bonus shall be payable at the same time as other annual bonuses are paid to senior management personnel of Sun. In order to have fully earned and to be paid any such bonus, Mr. Matros must be employed by Sun on the date of such payment. It is intended that the bonus described in this Section 3(b) qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, to the extent necessary to preserve the Company's ability to deduct such bonus. The maximum annual bonus that may be paid pursuant to this Section 3(b) is $2 million.

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c.     Equity Incentives. Sun shall use its reasonable best efforts to obtain approval of an equity incentive plan ("Equity Plan") that permits stock awards, stock options and phantom stock units by a majority of the shareholders of Sun as of the effective date of a plan of reorganization of Sun ('Emergence Date"). Subject to approval of any Equity Plan by a majority of such shareholders, Mr. Matros shall be entitled to the following equity incentives as of the Emergence Date under such plan:

1.     On the Emergence Date, Mr. Matros will receive 150,000 restricted shares of common stock of Sun ("Common Stock") or, at Mr. Matros' request, units representing such shares, equal to 150,0000 shares of Common Stock (the "Restricted Stock Grant"), and the shares made available under the Equity Plan shall be treated as outstanding for purposes hereof. One-fifth of the total number of shares of Common Stock underlying the Restricted Stock Grant will vest on the Emergence Date and an additional one-fifth on each of the first four anniversaries thereof provided Mr. Matros is employed by Sun on each such date of vesting.

2.     On the Emergence Date, Mr. Matros will receive under the Equity Plan a non-qualified stock option ("Stock Option") to purchase 150,000 shares of Common Stock at an exercise price of $27 per share, subject to approval of the Equity Plan by a majority of the shareholders of Sun on the Emergence Date. One-fifth of the shares of Common Stock underlying the Stock Option will vest on the Emergence Date and an additional one-fifth on each of the first four anniversaries thereof provided Mr. Matros is employed with Sun on each such date of vesting. The Stock Option shall have a 7 year term unless sooner terminated pursuant to the terms of the Equity Plan.

3.     If, during the Term, Mr. Matros' employment with Sun is terminated for any reason other than his death or Disability (as defined in Section 5(e)), Good Cause (as defined in Section 5(a)) or his voluntary resignation without Good Reason (as defined in Section 5(c), then the unvested portion of his Restricted Stock Grant and Stock Options will thereupon immediately be vested.

d.     Retirement and Benefit Plans. During the Term, Mr. Matros shall be entitled to participate in all retirement plans, health benefit programs, insurance programs and other similar employee welfare benefit arrangements available generally to senior executive officers of Sun from time to time. Such plans, programs and arrangements are subject to change during the Term at the sole discretion of the Company.

e.     Paid Time Off. During the Term, Mr. Matros shall be entitled to paid time off in accordance with Sun's policy for senior executive officers.

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f.     Car Allowance. During the Term, Mr. Matros shall be entitled to a car allowance under terms equivalent to those provided to other senior executive officers of Sun.

g.     Indemnification Liability/Insurance. Mr. Matros shall be entitled to indemnification by Sun to the fullest extent permitted by applicable law and the charter and by laws of Sun. In addition, Sun shall maintain during Mr. Matros' employment customary directors' and officers' liability insurance and Mr. Matros shall be covered by such insurance.

h.     Taxes. All compensation payable to Mr. Matros shall be subject to withholding for all applicable federal, state and local income taxes, occupational taxes, Social Security and similar mandatory withholdings.

Section 4:  Travel and Housing. Sun agrees to relocate the principal executive offices for Sun's senior management team to Orange County, California. Such relocation shall be completed within a reasonable time upon location of acceptable office space as approved by the Board of Directors. Until such relocation is completed, Mr. Matros shall be entitled to reimbursement for reasonable travel and housing expenses incurred by him in connection with his performance of services pursuant to this Agreement. Mr. Matros shall be responsible for submitting receipts and other documentation to the Chairman of the Compensation Committee of the Board of Directors in accordance with Sun's normal reimbursement procedures.

Section 5.  Termination. Sun may, at any time in its sole discretion , terminate Mr. Matros as Chairman and CEO and from all other positions with Sun and its direct and indirect subsidiaries; provided, however, that Sun shall provide Mr. Matros with at least five (5) business days prior written notice of such termination and shall make the payments associated with such termination in accordance with Section 6. Notwithstanding any provision in Section 1 hereof, the Term shall end on the date of Mr. Matros' termination of employment in accordance with this Agreement.

a.     Termination by Sun for "Good Cause." Sun may at any time, by written notice to Mr. Matros at least five (5) business days prior to the date of termination specified in such notice and specifying the acts or omissions believed to constitute Good Cause (as defined below), terminate Mr. Matros as Chairman and CEO and from all other positions with Sun and its direct and indirect subsidiaries for Good Cause. Sun may relieve Mr. Matros of his duties and responsibilities pending a final determination of whether Good Cause exists, and such action shall not constitute Good Reason (as defined below) for purposes of this Agreement. Payment to Mr. Matros upon a termination for Good Cause is set forth in Section 6(a). "Good Cause" for termination shall mean any one of the following:

1.     Any criminal conviction under the laws of the United States or any state or other political subdivision thereof which, in the good faith determination of the

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Board of Directors, renders Mr. Matros unsuitable for the position of either Chairman or CEO;

2.     Mr. Matros' continued failure to substantially perform the duties reasonably requested by the Board of Directors and commensurate with his positions as Chairman and CEO (other than any such failure resulting from his incapacity due to his physical or mental condition) after a written demand for substantial performance is delivered to him by the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that he has not substantially performed his duties, and which performance is not substantially corrected by him within ten (10) days of receipt of such demand; and

3.     Any material workplace misconduct or willful failure to comply with Sun's general policies and procedures as they may exist from time to time by Mr. Matros which, in the good faith determination of the Board of Directors, renders Mr. Matros unsuitable for the position of either Chairman or CEO.

b.     Termination by Sun without Good Cause. Sun may at any time, by written notice to Mr. Matros at least five (5) business days prior to date of termination specified in such notice, terminate Mr. Matros as Chairman and CEO and from all other positions with Sun and its direct and indirect subsidiaries. If such termination is made by Sun other than by reason of Mr. Matros' death, Disability (as defined in Section 5(e)) or expiration of the Term, and Good Cause does not exist, such termination shall be treated as a termination without Good Cause and Mr. Matros shall be entitled to payment in accordance with Section 6(b).

c.     Termination by Mr. Matros for Good Reason. Mr. Matros may, at any time at his option within sixty (60) days following an event or condition that constitutes Good Reason (as defined below), resign for Good Reason as Chairman and CEO and from all other positions with Sun and its direct and indirect subsidiaries by written notice to Sun at least thirty (30) days prior to the date of termination specified in such notice; provided, however, that Sun has not substantially corrected the event or condition that would constitute Good Reason prior to the date of termination. Payment to Mr. Matros upon a termination for Good Reason is set forth in Section 6(b).

1.     "Good Reason" shall mean the occurrence of any one of the following events or conditions (but only if Mr. Matros provides a notice of resignation to Sun within sixty (60) days following such event or condition):

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(a)     A meaningful and detrimental reduction, without Mr. Matros' written consent, in the nature of his responsibilities at Sun, or a meaningful and detrimental change in his reporting responsibilities or titles;

(b)     A reduction of compensation as set forth in Sections 3(a) - 3(c) (collectively the "Compensation"), a reduction of the benefits set forth in Sections 3(d) - 3(g) (collectively, the "Benefits") (other than a reduction of Benefits uniformly applicable to other members of senior management), or failure by Sun to pay to Mr. Matros any portion of the Compensation or Benefits within seven (7) business days of the date such compensation or other payments and benefits are due, including, but not limited to, any failure of a majority of the shareholders of Sun as of the Emergence Date to approve the Equity Plan; or

(c)     (i)     Prior to the date on which the principal executive offices for Sun's senior management team is moved to Orange County, California, a change in Mr. Matros' principal work location to a place other than Albuquerque, New Mexico or Orange County, California;

(ii)     On and after the date on which the principal executive offices for Sun's senior management team is moved to Orange County, California, a change in Mr. Matros' principal work location to a place other than Orange County, California.

In the event a majority of the shareholders of Sun as of the Emergence Date fails to approve the Equity Plan, Sun shall be deemed to have fully corrected such failure if Sun nonetheless provides to Mr. Matros the Restricted Stock Grant and Stock Option prior to the date of termination specified in the notice of resignation delivered by Mr. Matros.

d.     Voluntary Resignation. Mr. Matros may, at any time at his option with thirty (30) calendar days written notice to Sun, voluntarily resign without Good Reason as Chairman and CEO and from all other positions with Sun and its direct and indirect subsidiaries. Payment to Mr. Matros upon his voluntary resignation without Good Reason is set forth in Section 6(a). Resignation from Sun shall automatically constitute resignation from all positions of any subsidiary.

e.     Death or Disability. Mr. Matros' employment under this Agreement and the Term shall terminate automatically as of the date of Mr. Matros' death. Sun may, at any time

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by written notice to Mr. Matros at least five (5) business days prior to the date of termination specified in such notice, terminate Mr. Matros as Chairman and CEO and from all other positions with Sun and its direct or indirect subsidiaries by reason of his Disability. "Disability" shall mean any physical or mental condition or illness that prevents Mr. Matros' from performing his duties hereunder in any material respect for a period of 120 substantially consecutive calendar days, as determined by a physician selected by Sun and reasonably acceptable to Mr. Matros or, if Mr. Matros is incapacitated, reasonably acceptable to the Director of Medicine or equivalent senior physician at Hoag Hospital. Payment to Mr. Matros upon his termination by reason of his death or Disability is set forth in Section 6(a)

Section 6:  Payments Upon Termination.

a.     Payment Upon Termination for Good Cause, Resignation without Good Reason, Death or Disability. In the event of termination of employment during the Term pursuant to Sections 5(a), 5(d) or 5(e), Mr. Matros, or his estate where applicable, shall be paid any earned but unpaid Base Salary through the date of termination and any accrued and unused paid time off through the date of termination. In addition, in the case of a termination of employment pursuant to Sections 5(e), but not Sections 5(a) or 5(d), Mr. Matros or his estate shall be paid any accrued and unpaid bonus for any prior fiscal year and a pro rata portion (based on the number of days of employment in the fiscal year of termination divided by 365) of the bonus, if any, for the fiscal year in which the termination occurs. Mr. Matros' shall also receive his vested benefits in accordance with the terms of Sun's compensation and benefit plans, and his participation in such plans and all other perquisites (including, but not limited to, his car allowance) shall cease as of the date of termination, except to the extent Mr. Matros may elect to continue coverage as under any welfare benefit plans as required by Part 6, Title I of the Employee Retirement Income Security Act of 1974, as amended. Upon a termination under Section 5(a), 5(d) or 5(e), Mr. Matros shall not be entitled to any compensation or benefits under this Agreement except as set forth in this Section 6(a).

b.     Payment Upon Termination by Sun without Good Cause, or following expiration of the Term, or by Mr. Matros for Good Reason. In the event of termination of employment during the Term pursuant to Sections 5(b) or 5(c) or at the expiration of the Term following Sun's provision to Mr. Matros of a notice of non-extension, as provided in Section 1, Mr. Matros shall be entitled to a lump sum severance payment in the amount equal to the greater of: (i) the unpaid and unearned portion of his Base Salary for the remainder of the Term (without regard to any acceleration of the expiration of the Term as a result of such termination) or (ii) two (2) year's Base Salary or, in the event such termination occurs on or within two years following the date of a

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Change in Control, three (3) year's Base Salary. Notwithstanding the foregoing, Mr. Matros' right to receive the severance payment hereunder shall be conditioned upon his execution of a release in favor of Sun, which shall not be inconsistent with the terms of this Agreement. Mr. Matros shall also be entitled to any earned but unpaid Bonus pursuant to Section 3(b) through the date of termination and payment of any accrued paid time off pursuant to Section 3(e) in accordance with Company policy. Mr. Matros' participation in any other retirement and benefit plans and perquisites (including, but not limited to, his car allowance) shall cease as of the date of termination, except Mr. Matros and his eligible dependents (as determined under Sun's health plan) shall be entitled to continuing coverage under Sun's health plans on the same basis as active employees until the earlier of (i) the first anniversary of the date of termination or (ii) the date of Mr. Matros or his eligible dependents become eligible to participate in a plan of a successor employer. A termination of Mr. Matros' employment during the Term without Good Cause (other than by reason of his death or Disability) within six (6) months preceding a Change in Control shall be treated as if such termination occurred on the date of such Change in Control if it is reasonably demonstrated that the termination was at the request of the third party who has taken steps reasonably calculated to effect such Change in Control or otherwise arose in connection with or in anticipation of such Change in Control.

c.     "Change in Control." For purposes of this Section 6, a "Change in Control" shall be deemed to have occurred if any of the following events occurs:

1.     Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "1934 Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;

2.     A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation;

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3.     A sale or other disposition by the Company of all or substantially all of the Company's assets;

4.     During any period of two (2) consecutive years (beginning on or after the Emergence Date), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board of Directors;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Board of Directors or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Company ("Chapter 11 Plan"), or a liquidation under the Bankruptcy Code constitute a Change in Control. In addition, notwithstanding Sections 6(b)(1), 6(b)(2), 6(b)(3) and 6(b)(4), a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company, or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock. Mr. Matros' continued employment without objection following a Change in Control shall not, by itself, constitute consent to or a waiver of rights with respect to any circumstances constituting Good Reason hereunder. A Change in Control shall not, by itself, constitute Good Reason hereunder.

Section 7:  Additional Payments.

a.     Gross-Up Payments. Notwithstanding anything herein to the contrary, if it is determined that any payment to Mr. Matros pursuant to this Agreement would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then Mr. Matros shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place Mr. Matros in the same after-tax economic position that he would have enjoyed if the Excise Tax had not applied to the payment. The amount of the Gross-Up payment shall be determined by an accounting firm retained by Sun (the "Accounting Firm") using such formulas as the

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Accounting Firm deems appropriate. No Gross-Up Payment shall be payable hereunder if the Accounting Firm determines that the payments are not subject to an Excise Tax.

b.     Determination of Gross-Up Payment. Subject to the provisions of Section 7c), all determinations required under this Section 7, including whether a Gross-Up Payment is required, the amount of the payments constituting parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Sun and Mr. Matros within fifteen days of Mr. Matros' date of termination or any other date reasonably requested by Sun or Mr. Matros on which a determination under Section 7 is necessary or advisable. Sun shall pay to Mr. Matros the initial Gross-Up Payment within five days of the receipt by Mr. Matros and Sun of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Mr. Matros, Sun shall cause the Accounting Firm to provide Mr. Matros and Sun with an opinion that Sun has substantial authority under the Code and Regulations not to report an Excise Tax on Mr. Matros' federal income tax return. Any determination by the Accounting Firm shall be binding upon Mr. Matros and Sun. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by Mr. Matros with respect to any payment (hereinafter and "Underpayment"), Sun, after exhausting its remedies under Section 7c) below, shall promptly pay to Mr. Matros an additional Gross-Up Payment in respect of the Underpayment.

c.     Procedures. Mr. Matros shall notify Sun in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Sun of a Gross-Up Payment. Such notice shall be given as soon as practicable after Mr. Matros knows of such claim and shall apprise Sun of the nature of the claim and the date on which the claim is requested to be paid. Mr. Matros agrees not to pay the claim until the expiration of the thirty-day period following the date on which Mr. Matros notifies Sun, or such shorter period ending on the date the taxes with respect to such claim are due (the "Notice Period"). If Sun notifies Mr. Matros in writing prior to the expiration of the Notice Period that it desires to contest the claim, Mr. Matros shall: (i) give Sun any information reasonably requested by Sun relating to the claim; (ii) take such action in connection with the claim as Sun may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Sun and reasonably acceptable to Mr. Matros; (iii) cooperate with Sun in good faith in contesting the claim; and (iv) permit Sun to participate in any proceedings relating to the claim. Mr. Matros shall permit Sun to control all proceedings related to the claim and, at its option, permit Sun to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by Sun, Mr. Matros agrees either to pay the tax claimed and sue for a refund or contest the claim

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in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as Sun shall determine; provided, however, that if Sun directs Mr. Matros to pay such claim and pursue a refund, Sun shall advance the amount of such payment to Mr. Matros on an after-tax and interest-free basis (the "Advance"). Sun's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and Mr. Matros shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or other taxing authority. If Sun does not notify Mr. Matros in writing prior to the end of the Notice Period of its desire to contest the claim, Sun shall pay to Mr. Matros an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and Mr. Matros agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

d.     Repayments. If, after receipt by Mr. Matros of an Advance, Mr. Matros becomes entitled to a refund with respect to the claim to which such Advance relates, Mr. Matros shall pay Sun the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after receipt by Mr. Matros of an Advance, a determination is made that Mr. Matros shall not be entitled to any refund with respect to the claim and Sun does not promptly notify Mr. Matros of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by Mr. Matros and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to Mr. Matros.

e.     Further Assurances. Sun shall indemnify Mr. Matros and hold him harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by Mr. Matros with respect to the exercise by Sun of any of its rights under Section 7, including, without limitation, any Losses related to Sun's decision to contest a claim or any imputed income to him resulting from any Advance or action taken on Mr. Matros' behalf by Sun hereunder. Sun shall pay all legal fees and expenses incurred under Section 7 and shall promptly reimburse Mr. Matros for the reasonable expenses incurred by him in connection with any actions taken by Sun or required to be taken by Mr. Matros hereunder. Sun shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 7(b).

Section 8:  Protection of Sun's Interests.

a.     Confidentiality. Mr. Matros agrees that he will not at any time, during or after the term of this Agreement, except in performance of his obligations to Sun hereunder or with the prior written consent of the Board of Directors, directly or indirectly disclose to any person or organization any secret or "Confidential Information" that Mr. Matros may

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learn or has learned by reason of his association with Sun and its direct and indirect subsidiaries. For purposes of all of this Section 8 only, "Sun" shall also include Sun's direct and indirect subsidiaries. The term "Confidential Information" means any information not previously disclosed to the public or to the trade by Sun's management with respect to Sun's products, services, business practices, facilities and methods, salary and benefit information, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, pricing information, customer lists, financial information (including revenues, costs or profits associated with any of Sun's products or lines of business), business plans, prospects or opportunities.

b.     Exclusive Property. Mr. Matros confirms that all Confidential Information is and shall remain the exclusive property of Sun. All business records, papers and documents kept or made by Mr. Matros relating to the business of Sun shall be and remain the property of Sun. Upon the termination of Mr. Matros' employment with Sun for any reason or upon the request of Sun at any time, Mr. Matros shall promptly deliver to Sun, and shall not without the consent of the Board of Directors, retain copies of, Confidential Information, or any written materials not previously made available to the public, or records and documents made by Mr. Matros or coming into Mr. Matros' possession concerning the business or affairs of Sun.

c.     Nonsolicitation. Mr. Matros shall not, during his employment under this Agreement, and for two (2) years following the termination of this Agreement, for whatever reason or cause, in any manner induce, attempt to induce, or assist others to induce, or attempt to induce, any employee, agent, representative or other person associated with Sun or any customer, patient or client of Sun to terminate his or her association or contract with Sun, nor in any manner, directly or indirectly, interfere with the relationship between Sun and any of such persons or entities.

d.     Relief. Without intending to limit the remedies available to Sun, Mr. Matros acknowledges that a breach of any of the covenants in Section 8 may result in material irreparable injury to Sun for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Sun shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Mr. Matros from engaging in activities prohibited by Section 8 or such other relief as may be required to specifically enforce any of the covenants in Section 8.

Section 9:  Miscellaneous Provisions.

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a.     Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by both parties. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

b.     Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

c.     Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

d.     Resolution of Disputes. Any disputes arising under or in connection with this Agreement may, at the election of Mr. Matros or Sun, be resolved by binding arbitration, to be held in Orange County, California in accordance with the rules and procedures of the American Arbitration Association. If arbitration is elected, Mr. Matros and Sun shall mutually select the arbitrator. If Mr. Matros and Sun cannot agree on the selection of an arbitrator, each party shall select an arbitrator and the two arbitrators shall select a third arbitrator who shall resolve the dispute. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Nothing herein shall limit the ability of Sun to obtain the injunctive relief described in Section 8(d) pending final resolution of matters that are sent to arbitration.

e.     Attorneys' Fees. Sun shall pay or reimburse Mr. Matros on an after-tax basis for all costs and expenses (including, without limitation, court costs, costs of arbitration and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by Mr. Matros as a result of any claim, action or proceeding (i) contesting or otherwise relating to the existence of Good Cause in the event of Mr. Matros' termination of employment during the Term for Good Cause; (ii) enforcing any right, benefit or obligation under this Agreement, or otherwise enforcing the terms of this Agreement or any provision thereof; or (iii) asserting or otherwise relating to the

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existence of Good Reason in the event of Mr. Matros' termination of employment during the Term for Good Reason; provided, however that this provision shall not apply if the relevant trier-of-fact determines that Mr. Matros' claim or position was without reasonable foundation.

f.     Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

g.     Notice. For the purpose of this Agreement, notice, demands and all other communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand delivery or overnight courier or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows or to other addresses as each party may have furnished to the other:
To Sun:

Attention: General Counsel
101 Sun Avenue N.E.
Albuquerque, New Mexico 87109

To Mr. Matros:

Richard Matros
1214 Swarthmore Drive
Glendale, California 91206

     The parties hereto have executed this Agreement as of the date first above written.

Richard Matros	Date

SUN HEALTHCARE GROUP, INC.

By
Date
Its

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Sun Healthcare Group Inc.

The executive officers and directors of Sun as of January 5, 2002 were:

     Richard K. Matros, age 48, has been the Chairman of the Board and Chief Executive Officer of the Company since November 2001. Mr. Matros served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000. He served Regency Health Services, Inc. ("Regency"), a publicly held long-term care operator, as Chief Executive Officer from 1995 to 1997, as President and a director from 1994 to 1997, and as Chief Operating Officer from 1994 to 1995. He served Care Enterprises, Inc. as Chief Executive Officer during 1994, as President, Chief Operating Officer and a director from 1991 to 1994, and as Executive Vice President - Operations from 1988 to 1991. Mr. Matros currently serves on the board of directors of Bright Now! Dental, Care Meridian LLC, Geriatrix and Protocare, Inc.

     Wallace E. Boston, Jr., age 47, has been the Chief Financial Officer of the Company since August 2001. Mr. Boston served Neighborcare Pharmacies, an institutional pharmacy company, as President and Chief Executive Officer from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1998 to 1999. He served Manor Care Health Services, Inc., a long-term care company, as Vice President-Acquisitions & Development from 1996 to 1998 and as Vice President-Finance from 1993 to 1996. Mr. Boston previously served as Vice President and Chief Financial Officer of Meridian Healthcare, Inc. from 1985 to 1992, as Senior Vice President and Chief Financial Officer of National Realty Services from 1983 to 1985, and with Price Waterhouse Management Advisory Services from 1978 to 1983, most recently as Manager.

     Warren C. Schelling, age 48, has been Senior Vice President of Ancillary Services of the Company since 2000. Mr. Schelling previously served the Company as President and Chief Operating Officer of its international operations from 1999 to 2001, as Senior Vice President for its pharmaceuticals division from 1996 to 1999, on the Board of Directors from 1996 to 1998 and as President of SunScript Pharmacy Corporation from 1994 to 1996. Mr. Schelling was the President and Chief Operating Officer of HPI Health Care Services, Inc., which provided pharmacy management services, from 1993 to 1994. During 1994, Mr. Schelling also served as the Executive Vice President/Pharmacy Services Officer at Diagnostek, Inc. From 1985 to 1993, Mr. Schelling was a manager at HPI Health Care Services, Inc.

     Robert F. Murphy, age 48, has been General Counsel of the Company since 1995 and Secretary of the Company since 1996. From 1986 to 1995 Mr. Murphy served in several capacities as an officer and legal counsel to FHP International Corporation, including most recently as Vice President and Associate General Counsel. Prior to 1986, Mr. Murphy was in private practice.

     Chauncey Hunker, Ph.D., age 51, has been Corporate Compliance Officer of the Company since 2000. From 1996 to 2000, Dr. Hunker served as Vice President of Continuous Quality Improvement of SunDance Rehabilitation Corporation, the Company's rehabilitation therapy subsidiary ("SunDance"). From 1995 to 1996, he was a Clinical Director of SunDance, and from 1992 to 1995 he was Regional Vice President of Learning Services - Midwestern Regional Facility in Madison, Wisconsin. Dr. Hunker has also served as Adjunct Assistant Professor, Department of Neurology, at the University of Wisconsin Medical School since 1989.

     Robert K. Schneider, age 54, has been a Vice President and the Treasurer of the Company since July 2001. Mr. Schneider provided investment banking consulting services from 1996 to 2001. He was Treasurer of the Hillhaven Corporation and Vencor, Inc. (after Vencor's acquisition of Hillhaven) from

1990 to 1996. Mr. Schneider was a Vice President and Manager of Seattle First National Bank from 1974 to 1990.

     Jennifer L. Botter, age 39, has been Vice President and Corporate Controller of the Company since 2000. From 1998 to 1999, Ms. Botter held various positions within the Company. From 1996 to 1998, she was Director of Finance for Fulcrum Direct, Inc., a manufacturer and cataloguer of children's apparel. From 1984 to 1996 she held financial consulting and accounting positions in the high technology and manufacturing industries.

     Gregory S. Anderson, age 45, has served as a Director of the Company since November 2001. Mr. Anderson has served as the President and Chief Executive Officer of Quality Care Solutions, Inc. ("QCSI"), a publicly held provider of software and services for the healthcare industry, since 1998. Prior to 1998 Mr. Anderson was in the venture capital business. From 1993 to 1998 he was President of Anderson & Wells Co., the venture capital manager of Sundance Venture Partners and El Dorado Investment Co. Mr. Anderson currently serves on the board of directors of QCSI, American OBGYN, Inc., Glendora Hospital and Valley Commerce Bank.

     Bruce C. Vladeck, Ph.D., age 52, has served as a Director of the Company since November 2001. Dr. Vladeck has served as Senior Vice President for Policy for Mount Sinai NYU Health, Director of the Institute for Medicare Practice and Professor of Health Policy and Geriatrics at the Mount Sinai School of Medicine since 1998. From 1993 to 1997 Dr. Vladeck was Administrator of the Health Care Financing Administration (HCFA) of the U.S. Department of Health and Human Services. From 1983 to 1993, Dr. Vladeck served as President of United Hospital Fund of New York. Dr. Vladeck currently serves on the board of directors of Senior Health Partners, a managed long-term care program, and as a Trustee of Ascension Health, the March of Dimes Birth Defects Foundation and the Medicare Rights Center.

     Steven L. Volla, age 55, has been a director of the Company since November 2001. Mr. Volla has served as President of Health Equities Management, Inc., an investor in and advisor to healthcare companies, since 1994. He served as Chairman of Primary Health Systems, Inc., an acute care hospital management company, from 1994 to 2001. He served as President, Chief Executive Officer and Chairman of the Board of American Healthcare Management, Inc., a publicly held hospital management company, from 1989 to 1994. He has also served Universal Health Services, Inc. as Senior Vice President - Operations and UHS Hospital Company as President. Mr. Volla currently serves on the board of directors of Pathmark Stores, Inc., a publicly held operator of supermarkets; Brown Schools, Inc., a privately held education company; and Specialty Hospital of America, a privately held long-term acute care hospital management company.

     Milton J. Walters, age 59, has been a director of the Company since November 2001. Mr. Walters has served with investment banking companies for over 30 years, including: Tri-River Capital since 1999 and from 1988 to 1997, as a principal; Prudential Securities from 1997 to 1999, most recently as Managing Director; Smith Barney from 1984 to 1988, most recently as Senior Vice President and Managing Director; Warburg Paribas Becker from 1965 to 1984, most recently as Managing Director. He currently serves on the Board of Directors of Quest Products Corporation, a publicly held marketing company, and as Chairman of MDHIO, Inc. Marketing, a privately held marketer of golf contests.